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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THERAVANCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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April             , 2012

Dear Stockholder:

        I am pleased to invite you to attend Theravance, Inc.'s 2012 Annual Meeting of Stockholders, to be held on Tuesday, May 15, 2012 at the Presidio Room, Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080. The meeting will begin promptly at 1:00 p.m., local time.

        Enclosed are the following:

  •
  our Notice of Annual Meeting of Stockholders and Proxy Statement for 2012;

  •
  our Annual Report on Form 10-K for 2011; and

  •
  a proxy card with a return envelope to record your vote.

        Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Your vote is important. Whether or not you expect to attend, please date, sign, and return your proxy card in the enclosed envelope, or vote via telephone or the Internet according to the instructions in the Proxy Statement, as soon as possible to assure that your shares will be represented and voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement.

        On behalf of your Board of Directors, thank you for your continued support and interest.

Sincerely,

Rick E Winningham Chief Executive Officer

901 Gateway Boulevard
South San Francisco, CA 94080

T 650.808.6000 F 650.827.8690
www.theravance.com

Theravance, Inc.
901 Gateway Boulevard
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 15, 2012

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Theravance, Inc., a Delaware corporation (the "Company"). The meeting will be held on Tuesday, May 15, 2012, at 1:00 p.m. local time at the Presidio Room, Embassy Suites Hotel, 250 Gateway Boulevard, South San Francisco, California 94080 for the following purposes:

  1.
  To elect directors to serve for the ensuing year.

  2.
  To approve the Theravance, Inc. 2012 Equity Incentive Plan.

  3.
  To vote on a non-binding advisory resolution regarding executive compensation.

  4.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

  5.
  To approve the sale and issuance of 10,000,000 shares of the Company's common stock in a proposed private placement to Glaxo Group Limited.

  6.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 30, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Bradford J. Shafer Senior Vice President, General Counsel and Secretary

South San Francisco, California
April             , 2012

            You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote via telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be held on May 15, 2012:

The proxy statement is available at [                                                   ].

Theravance, Inc.
901 Gateway Boulevard
South San Francisco, California 94080

PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

May 15, 2012

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Theravance, Inc. (sometimes referred to as the "Company" or "Theravance") is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the "Annual Meeting"). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet.

        The Company intends to mail this Proxy Statement and accompanying proxy card on or about April        , 2012 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on March 30, 2012 will be entitled to vote at the Annual Meeting. On this record date, there were 86,470,466 shares of Company common stock ("Common Stock") outstanding. The holders of Common Stock have the right to one vote for each share they held as of the record date.

  Stockholder of Record: Shares Registered in Your Name

        If on March 30, 2012 your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy via telephone or the Internet as instructed on your proxy card to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 30, 2012 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. If you do not provide instructions for voting the shares that you beneficially own, the organization holding your shares cannot vote them for you for the election of directors, nor can they vote them for you on Proposals 2, 3 and 5. We encourage you to provide voting instructions to the brokerage firm, bank, dealer, or other similar organization that is the record holder of your shares. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy from your broker, bank or other custodian.

What am I voting on?

        There are five matters scheduled for a vote:

  •
  Election of nine directors;

  •
  Approval of our 2012 Equity Incentive Plan (the "2012 Plan");

  •
  A non-binding advisory resolution regarding executive compensation;

  •
  Ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

  •
  Approval of the sale and issuance of 10,000,000 shares of the Company's common stock in a proposed private placement to Glaxo Group Limited ("GGL"), a limited liability company organized under the laws of England and Wales and a wholly-owned subsidiary of GlaxoSmithKline plc ("GSK"), an English public limited company.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may withhold your vote from any nominee you specify. You may not vote your proxy "For" the election of any persons in addition to the nine named nominees. For other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are explained below.

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote by proxy using the enclosed proxy card, vote by proxy on the Internet or by telephone, or vote in person at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote on the Internet, please follow the instructions provided on your proxy card.

  •
  To vote by telephone, please follow the instructions provided on your proxy card.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. To vote in person at the Annual Meeting, you must provide a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of March 30, 2012.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (i) "For" the election of all nine nominees for director, (ii) "For" the approval of our 2012 Plan, (iii) "For" approval of the advisory resolution regarding executive compensation, (iv) "For" ratification of Ernst & Young LLP as our independent registered public accounting firm and (v) "For" the approval of the sale and issuance of 10,000,000 shares of the Company's common stock in a proposed private placement to GGL. However, with respect to (i), (ii), (iii) and (v) of the preceding sentence, if you are not a record holder, such as where your shares are held through a broker, bank or other agent, you must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order for your shares to be properly voted. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

        We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of Common Stock. For these services, the Company will pay Innisfree M&A Incorporated a fee of approximately $25,000 plus out-of-pocket expenses.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to the Secretary of the Company at 901 Gateway Boulevard, South San Francisco, California 94080.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for any proposal.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current NYSE rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered "non-discretionary" and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. All of our proposals, except for Proposal 4, are "non-discretionary" and therefore if you hold your shares through a broker, bank or other agent, your shares will not be voted on those proposals unless you provide voting instructions to the record holder.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the nine nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

  •
  To be approved, Proposal 2 to approve our 2012 Plan must receive a "For" vote from the holders of a majority of issued and outstanding shares present in person or represented by proxy at the meeting and entitled to vote thereon. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal 3 to approve an advisory resolution regarding executive compensation must receive a "For" vote from the holders of a majority of issued and outstanding shares present in person or represented by proxy at the meeting and entitled to vote thereon. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal 4 to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012 must receive a "For" vote from the majority of all outstanding shares present in person or represented by proxy at the annual meeting and entitled to vote thereon either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal 5 to approve the sale and issuance of 10,000,000 shares of the Company's common stock in a proposed private placement to GGL must receive a "For" vote from the holders of a majority of issued and outstanding shares present in person or represented by proxy at the meeting and entitled to vote thereon. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all shares outstanding on March 30, 2012, the record date, are represented at the meeting by stockholders present in person or by proxy. On the record date, there were 86,470,466 shares of

Common Stock outstanding and entitled to vote. Thus 43,235,234 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be available on a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the end of the Annual Meeting.

When are stockholder proposals due for next year's Annual Meeting?

        If you wish to submit a proposal to be considered for inclusion in next year's proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company on or before December         , 2012. If you wish to submit a proposal to be presented at the 2013 Annual Meeting of Stockholders but which will not be included in the Company's proxy materials, your Solicitation Notice, as defined in our bylaws, must be received by the Secretary of the Company at Theravance, Inc., 901 Gateway Boulevard, South San Francisco, CA 94080, Attn: Secretary, no earlier than February 14, 2013 and no later than March 16, 2013. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Theravance's current bylaws may be found on the corporate governance subsection of the investor relations section of our corporate website at www.theravance.com.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors currently consists of ten directors. On February 7, 2012, Jeffrey M. Drazan informed the Company that he would not stand for re-election at the Annual Meeting. The other nine current directors are nominees for election to the Board of Directors this year, and their ages as of March 21, 2012, their positions and offices held with the Company and certain biographical information are set forth below. Each director to be elected will hold office until the next annual meeting of Stockholders, or until the director's death, resignation or removal. All of the nominees listed below are currently directors of the Company and all were previously elected by the stockholders. It is our policy to encourage nominees for director to attend the Annual Meeting. Seven of the nominees for election as a director at the 2011 annual meeting of stockholders attended the meeting.

        Directors are elected by a plurality of the votes properly cast in person or by proxy. The nine nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. However, if you are the beneficial owner of the shares, which means that your shares are held by a brokerage firm, bank, dealer, or other similar organization as your nominee, your shares will not be voted for the election of directors unless you have provided voting instructions to your nominee. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

NOMINEES

Name	Age	Positions and Offices Held With the Company
Rick E Winningham	52	Chief Executive Officer and Director
Henrietta Holsman Fore	63	Director
Robert V. Gunderson, Jr.	60	Director
Arnold J. Levine, Ph.D.	72	Director
Burton G. Malkiel, Ph.D.	79	Director
Peter S. Ringrose, Ph.D.	66	Director
William H. Waltrip	74	Director
George M. Whitesides, Ph.D.	72	Director
William D. Young	67	Director

        We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.

        Rick E Winningham joined Theravance as Chief Executive Officer and a member of our Board of Directors in October 2001. From 1997 to 2001 he served as President, Bristol-Myers Squibb Oncology/Immunology/Oncology Therapeutics Network (OTN) and also as President of Global Marketing from 2000 to 2001. In addition to operating responsibility for U.S. Oncology/Immunology/OTN at Bristol-Myers Squibb, Mr. Winningham also had full responsibility for Global Marketing in the Cardiovascular, Infectious Disease, Immunology, Oncology/ Metabolics and GU/GI/Neuroscience therapeutic areas. Mr. Winningham held various management positions with Bristol-Myers Squibb and its predecessor, Bristol-Myers, since 1986. Mr. Winningham is a member of the board of directors of Jazz Pharmaceuticals, Inc. and the California Healthcare Institute. Mr. Winningham holds an M.B.A. from

Texas Christian University and a B.S. degree from Southern Illinois University. We believe that it is appropriate and desirable for our Chief Executive Officer to serve on our Board. Mr. Winningham's demonstrated leadership in his field, his prior senior management experience in our industry and his experience as our Chief Executive Officer contributed to our conclusion that he should serve as a director.

        Henrietta Holsman Fore has served as a director of Theravance since October 2010. Ms. Fore has served as the Chairman of the Board and Chief Executive Officer of Holsman International, an investment and management company, since 2009. From 2007 to 2009, Ms. Fore served as the Administrator of the U.S. Agency for International Development (USAID), and Director of United States Foreign Assistance, holding the equivalent rank as Deputy Secretary of State. In this position she was responsible for managing U.S. foreign assistance to countries recovering from disaster, trying to escape poverty, and engaging in democratic reforms. She also served on the Boards of the Overseas Private Investment Corporation, and the Millennium Challenge Corporation during this period. From 2005 to 2007, Ms. Fore served as Under Secretary of State for Management, the Chief Operating Officer for the Department of State, where she was responsible for the people, resources, facilities, technology and security of the Department and was the Secretary's principal advisor on management issues. Ms. Fore is a Trustee of the Center for Strategic and International Studies, the Aspen Institute, the Asia Society, the International Youth Foundation, the Center for Global Development, and the Women's Foreign Policy Group. She serves on the Boards of the Clinton Bush Haiti Fund and the Committee Encouraging Corporate Philanthropy, the Leadership Council of the Initiative for Global Development, and is a member of the World Economic Forum's Global Agenda Council on Poverty and Development Finance. She is co-Chair of Women Corporate Directors, and co-Chair of the Global Heritage Fund Diplomatic Council. Ms. Fore has a Bachelor of Arts degree in History from Wellesley College and a Master of Science degree in Public Administration from the University of Northern Colorado. Ms. Fore's senior management experience at high levels within the U.S. government and her current experience as a chief executive officer and chairman of an investment and management company contributed to our conclusion that she should serve as a director.

        Robert V. Gunderson, Jr. has served as a director of Theravance since September 1999. He is a founding partner of the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, where he has practiced since 1995. Mr. Gunderson currently serves as a director of a number of private companies. Mr. Gunderson holds a J.D. from the University of Chicago, where he was Executive Editor of The University of Chicago Law Review. Mr. Gunderson also received an M.B.A. in Finance from The Wharton School, University of Pennsylvania and an M.A. from Stanford University. Mr. Gunderson's demonstrated leadership in his field, his understanding of our industry and his knowledge of financial and financing matters contributed to our conclusion that he should serve as a director.

        Arnold J. Levine, Ph.D., served as a director of Theravance from inception until February 2002. He rejoined our Board of Directors in June 2003. Dr. Levine is currently a professor at The Cancer Institute of New Jersey, Robert Wood Johnson School of Medicine, New Brunswick, NJ, and a professor at the Institute for Advanced Study, Princeton, NJ, positions he has held since January 2003. He was President of The Rockefeller University from 1998 until his retirement in February 2002. He was the Harry C. Wiess Professor in Life Sciences and former Chairman of the Department of Molecular Biology at Princeton University from 1984 until 1996. Dr. Levine is a member of the board of directors of Life Technologies, Inc. and Infinity Pharmaceuticals, Inc. In addition, in the past five years, Dr. Levine has served on the board of directors of Applera Corporation. He is a member of the National Academy of Sciences. Dr. Levine was Editor-in-Chief of the Journal of Virology from 1984 to 1994 and is a member of scientific advisory boards of several cancer centers. Dr. Levine holds a Ph.D. in Microbiology from the University of Pennsylvania and a B.A. from Harpur College, State University of New York at Binghamton. Dr. Levine's demonstrated leadership in his field, his knowledge of scientific matters affecting our business and his understanding of our industry contributed to our conclusion that he should serve as a director.

        Burton G. Malkiel, Ph.D., has served as a director of Theravance since July 2007. Dr. Malkiel, the Chemical Bank Chairman's Professor of Economics at Princeton University, is the author of A Random Walk Down Wall Street. He is also the author of over 125 articles and is the author or co-author of nine other books. From 1981 to 1988 he was dean of the Yale University School of Management and also served as the William S. Beinecke Professor of Management Studies. He is a past appointee to the President's Council of Economic Advisors. In addition, Dr. Malkiel currently serves on the board of directors of several corporations including The Vanguard Group Ltd. and Genmab. He also serves on several investment management boards including the Investment Committees for the American Philosophical Association and Alpha Shares, LLC. He is a past president of the American Finance Association and the International Atlantic Economic Association. He holds a B.A. and MBA degree from Harvard University and a Ph.D. degree from Princeton University. Dr. Malkiel's demonstrated leadership in his field, his knowledge of financial and financing matters, and his ability to serve as a financial expert on our Audit Committee contributed to our conclusion that he should serve as a director.

        Peter S. Ringrose, Ph.D., has served as a director of Theravance since April 2010. Dr. Ringrose was Chief Scientific Officer and President of Bristol Myers Squibb Pharmaceutical Research Institute from 1997-2002 and Senior Vice-President for Worldwide Drug Discovery at Pfizer Inc from 1982-1996. Since 2002 Dr. Ringrose has served as chair of the Biotechnology and Biological Sciences Research Council UK (2003-2009) and was a non-executive director of Cambridge Antibody Technology until its acquisition by Astra Zeneca in 2006. He is currently a non-executive director of Rigel Pharmaceuticals Inc., Astex Therapeutics Ltd. and Biotica Technology Ltd. Dr. Ringrose is a council member of the UK Foundation for Science and Technology and was a member the UK Government's Technology Strategy Board until 2009. Dr. Ringrose received a BSc, MA and PhD from the University of Cambridge. His significant scientific leadership experience in the pharmaceutical industry contributed to our conclusion that Dr. Ringrose should serve as a director.

        William H. Waltrip has served as a director of Theravance since April 2000. Mr. Waltrip served from 1993 until 2003 as Chairman of the board of directors of Technology Solutions Company, a systems integration company, and from 1993 until 1995 he was Chief Executive Officer of that company. From 1995 to 1998 he also served as Chairman of Bausch & Lomb Inc., and during 1996 and 2002 was the company's Chief Executive Officer. From 1991 to 1993 he was Chairman and Chief Executive Officer of Biggers Brothers, Inc., a food service distribution company, and was a consultant to private industry from 1988 to 1991. From 1985 to 1988 he served as President and Chief Operating Officer of IU International Corporation, a transportation, environmental and distribution company. Earlier, he had been President, Chief Executive Officer and a director of Purolator Courier Corporation. He is a member of the board of directors of Charles River Laboratories Corporation and Thomas & Betts Corporation. Mr. Waltrip's demonstrated leadership in his field, his understanding of our industry and his experience as a chief executive officer and chairman of several companies contributed to our conclusion that he should serve as a director.

        George M. Whitesides, Ph.D., co-founded Theravance in 1996 and has served as a member of our Board of Directors since inception. He has been Woodford L. and Ann A. Flowers University Professor at Harvard University since 2004. From 1986 until 2004, Dr. Whitesides was Mallinckrodt Professor of Chemistry at Harvard University. From 1982 until 1991 he was a member of the Department of Chemistry at Harvard University and Chairman of the Department of Chemistry from 1986 until 1989. He was a faculty member of the Massachusetts Institute of Technology from 1964 until 1982. Dr. Whitesides was a 1998 recipient of the National Medal of Science. He is a member of the editorial boards of 14 scientific journals. He is also a member of the board of directors of Surface Logix, Inc., Nano-Terra Inc., Arsenal Biomedical, Inc. and 480 Biomedical, Inc. In addition, in the past five years,

Dr. Whiteside has served on the board of directors of Rohm and Haas Company. Dr. Whitesides holds a Ph.D. in Chemistry from the California Institute of Technology and a B.A. from Harvard University. Dr. Whiteside's demonstrated leadership in his field, his knowledge of scientific matters affecting our business and his understanding of our industry contributed to our conclusion that he should serve as a director.

        William D. Young has served as a director of Theravance since April 2001. He is currently a Venture Partner at Clarus Ventures and Executive Chairman of NanoString Technologies, a Clarus portfolio company. Mr. Young served from 1999 until 2009 as Chairman of the board of directors and Chief Executive Officer of Monogram Biosciences, Inc. From 1980 to 1999 Mr. Young was employed at Genentech, Inc., most recently as Chief Operating Officer, where he was responsible for all Product Development, Manufacturing and Commercial functions. Prior to joining Genentech, Mr. Young worked at Eli Lilly and Company for fourteen years and held various positions in production and process engineering, antibiotic process development and production management. He is Chairman of the board of directors of Biogen Idec, Inc. and a member of the board of directors of BioMarin, Inc. Mr. Young received his M.B.A. from Indiana University and his B.S. in Chemical Engineering from Purdue University, and an honorary Doctorate of Engineering from Purdue University. Mr. Young was elected to The National Academy of Engineering in 1993 for his contributions to biotechnology. Mr. Young's demonstrated leadership in his field, his understanding of our industry and his senior management experience in several companies in our industry contributed to our conclusion that he should serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the listing standards of the Nasdaq Global Market ("Nasdaq"), a majority of the members of a Nasdaq-listed company's board of directors must qualify as "independent," as affirmatively determined by its board of directors. Our Board of Directors consults with counsel to ensure that the Board of Directors' determinations are consistent with all relevant laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Management has reviewed the directors' responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships, or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Rick E Winningham.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. William H. Waltrip presides over these executive sessions. The Board has an Audit Committee, a Compensation Committee, a Nominating/Corporate Governance Committee, a Science and Technology Advisory Committee and a

Stock Option Committee. The following table provides membership and meeting information for each of the Board committees during 2011:

Name	Audit		Compensation		Nominating/ Corporate Governance		Science and Technology Advisory Committee		Stock Option Committee
Rick E Winningham							X		X
Jeffrey M. Drazan	X		X
Henrietta Holsman Fore	X
Robert V. Gunderson, Jr.
Arnold J. Levine, Ph.D.							X	*
Burton G. Malkiel, Ph.D.	X	*			X		X
Peter S. Ringrose, Ph.D.							X
William H. Waltrip	X				X	*
George M. Whitesides, Ph.D.			X				X
William D. Young			X	*	X
Total meetings in fiscal year 2011	5		5		1		2		0	#

*
Committee Chairperson.

#
One-person committees did not meet in 2011, but acted by written consent during the year.

        Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets the applicable rules and regulations regarding "independence" and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

  Audit Committee

        The Audit Committee of the Board of Directors oversees our accounting practices, systems of internal controls and financial reporting processes. For this purpose, the Audit Committee performs several functions. The Audit Committee determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves all audit and permissible non-audit services provided by the independent auditors to the Company; confers with management and the independent auditors regarding the effectiveness of internal controls, financial reporting processes and disclosure controls; consults with management and the independent auditors regarding Company policies governing financial risk management; reviews and discusses reports from the independent auditors on critical accounting policies used by the Company; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves related-person transactions in accordance with the Company's Policies and Procedures with respect to Related-Person Transactions and applicable Nasdaq rules; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of quarterly reviews and any significant changes in our accounting principles. Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.theravance.com. Each of Jeffrey M. Drazan, Henrietta Holsman Fore, Burton G. Malkiel, Ph.D. and William H. Waltrip served on the Audit Committee of the Board of Directors during 2011. The Audit Committee met five times during 2011.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Board of Directors has determined that Burton G. Malkiel, Ph.D. is an audit committee financial expert as defined by Item 407(d) of Regulation S-K. The Board made a qualitative assessment of Dr. Malkiel's level of knowledge and experience based on a number of factors, including his post-graduate education in finance and his experience serving on the audit committees of the board of directors of several public companies.

  Compensation Committee

        The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. Specifically, the Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for the principal executive officer, other executive officers and key employees for each fiscal year; recommends to the Board of Directors the compensation of the directors; recommends to the Board of Directors the adoption or amendment of equity and cash incentive plans and approves the adoption of and amendments to these plans; grants stock options and other equity awards; administers our equity incentive plans and similar programs; monitors application of stock ownership guidelines; and administers, concurrently with the Board of Directors, the executive officer recoupment policy. A more detailed description of the Committee's functions can be found in our Compensation Committee Charter. The charter is published in the corporate governance section of our website at www.theravance.com. Each of Jeffrey M. Drazan, George Whitesides, Ph.D. and William D. Young served on the Compensation Committee of the Board of Directors during 2011. All members of the Committee are independent (as independence is currently defined in the Nasdaq listing standards).

        The Compensation Committee met five times during 2011. Mr. Winningham, our principal executive officer, does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Committee's deliberations about their compensation. Mr. Shafer, our General Counsel, and Dennis Driver, our Vice President, Human Resources, also assist the Committee in its executive officer, director and employee compensation deliberations. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

        The Compensation Committee has retained Frederic W. Cook & Co. ("FW Cook") as its independent compensation consultant. FW Cook serves at the pleasure of the Committee rather than our management and its fees are approved by the Committee. FW Cook provides the Committee with data about the compensation paid by our peer group and other employers who compete with the Company for executives, updates the Committee on new developments in areas that fall within the Committee's jurisdiction and is available to advise the Committee regarding all of its responsibilities. FW Cook also provides data and recommendations concerning the compensation of directors.

        The Compensation Committee, in consultation with FW Cook, reviews and approves the overall strategy for compensating members of the Board of Directors. Specifically, the Committee reviews the compensation of the directors and recommends to the Board any changes to the compensation of the directors.

  Nominating/Corporate Governance Committee

        The Nominating/Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and advising the Board on corporate governance principles for the Company. Our Nominating/Corporate Governance Committee charter can be found on the corporate governance section of our corporate website at www.theravance.com. Three directors comprised the Nominating/Corporate Governance Committee during 2011: Messrs. Malkiel, Waltrip and Young. All members of the Nominating/Corporate Governance Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Nominating/Corporate Governance Committee met one time during 2011.

        Our Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The committee also considers such factors as having relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to our affairs, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating/Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. While we do not have a formal policy on diversity, our Nominating/Corporate Governance Committee considers diversity of experience as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, our Nominating/Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation as required by the Stockholder-Director Communications Policy. Our Stockholder-Director Communications Policy can be found on the corporate governance section of our website at www.theravance.com.

  Science and Technology Advisory Committee

        The Science and Technology Advisory Committee of the Board of Directors reviews and discusses scientific and technological matters affecting the Company. The Science and Technology Advisory Committee also identifies scientific and technological matters that may affect the Company in the future, and develops strategies to address these issues in our research plans. The Science and Technology Advisory Committee reports to the Board periodically. Five directors comprised the Science and Technology Advisory Committee during 2011: Drs. Levine, Malkiel, Ringrose and Whitesides and Mr. Winningham. The Science and Technology Advisory Committee met two times during 2011.

  Stock Option Committee

        The Stock Option Committee, of which Mr. Winningham is the sole member, may grant equity awards under the 2004 Equity Incentive Plan, as amended ("2004 Incentive Plan") and, if approved, thereafter our 2012 Plan, to employees who are not executive officers. During 2011, the Stock Option Committee did not meet, but acted by written consent eleven times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Each of Jeffrey M. Drazan, George M. Whitesides, Ph.D. and William D. Young served on the Compensation Committee of the Board of Directors during 2011. None of the members of the Compensation Committee was at any time during the 2011 fiscal year (or at any other time) an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

BOARD LEADERSHIP STRUCTURE

        We currently have a single individual serving as our Chairman of the Board of Directors and our principal executive officer. Mr. Winningham has served as our Chief Executive Officer since October 2001 and as Chairman of the Board of Directors since April 2010. Mr. Waltrip has served as lead independent director since April 2005. In his role as lead independent director, Mr. Waltrip provides a source of Board of Directors leadership complementary to that of Mr. Winningham as Chairman of the Board of Directors. As the lead independent director, Mr. Waltrip coordinates the activities of the other independent directors, including coordinating with the Chairman an appropriate schedule of Board of Directors and committee meetings, suggesting to the Chairman agenda topics for meetings of the Board of Directors, coordinating with the Chairman on the quality, quantity and timeliness of information submitted by management to independent directors, developing agendas for and serving as chairman of the executive sessions of the Board of Directors' independent directors, serving as the principal liaison between the independent directors and the Chairman, discussing the results of the Chief Executive Officer's performance evaluation with the Chairman of the Compensation Committee and, together with the Compensation Committee Chairman, delivering the results of the evaluation to the Chief Executive Officer, and coordinating with the General Counsel and Corporate Secretary responses to questions and/or concerns from stockholders, employees, or other interested parties. Our Board believes that the combined role of Chairman and Chief Executive Officer, while balanced with our use of a lead independent director, facilitates centralized board leadership in one person, so there is no ambiguity about accountability. In addition, given the relatively small size of our company and the location of all of our operations in a single location, our Board of Directors believes that Mr. Winningham's leadership as both Chairman and Chief Executive Officer is appropriate.

RISK OVERSIGHT MANAGEMENT

        Our Board provides risk oversight for our entire company by receiving management presentations, including risk assessments, from all functional areas of our company, and discussing these assessments with management. The Board's overall risk oversight is supplemented by the various committees. The Audit Committee discusses with management and our independent auditors our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. In addition, during meetings of our Scientific and Technology Advisory Committee, the committee addresses scientific and technological risks facing our company. Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met seven times during 2011. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which such member was a director or committee member.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders interested in communicating with the Board or a particular director should send correspondence to Theravance, Inc. at 901 Gateway Boulevard, South San Francisco, CA 94080, Attn: Secretary. Each communication should set forth (i) the name and address of the stockholder as it appears on the Company's books and, if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (ii) the number of shares of the Company's common stock that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our Stockholder-Director Communications Policy, the Secretary has been instructed, in his discretion, to screen out communications from stockholders that are not related to the duties and responsibilities of the Board. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairperson of a committee of the Board or a particular director, as appropriate.

CODE OF BUSINESS CONDUCT

        The Company has adopted the Theravance, Inc. Code of Business Conduct that applies to all directors, officers and employees. The Code of Business Conduct, as amended and restated on December 15, 2010, is available on the corporate governance section of our website at www.theravance.com. If the Company makes any substantive amendments to the Code of Business Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

2011 DIRECTOR COMPENSATION

        Non-employee directors of the Company are paid compensation for services provided as a director. Each member of our Board who is not an employee is paid a $35,000 annual retainer as well as $1,000 for each board and committee meeting attended ($500 for scheduled in-person meetings that a board member attends by video or telephone conference). In addition, the chairperson of the Audit Committee is paid a $20,000 annual retainer, the chairperson of the Compensation Committee is paid a $13,000 annual retainer, and the chairperson of the Nominating/Corporate Governance Committee and the Science and Technology Advisory Committee is paid a $10,000 annual retainer. The lead independent director also is paid a $20,000 annual retainer. The members of our Board are eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

        Each of our non-employee directors is compensated with equity as well, with periodic automatic grants of equity awards under a program implemented under our 2004 Incentive Plan. These grants are non-discretionary. Only non-employee directors of the Company are eligible to receive automatic grants under the 2004 Incentive Plan. Under the program, each individual who first becomes a non-employee director will, on the date such individual joins the Board, automatically be granted (i) a one-time grant of restricted stock unit awards ("RSUs") covering 6,000 shares of our Common Stock and (ii) a one-time nonstatutory stock option grant covering 6,000 shares of our Common Stock. These initial equity grants will vest monthly over the director's first two years of service. In addition, on the date of joining the Board, the new director will also receive the standard annual equity awards (if joining on the date of our annual meeting of stockholders) or pro-rated annual equity awards (if joining on any other date), as described below. The pro-ration will be based upon the number of months of service the new Board member will provide during the 12-month period ending on the one-year anniversary of the most recent annual meeting of stockholders. Annually, upon his or her re-election to the Board at the annual meeting of stockholders, each non-employee director automatically will be granted both an RSU covering 6,000 shares of our Common Stock and a nonstatutory stock option covering 6,000 shares of our Common Stock. These standard annual equity awards will vest monthly over the twelve month period of service following the date of grant. In addition, all automatic equity awards vest in full if the Company is subject to a change in control or the Board member dies while in service. Each RSU granted pursuant to the automatic grant program will be settled and shares issued thereunder on the earliest to occur of (A) the four-year anniversary of the grant date, (B) 60 days after the director's service terminates or the director's death or (C) the occurrence of a change in control. Each stock option granted pursuant to the automatic grant program will have an exercise price equal to the fair market value of our Common Stock on the date of grant, a term of up to ten years and will remain exercisable for three years following termination of a director's service other than for cause. Assuming stockholder approval of the 2012 Plan at our Annual Meeting, thereafter these automatic equity awards will be made under the 2012 Plan. In addition to the automatic RSUs and stock options described above, directors are also eligible to receive other equity awards under our 2004 Incentive Plan and, if adopted, our 2012 Plan.

        The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2011, other than a director who also served as a named executive officer.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
(a)	(b)	(c)	(d)	(h)
Jeffrey M. Drazan	49,000	171,000	85,313	305,313
Henrietta Holsman Fore	47,000	171,000	85,313	303,313
Robert V. Gunderson, Jr.	42,000	171,000	85,313	298,313
Arnold J. Levine	53,000	171,000	85,313	309,313
Burton G. Malkiel	70,000	171,000	85,313	326,313
Peter S. Ringrose	43,000	171,000	85,313	299,313
William H. Waltrip	74,500	171,000	85,313	330,813
George M. Whitesides	46,000	171,000	85,313	302,313
William D. Young	59,000	171,000	85,313	315,313

(1)
Includes the annual retainer paid to each director, the annual retainers paid to the chairperson of each committee and to the lead independent director, as well as fees for attendance at Board and committee meetings.

(2)
The amounts in these columns represent the aggregate grant date fair value of stock awards and option awards granted to the director during 2011 computed in accordance with FASB ASC Topic

  718. See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 27, 2012 for a discussion of all assumptions made by the Company in determining the grant date fair value of its equity awards.

(3)
As of December 31, 2011, the above-listed directors held outstanding RSUs under which the following number of shares of our Common Stock are issuable: Mr. Drazan (24,000); Ms. Fore (15,000); Mr. Gunderson (24,000); Dr. Levine (24,000); Dr. Malkiel (24,000); Dr. Ringrose (18,000); Mr. Waltrip (24,000); Dr. Whitesides (24,000); and Mr. Young (24,000).

(4)
As of December 31, 2011, the above-listed directors held outstanding options to purchase the following number of shares of our Common Stock: Mr. Drazan (84,612); Ms. Fore (15,000); Mr. Gunderson (84,612); Dr. Levine (84,612); Dr. Malkiel (48,000); Dr. Ringrose (6,000); Mr. Waltrip (84,612); Dr. Whitesides (84,612); and Mr. Young (84,612).

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

        In July 2010 the Board adopted stock ownership guidelines for non-employee directors. Pursuant to these guidelines, beginning on the later of July 20, 2015 or after five years of service, non-employee directors are expected to hold shares of our Common Stock (including RSUs, and whether or not vested) with a value equal to at least three times their annual base cash retainer. We anticipate that all non-employee directors with at least one year of service on our Board will own sufficient shares of our Common Stock or vested RSUs to satisfy the stock ownership guidelines when they become effective.

 PROPOSAL 2

APPROVAL OF 2012 EQUITY INCENTIVE PLAN

        We are asking stockholders to approve our 2012 Plan, including the reservation of 6,500,000 shares of our Common Stock for issuance thereunder plus up to 12,667,411 shares that may be added to the 2012 Plan as discussed below and the 2012 Plan's performance goals for purposes of Section 162(m) of the Internal Revenue Code (the "Code"). Our Board of Directors has approved the 2012 Plan, subject to stockholder approval at our Annual Meeting.

        We use equity compensation to assist the Company in the recruitment, retention and motivation of key employees who are experienced, highly qualified and in a position to make material contributions to the Company's success. The limited number of skilled and experienced employees in this industry are in demand by a number of employers. The Company believes that equity compensation is critical in attracting and retaining these key contributors. Accordingly, our Board of Directors has approved the 2012 Plan share reserve to ensure a sufficient number of shares will be available for recruitment and retention purposes. If this Proposal 2 is not approved by the stockholders, we do not believe that there are sufficient shares in our 2004 Incentive Plan to meet expected usage prior to the next annual meeting of stockholders.

        Currently we grant equity awards under our 2004 Incentive Plan, which was established in connection with our initial public offering to provide a means whereby eligible individuals may be given an opportunity to acquire shares of our Common Stock and to benefit from increases in value of our Common Stock. If this Proposal 2 is approved, we will not make additional awards under the 2004 Incentive Plan after the date of our Annual Meeting.

        As of December 31, 2011, there were 6,891,098 shares of our Common Stock subject to outstanding options granted under all of our equity compensation plans, at a weighted average exercise price of $18.62. The weighted average remaining contractual life of such options was 2.8 years. There were also a total of 1,541,749 shares of our Common Stock subject to issuance upon settlement of outstanding restricted stock unit awards ("RSUs") and 2,441,915 shares of unvested restricted stock issued under our equity compensation plans. The closing price of a share of our Common Stock on December 30, 2011 (the last business day of the 2011 fiscal year), was $22.10.

Description of Material Terms of 2012 Plan

        The principal terms and provisions of the 2012 Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2012 Plan. This summary is qualified in its entirety by reference to the complete text of the 2012 Plan, which is attached hereto as Annex A. To the extent there is a conflict between this summary and the 2012 Plan, the terms of the 2012 Plan will govern.

2012 Plan Share Reserve

        The number of shares of our Common Stock available for issuance under the 2012 Plan will be equal to 6,500,000 shares plus up to 12,667,411 additional shares that may be added to the 2012 Plan in connection with the forfeiture, repurchase, cash settlement or termination of awards outstanding under the 2004 Incentive Plan, 2008 New Employee Equity Incentive Plan, 1997 Stock Plan and Long Term Stock Option Plan (collectively, the "Prior Plans") on December 31, 2011. While a maximum of 12,667,411 shares could be added to the 2012 Plan from the Prior Plans, since this assumes that all of the awards outstanding on December 31, 2011 will be forfeited, repurchased, cash settled or terminated, we expect the actual number to be added to the 2012 Plan share reserve to be less.

        The number of shares of our Common Stock that may be issued pursuant to incentive stock options granted under the 2012 Plan shall not exceed 6,500,000. In any given fiscal year after adoption of the 2012 Plan, the Company's current CEO (Rick E Winningham), will not be granted more than 20% of the equity awards granted under the 2012 Plan in that year, calculated both by the number of shares underlying such awards and the grant date fair value of such shares.

        Stock options and stock appreciation rights ("SARs") granted under the 2012 Plan will reduce the 2012 Plan share reserve by one share for every share granted, and stock awards other than options and SARs granted under the 2012 Plan will reduce the 2012 Plan share reserve by 1.45 shares for every share granted.

        The 2012 Plan share reserve will also be reduced by the number of stock awards granted under the 2004 Incentive Plan on or after January 1, 2012, using the same ratios described in the preceding paragraph.

        Shares subject to awards granted under the 2012 Plan or the Prior Plans that are forfeited, repurchased, settled in cash or terminate on or after January 1, 2012 will increase the number of shares reserved under the 2012 Plan by one share for each share subject to a stock option or SAR and by 1.45 shares for each share subject to awards other than stock options or SARs. However, the following shares will not be added to the 2012 Plan share reserve: (1) shares withheld to pay the exercise price of an award or to satisfy any tax withholding obligation, (2) shares not issued in connection with the stock settlement of a SAR and (3) shares repurchased by us on the open market with the proceeds of the exercise of an option.

Types of Awards

        The 2012 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, stock unit awards and stock appreciation rights (collectively, "stock awards") and performance cash awards. In addition, the 2012 Plan permits the Board of Directors to implement a fee deferral program for outside directors.

Administration

        The Compensation Committee, which is comprised of two or more independent members of our Board of Directors, administers the 2012 Plan. Compensation Committee members serve for such period of time as our Board of Directors may determine. The 2012 Plan may also be administered with respect to employees and consultants who are not executive officers subject to the short-swing profit rules of the federal securities laws by our Board of Directors or a secondary committee comprised of one or more members of our Board of Directors. Our Board of Directors may also administer the 2012 Plan in the case of awards to non-employee directors.

        Subject to the terms of the 2012 Plan, the Compensation Committee (or our Board of Directors or secondary committee to the extent acting as plan administrator) has full authority to determine the eligible individuals who are to receive awards under the 2012 Plan, the number of shares to be covered by each award and the other terms and conditions applicable to such awards.

Eligibility for the 2012 Plan

        Employees (including officers), non-employee directors and consultants who render services to the Company or its affiliates (whether now existing or subsequently established) are eligible to receive awards under the 2012 Plan. As of March 21, 2012, approximately 233 persons (including 6 executive officers and 9 directors) were eligible to participate in the 2012 Plan.

No Repricings

        Other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions, unless stockholder approval is obtained, neither the plan administrator nor any other person may decrease the exercise price for any outstanding option or SAR after the date of grant nor cancel or allow an optionee to surrender an outstanding option or SAR to the Company as consideration for the grant of a new option or SAR with a lower exercise price or the grant of another type of award the effect of which is to reduce the exercise price of any outstanding option or SAR or take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of Nasdaq.

Section 162(m) Considerations

        Stockholder approval of the 2012 Plan and the performance criteria described below will enable us to grant awards that are intended to be "performance-based compensation" for purposes of 162(m) of the Code ("Section 162(m)"). Section 162(m) generally disallows a deduction to public companies for compensation in excess of $1 million paid to the Company's chief executive officer or any of its three other most highly compensated executive officers (other than the chief financial officer). Certain performance-based compensation is specifically exempt from this deduction limit if it otherwise meets the requirements of Section 162(m).

        Stock options and SARs may qualify as performance-based compensation if (a) the exercise price is at least 100% of the fair market value of the underlying stock on the date the option or stock appreciation right is granted, (b) the option or SAR is granted by a compensation committee consisting of two or more outside directors and (c) the plan under which the option or SAR is granted is stockholder-approved and contains a limit on the number of options or SARs that may be granted to any one individual under the plan during a specified period of time. Accordingly, the 2012 Plan provides that no one person participating in the 2012 Plan may be granted options for more than 1,500,000 shares of our Common Stock per fiscal year. The 2012 Plan also provides that no one person may be granted SARs for more than 1,500,000 shares of our Common Stock per fiscal year. However, these limits are increased so that we may grant to a new employee options covering a maximum of 2,000,000 shares and/or SARS covering a maximum of 2,000,000 shares in the fiscal year in which his or her service as an employee first begins.

        Additional requirements apply to other stock awards, such as RSUs and restricted stock, and to cash awards. In order for these awards to qualify as performance-based compensation, they must be contingent upon the achievement of performance goals the material terms of which have been approved by the Company's stockholders. In addition, the plan must specify a maximum amount of compensation payable to any individual during a specified period. Accordingly, the 2012 Plan specifies that no individual may be granted more than 1,500,000 RSUs subject to performance-based vesting during any fiscal year of the Company. The 2012 Plan also provides that no one person may be granted more than 1,500,000 restricted shares subject to performance-based vesting during any fiscal year of the Company. However, these limits are increased, so that we may grant to a new employee 2,000,000 RSUs and/or 2,000,000 restricted shares subject to performance-based vesting in the fiscal year of the Company in which his or her service as an employee first begins. In addition, the maximum amount that may be paid to any individual pursuant to performance cash awards for each fiscal year in a performance period shall not exceed $2,000,000.

        The performance goals that may apply to RSUs, restricted stock awards and performance cash awards that are intended to comply with Section 162(m) include:

•

stock price

•

net sales

•

revenue

•

revenue growth or product revenue growth

•

operating income (before or after taxes)

•

pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus)

•

earnings or loss per share

•

net income or loss (before or after taxes)

•

return on equity

•

total stockholder return

•

return on assets or net assets

•

appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company

•

market share

•

gross profits

•

net profits

•

earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization)

•

economic value-added models or equivalent metrics

•

comparisons with various stock market indices

•

reductions in costs

•

cash flow or cash flow per share (before or after dividends)

•

return on capital (including return on total capital or return on invested capital)

•

cash flow return on investment

•

improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable

•

operating margin

•

gross margin

•

year-end cash

•

cash margin

•

debt reduction

•

stockholders equity

•

operating efficiencies

•

market share

•

customer satisfaction

•

customer growth

•

employee satisfaction

•

drug development milestones

•

regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, successfully executing an advisory committee meeting, or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company's third-party manufacturer) and validation of manufacturing processes (whether the Company's or the Company's third-party manufacturer's))

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initiation or completion of pre-clinical studies

•

clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally)

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strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company's products or development candidates (including with group purchasing organizations, distributors and other vendors))

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supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company's products or development candidates); co-development, co-marketing, profit sharing, joint venture or other similar arrangements

•

financial ratios, including those measuring liquidity, activity, profitability or leverage

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cost of capital or assets under management

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financing and other capital raising transactions (including sales of the Company's equity or debt securities; factoring transactions; sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally or through partnering transactions)

•

implementation, completion or attainment of measurable objectives with respect to research (including nominating a development candidate or initiating a new full discovery program), development, manufacturing (including initiating formulation or device development work or finalizing API or drug product processes), commercialization, development candidates, products or projects, safety, production volume levels, acquisitions and divestitures

•

factoring transactions

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recruiting and maintaining personnel

        In the areas of development, regulatory progress and commercialization, the achievements described above performed by a third party with which the Company has a licensing or collaborative agreement (a "Partner") shall apply to the Company. For example, if a Partner accomplishes development milestones, regulatory achievements, commercialization or sales targets with an asset within a program that is a subject of the licensing or collaboration agreement between the Company and the Partner, then such Partner's accomplishments shall constitute achievements of the Company. Such performance goals also may be based solely by reference to the Company's performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. To the extent consistent with Section 162(m), the Compensation Committee may adjust the results under any performance criterion to exclude any of the following events that occurs during a performance measurement period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) any extraordinary, unusual or non-recurring items.

        We consider it advisable to have a stock plan that enables us to grant awards that are intended to comply with the Section 162(m) requirements; however the 2012 Plan also allows us to grant awards that do not comply with the Section 162(m) requirements. Assuming approval of this Proposal 2, we will be required under Section 162(m) to seek stockholder approval of the 2012 Plan's performance criteria again in 2017 to the extent we want to be able to grant restricted stock, RSU and performance cash awards that are Section 162(m) qualified.

Summary of Types of Awards

        Stock Options.    A stock option gives the optionee a right to purchase shares of our Common Stock at an exercise price that is determined at the time an option is granted. Stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the terms and conditions of options granted under the 2012 Plan, including whether they are incentive stock options ("ISOs") or nonstatutory stock options ("NSOs").

        Exercise Price.    The plan administrator determines the exercise price of options granted under the 2012 Plan, which may not be less than one hundred percent (100%) of the fair market value of our Common Stock on the date the option is granted except in the case of replacement options granted to service providers of entities that are acquired by us. The exercise price of options granted under the 2012 Plan may be paid in cash or, with the plan administrator's consent, in shares of our Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm is to effect the immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The plan administrator may also assist any optionee in the exercise of his or her outstanding options by authorizing a Company loan to the optionee, however, under current law, loans to an executive officer or director would generally not be permitted. The plan administrator may also permit payment of the exercise price and any withholding taxes in any other form consistent with applicable laws, regulations and rules.

        Vesting and Exercisability.    Options vest and become exercisable at the rate specified by the plan administrator.

        Option Term and Termination of Service.    The plan administrator determines the term of stock options granted under the 2012 Plan, up to a maximum of ten years. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the designated post-service exercise period, which generally is three months from the termination date. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock in which the optionee is vested at the time of cessation of service. The plan administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

        Tax Limitations on Incentive Stock Options.    Incentive stock options may only be granted to individuals who are employees of the Company or its parent or subsidiary corporations. During any calendar year, the aggregate fair market value (determined as of the grant date(s)) of the Common Stock for which one or more options granted to any employee under the 2012 Plan (or any other equity plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under Section 422 of the Code shall not exceed $100,000. In the case of an incentive stock option granted to a person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our combined voting power or that of any of our affiliates: (a) the exercise price must be at least 110% of the fair market value of the stock subject to the option on the grant date and (b) the term of the option must not exceed five years from the option grant date.

        Restricted Stock Awards.    Restricted stock awards are granted pursuant to restricted stock agreements adopted by the plan administrator which include provisions regarding the number of shares the participant may be issued, the purchase price, if any, and the restrictions to which the shares will be subject. Awards of restricted stock may be granted in consideration for (a) cash, (b) property, (c) past or future services rendered to us or our affiliates, (d) full-recourse promissory notes or (e) any other form of legal consideration approved by the plan administrator. The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to length of service or attainment of performance goals. Any dividends on restricted shares with performance-based vesting will be subject to the same vesting conditions as applicable to the restricted shares and will be accumulated and paid when the restricted shares vest. Upon termination of the participant's service, the shares issued pursuant to a restricted stock award may be subject to forfeiture to, or repurchase by, the Company.

        Restricted Stock Unit Awards.    Restricted stock unit awards represent the right to receive the value of shares of our Common Stock at a specified date in the future. RSUs are granted pursuant to RSU agreements approved by the plan administrator. Upon settlement, the shares, their cash equivalent, or any combination thereof are delivered to the recipient. No cash consideration is required in connection with an RSU. Each award of RSUs may or may not be subject to vesting tied to length of service or attainment of performance goals and may be settled immediately upon vesting or on a deferred basis. Dividend equivalents may be credited in respect of shares covered by an RSU, however, any dividend equivalents on RSUs with performance-based vesting will be subject to the same vesting conditions as applicable to the RSUs and will be accumulated and paid when the RSUs vest. Except as otherwise provided in the applicable stock unit agreement, unvested RSUs are forfeited upon termination of the recipient's service for any reason.

        Stock Appreciation Rights.    A SAR allows a recipient to benefit from increases in the value of our Common Stock, but does not provide any ownership interest in our Common Stock. SARs are granted pursuant to stock appreciation right agreements adopted by the plan administrator and may be granted in tandem with, or independent of, option grants under the 2012 Plan. The plan administrator determines the term of SARs granted under the 2012 Plan, up to a maximum of ten years. The plan administrator also determines the exercise price of each SAR, which cannot be less than the fair market value of our Common Stock on the date the SAR is granted except in the case of replacement SARs granted to service providers of entities that are acquired by us. Upon exercise of an independent SAR, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our Common Stock on the date of exercise over the exercise price, multiplied by (b) the number of shares of our Common Stock with respect to which the SAR is exercised. This amount may be paid in cash, shares of our Common Stock, or any combination thereof. Tandem SARs provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of Common Stock subject to the surrendered option on the date of exercise over (b) the aggregate exercise price payable for such shares. An appreciation distribution may, at the discretion of the Committee, be made in cash, in shares of Common Stock, or any combination thereof. Each SAR may or may not be subject to vesting tied to length of service or attainment of performance goals. If a participant's service terminates for any reason, then the participant or the participant's beneficiary may exercise any vested SARs during the post-termination exercise period specified by the plan administrator (but in no event after expiration of the SAR's term).

        Performance Cash Awards.    A performance cash award is a cash award that may be granted upon the attainment of performance goals for a specified period of one or more fiscal years. The plan administrator determines the performance goals and other terms and conditions of performance cash awards.

General Provisions

        Nontransferability of Awards.    Awards granted under the 2012 Plan will not be transferable by the participant, other than by beneficiary designation, will or the laws of descent and distribution. Awards will be exercisable during the participant's lifetime only by the participant or the participant's guardian or legal representative. However, the plan administrator may permit the transfer of awards other than ISOs to certain family members of participants.

        Changes in Capital Structure.    In the event there is a specified change in our capital structure, such as a stock split, appropriate adjustments will be made to (a) the number of shares reserved under the 2012 Plan, including the limit on ISOs and the maximum number of shares that could be added to the 2012 Plan from the Prior Plans, (b) the maximum number of options, SARs, performance-based restricted shares and performance-based RSUs that can be granted to any participant in a fiscal year, and (c) the number of shares and exercise prices, if applicable, of all outstanding stock awards.

        Change in Control.    Unless the plan administrator provides otherwise in an award agreement, in the event of a change in control, each outstanding stock award under the 2012 Plan will, immediately prior to the effective date of the change in control, become fully vested and exercisable for all of the shares at the time subject to such stock award. However, an outstanding stock award shall not accelerate vesting if, and to the extent such option or award is, in connection with the change in control, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable award for shares of the capital stock of the successor corporation (or parent). The plan administrator also has the discretion to accelerate the vesting of outstanding awards whether or not upon a change in control, which acceleration may or may not be conditioned upon the subsequent termination of the participant's service within a specified period following the transaction.

        2012 Plan Amendments and Termination.    The 2012 Plan will continue in effect until it is terminated by our Board of Directors or Compensation Committee of our Board of Directors, however no ISOs will be granted after the 10th anniversary of the date the Board of Directors approved the 2012 Plan (or, if later, the date the Board of Directors approves an increase in the number of shares reserved under the 2012 Plan). Our Board of Directors or the Compensation Committee of our Board of Directors may amend or modify the 2012 Plan in any and all respects whatsoever. The approval of the Company's stockholders will be obtained to the extent required by applicable law, except that stockholder approval must be obtained to amend the prohibition on decreasing the exercise price for any outstanding option or SAR. Our Board of Directors or Compensation Committee may, at any time and for any reason, terminate the 2012 Plan. Any options or awards outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants.

  FEDERAL INCOME TAX CONSEQUENCES OF AWARDS GRANTED UNDER THE 2012 PLAN

        The following is a general summary as of the date of this proxy statement of the U.S. Federal income tax consequences to participants and the Company with respect to stock awards granted under the 2012 Plan. This summary does not address state, local or foreign tax treatment, which may vary from the U.S. Federal income tax treatment. In any event, each participant should consult his or her own tax advisor as to the tax consequences of particular transactions under the 2012 Plan.

        Incentive Stock Options.    No taxable income is recognized by an optionee upon the grant of an ISO, and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income.

        If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the "required ISO holding periods"), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the optionee.

        Nonstatutory Stock Options.    No taxable income is recognized by an optionee upon the grant of an NSO. The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

        Restricted Stock.    A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. A participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.

        Restricted Stock Unit Awards.    In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income (subject to withholding if the recipient is an employee or former employee) equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU.

        Stock Appreciation Rights.    In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.

        Section 409A.    The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of our Common Stock at the time the option or stock appreciation right was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (i) the end of our fiscal year in which vesting occurs or (ii) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax in addition to the U.S. federal income tax at the participant's usual marginal rate for ordinary income.

        Tax Treatment of the Company.    The Company will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the 2012 Plan. However, Section 162(m) of the Code may limit the deductibility of certain awards granted under the 2012 Plan.

New Plan Benefits

        No awards will be made under the 2012 Plan until after the date of our Annual Meeting. Because the 2012 Plan is discretionary, benefits to be received by individual participants are not determinable. However, pursuant to our automatic director grant program (described in the "Director Compensation" section of this proxy statement), independent members of our Board of Directors receive equity awards in connection with their joining and re-election to the Board of Directors. Assuming they are re-elected, the awards each of our independent members of the Board of Directors will receive on the date of our Annual Meeting will be made pursuant to the 2004 Incentive Plan. However, assuming approval of this Proposal 2, the awards made on the date of our annual meeting of stockholders in 2013 will be made pursuant to the 2012 Plan.

Effect of Stockholder Approval or Non-Approval of Proposal 2

        If this Proposal 2 is approved, the 2012 Plan will be adopted and we will no longer make awards under the 2004 Incentive Plan after the date of our Annual Meeting. If this Proposal 2 is not approved, the 2012 Plan will not be adopted. However, our 2004 Incentive Plan will continue in effect pursuant to its existing terms and we will continue to make awards under that plan.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

 PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This is commonly referred to as a "Say On Pay" proposal.

        This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. As described further in the "Compensation of Named Executive Officers" section of this Proxy Statement, beginning on page 44, including the "Compensation Discussion and Analysis" and the related tables and narrative, the primary goals of our compensation programs are to fairly compensate employees, attract and retain highly qualified employees, motivate the performance of our employees towards, and reward the achievement of, clearly defined corporate goals, and align our employees' long-term interests with those of our stockholders. We believe our compensation programs reflect a pay-for-performance philosophy that links potential significant compensatory rewards to achievement of corporate operating goals and increase in stockholder value.

        We made substantial progress during 2011 and the Compensation Committee determined that we had accomplished seven out of nine of our corporate goals for the year, as described further in "Compensation Discussion and Analysis" beginning on page 44. The goals were selected based on our belief that their achievement would positively impact the Company's value, and our compensation programs reward our employees for achievement of the goals, thereby aligning our employees' incentives with our stockholders' interests.

        In 2011 and early 2012, as described in detail in "Compensation Discussion and Analysis" beginning on page 44, the Company implemented the following compensation and related corporate governance programs and policies:

  •
  As part of a special long-term retention and performance incentive program, in 2011 named executive officers were granted (1) significant replenishment restricted stock awards ("RSAs") with extended, 5-year vesting and (2) long-term performance-contingent RSAs offering the named executive officers the opportunity to earn higher value over the 2011 - 2016 timeframe depending on how many critical operating goals and objectives are achieved during that six-year period ("Six-Year Performance RSAs"). In connection with the significant replenishment RSA granted in 2011, each named executive officer was granted a substantially reduced replenishment RSA in 2012 and is expected to be granted a similarly reduced replenishment RSA in 2013. The vesting of the Six-Year Performance RSAs hinges upon the achievement of pre-specified operating goals within the six-year time frame, as well as continued employment. The Company will not grant any additional equity awards to Rick E Winningham, our current Chief Executive Officer, in 2012 or 2013 other than as provided under the Long-Term Retention and Performance Incentive Program, as described more thoroughly in "Compensation Discussion and Analysis" beginning on page 44.

  •
  The Long-Term Retention and Performance Incentive Program did not contemplate that the reduced 2012 replenishment RSAs would have any performance-vesting component since the vesting of the Six-Year Performance RSAs that comprise the majority of the Long-Term Retention and Performance Incentive Program are entirely performance-based. Nevertheless, to show a further commitment to performance-based compensation, the Company made the vesting of half of the reduced replenishment awards granted to all executive officers in February 2012 contingent upon achievement of one of three possible performance goals described in "Compensation Discussion and Analysis" beginning on page 44.

  •
  To demonstrate continued improvement towards alignment of the officer compensation program with the interests of long-term stockholders and with actual performance, in early 2012 our

    Board of Directors adopted stock ownership guidelines providing for each of our executive officers to own shares and share equivalents equal in value to a multiple of base salary, specifically 6 times salary for the CEO and 2 times salary for the other executive officers. Officers have 5 years from adoption of the guidelines, or if later from commencement of service as an executive officer, to achieve compliance. Thereafter compliance will be measured annually.

  •
  In early 2012 our Board of Directors adopted an executive officer recoupment policy enabling us to recoup cash bonus awards (or portions thereof) that may be awarded to executive officers which are earned based on the achievement of financial performance metrics that are the subject of a restatement. In the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, the Board of Directors or Compensation Committee is permitted to recoup the portion of executive officers' future cash bonuses to the extent that the bonus is earned based on financial metrics that are the subject of a restatement.

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  We maintain a change in control severance plan that provides severance benefits (pursuant to a formula that varies by employee level) in the event of an involuntary termination of employment without cause or a resignation for good reason in connection with a change in control. In December 2009, a new change in control severance plan was adopted that excluded tax gross-up provisions for any named executive officer hired or promoted to that level thereafter.

  •
  Since its adoption at the time of our initial public offering, our insider trading policy has prohibited short sales and transactions in publicly traded options on our securities, such as puts, calls and other derivative securities. Accordingly, our executive officers bear the full risk of economic loss, like any other stockholder, with respect to their equity holdings, whether in the form of stock options, restricted stock units or restricted stock awards.

        In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking stockholders to vote on the following resolution:

        RESOLVED, that the Company's stockholders approve the compensation of the Company's named executive officers as disclosed in the 2011 Summary Compensation Table and the accompanying tables and narrative, including "Compensation Discussion and Analysis."

        This Say On Pay vote is advisory, and therefore not binding on our Compensation Committee or Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

 PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2011 and December 31, 2010 by Ernst & Young LLP, our principal accountant.

	Fiscal Year Ended December 31,
	2011	2010
	(in thousands)
Audit Fees(1)	$750	$930
Tax Fees(2)	16	10
All Other Fees	—	—

Total Fees	$766	$940

(1)
For professional services rendered for the integrated audits of annual financial statements, including the audit of annual financial statements for the years ended December 31, 2011 and 2010 and the audit of internal control over financial reporting as of December 31, 2011 and 2010. For the years ended December 31, 2011 and 2010, the audit fees also include the review of quarterly financial statements included in our quarterly reports on Form 10-Q, fees for services associated with our Registration Statements on Form S-3 and Form S-8, and accounting consultations.

(2)
For the years ended December 31, 2011 and 2010, tax fees include advisory services.

        All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee's approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE(1)

        The Audit Committee of the Board of Directors consists of the four non-employee directors named below. The Board annually reviews the Nasdaq listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Burton G. Malkiel, Ph.D. is an audit committee financial expert as described in applicable rules and regulations of the Securities and Exchange Commission.

        The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for selecting and engaging our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee's function is more fully described in its Charter, which the Board adopted and which the Audit Committee reviews on an annual basis.

        Our management is responsible for preparing our financial statements and our financial reporting process. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles as well as performing an audit of our internal control over financial reporting as of the end of the fiscal year.

        The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 ("10-K").

        The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the "PCAOB"). Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company.

        Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 10-K for filing with the Securities and Exchange Commission.

        Submitted by the following members of the Audit Committee:

Burton G. Malkiel, Ph.D., Chairman Jeffrey M. Drazan Henrietta Holsman Fore William H. Waltrip

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Theravance under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

 PROPOSAL 5

APPROVAL OF THE SALE OF 10,000,000 SHARES OF OUR COMMON STOCK
TO GLAXO GROUP LIMITED IN A PRIVATE PLACEMENT

        We are seeking stockholder approval for the sale and issuance of 10,000,000 shares of our common stock in a proposed private placement (the "Private Placement") to GGL, an affiliate of GSK, since this issuance would result in GSK and its affiliates holding more than 20% of our outstanding common stock.

        Our Board of Directors adopted a resolution recommending that our stockholders approve the Private Placement.

BACKGROUND OF PROPOSAL

        On April 2, 2012, we, GGL and GlaxoSmithKline LLC, a Delaware limited liability company and a wholly-owned subsidiary of GSK, entered into a stock purchase agreement that provides for the sale and issuance of 10,000,000 shares of our common stock to GGL at a price of $21.2887 per share or an aggregate purchase price of $212,887,000 (the "Stock Purchase Agreement"). The price per share was negotiated with GSK to be a 7.5% premium to the volume weighted average price of our common stock over the five trading-day period preceding the date of the Stock Purchase Agreement. If the Private Placement is consummated, it is expected that GSK would beneficially own approximately 25,814,421 shares of our common stock, or approximately 26.8% of our total number of outstanding shares. The closing of the Private Placement is subject to certain conditions, including approval of the Private Placement by our stockholders.

WHY WE ARE SEEKING STOCKHOLDER APPROVAL OF THE PRIVATE PLACEMENT

        As a Nasdaq-listed company, we are subject to Nasdaq's Listing Rules. Nasdaq Listing Rule 5635(b) requires us to obtain stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a "change of control" as defined by Nasdaq (the "Change of Control Rule"). Nasdaq generally characterizes a transaction whereby an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the voting power of an issuer on a post-transaction basis as a "change of control" for purposes of the Change in Control Rule. Our Board of Directors has submitted this Proposal 5 for stockholder approval because the Change of Control Rule will apply to the issuance of our common stock to GSK in the Private Placement.

        The approval sought under this Proposal 5 will be effective to satisfy the stockholder approval required by the Change of Control Rule. Under Nasdaq Rule 5635(e)(4), the minimum vote which will constitute stockholder approval of this Proposal 5 for the purposes of the Change of Control Rule is a majority of the total votes cast on the proposal in person or by proxy at the Annual Meeting.

RATIONALE FOR THE PROPOSED PRIVATE PLACEMENT

        We intend to use the net proceeds of the Private Placement for general corporate purposes, including research activities, non-clinical and clinical development of product candidates, manufacture of non-clinical, clinical and commercial product supplies, capital expenditures, working capital, general and administrative expenses and acquisitions of technology or product candidates.

        In considering whether to approve the Private Placement, our Board of Directors considered the timing and extent of our needs for additional capital and alternative transactions for raising such capital. The Board of Directors determined that the Private Placement is in the best interest of us and our stockholders because, among other reasons:

  •
  The price per share is a 7.5% premium to the volume weighted average price of our common stock over the five trading-day period preceding the date of the Stock Purchase Agreement and was 9.2% above the closing price of our common stock on the last trading day before the Stock Purchase Agreement was signed;

  •
  In contrast to this premium to the then current market price in the Private Placement, a public transaction to raise capital would typically involve file-to-offer discounts on our stock price;

  •
  The Private Placement does not require the payment of any investment advisor fees, as typically would be involved in a public transaction;

  •
  The Private Placement will enhance our capital base and provide additional certainty for the Company's planning and operations, and based upon current operating plans, we do not expect to conduct any additional common stock financings prior to achieving positive cash flow; and

  •
  The Private Placement results in the issuance of restricted shares that cannot be immediately traded under securities laws and that are further be subject to the restrictions of the Governance Agreement , the terms of which generally apply until September 1, 2015.

STOCK PURCHASE AGREEMENT

        On April 2, 2012, we, GGL and GlaxoSmithKline LLC entered into the Stock Purchase Agreement providing for the sale and issuance of 10,000,000 shares of our common stock to GGL at a price of $21.2887 per share or an aggregate purchase price of $212,887,000. The following discussion of the Stock Purchase Agreement provides only a summary of the material terms and conditions of the Stock Purchase Agreement, and is qualified by reference to the Stock Purchase Agreement attached as Annex B hereto.

        The Stock Purchase Agreement contains representations and warranties by us relating to, among other things, our corporate organization and capitalization, the due authorization of the Stock Purchase Agreement and the shares to be issued, the lack of required governmental consents other than under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, litigation, intellectual property, compliance with other instruments, our filings with the SEC, including the financial statements included therein, internal controls, absence of certain events and changes, lack of undisclosed liabilities, related party transactions, permits, our charter documents, title to property and assets, taxes, environmental law matters, registration rights, labor matters, and insurance.

        The Stock Purchase Agreement also contains representations and warranties by GGL relating to, among other things, its status as an accredited investor, its investment intent and its acknowledgement that the shares purchased in the Private Placement will be subject to the Governance Agreement. A description of the Governance Agreement follows below.

        In the Stock Purchase Agreement, GGL and GlaxoSmithKline LLC have agreed to vote all of the shares of our common stock beneficially owned by them prior to the record date of our Annual Meeting in favor of the Private Placement, and have granted an irrevocable proxy to our Board of Directors to vote such shares of common stock in favor of the Private Placement. As contemplated by the Stock Purchase Agreement, our directors and executive officers directors have also agreed to vote shares of our common stock over which they have voting power in favor of the Private Placement.

        Until the earlier of the closing of the Private Placement or the termination of the Stock Purchase Agreement, we have agreed to use commercially reasonable efforts to carry on our business in the ordinary course of business, and, without the prior written consent of the GGL, we have agreed not to declare or pay any dividend or other distribution with respect to our common stock or split, combine, reclassify, subdivide, redeem or purchase any shares of our common stock. Also, prior to stockholder approval of the Private Placement, without the approval of GGL, we have agreed not to pursue or agree to an alternative financing to the Private Placement.

        The closing of the Private Placement is subject to certain conditions, including approval of the Private Placement by our stockholders, the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions.

        The sale of Common Stock pursuant to the Stock Purchase Agreement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and we expect to rely upon Section 4(2) of the Securities Act for an exemption from registration. Each party is responsible for its own expenses related to the Private Placement.

        The Stock Purchase Agreement can be terminated by GGL if, on any day before the closing of the Private Placement, the closing S&P 500 index is more than thirty percent (30%) less than the closing S&P 500 index on March 30, 2012, or our Board of Directors changes its recommendation to stockholders to vote in favor of the Private Placement. The Stock Purchase Agreement may also be terminated by either of the parties if a vote of our stockholders does not approve the Private Placement or if the Private Placement has not closed by July 15, 2012.

        Stockholders are not third-party beneficiaries under the Stock Purchase Agreement and should not construe the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of us, GSK or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the our public disclosures.

GOVERNANCE AGREEMENT

        Our Governance Agreement contains agreements relating to our corporate governance and future acquisitions or dispositions of our securities by GlaxoSmithKline LLC and its affiliates, among other matters. The Stock Purchase Agreement confirms that the shares to be issued in the Private Placement will be subject to the restrictions set forth in the Governance Agreement. The rights and obligations of GlaxoSmithKline LLC and its affiliates under the Governance Agreement vary based on their level of ownership of our outstanding securities having the right to vote generally in any election of our directors, referred to in this Section "—Governance Agreement" as our "voting stock." Except as otherwise noted below, the provisions of the Governance Agreement described below will terminate at the earliest of (i) when GlaxoSmithKline LLC and its affiliates beneficially own 100% of our outstanding voting stock, (ii) the effective time of a change in control of us and (iii) September 1, 2015. The following summary relates to periods when GlaxoSmithKline LLC and its affiliates own less than 50.1% of our voting stock and describes voting arrangements for shares of our common stock held by them, limitations on their rights to acquire our securities, and limitations on their rights to dispose of our securities.

Voting Arrangements

        GlaxoSmithKline LLC and its affiliates have agreed to vote the voting stock held by them (at their election) either (i) in accordance with the recommendation of our independent directors or (ii) in proportion to the votes cast by the other holders of our voting stock; however, they can vote as they choose on any proposal to:

  •
  issue equity securities to one or more parties (other than in a public offering) that would result in that party or parties holding 20% or more of our voting stock; or

  •
  effect a change in control of us.

        If a person or group acting in concert acquires 20% or more of our voting stock, GlaxoSmithKline LLC and its affiliates may vote its voting stock without any restrictions.

        GlaxoSmithKline LLC and its affiliates have granted an irrevocable proxy coupled with an interest in all voting stock owned by them to our Board of Directors. This proxy will enable the proxyholder to vote or otherwise act with respect to all of the voting stock of GlaxoSmithKline LLC and its affiliates in the manner required by the Governance Agreement.

Limitations and Exceptions to Rights to Acquire Our Securities

  Limitation on Acquisition of Our Equity Securities

        Except as agreed to by us in writing following approval by a majority of our independent directors, GlaxoSmithKline LLC and its affiliates may not, directly or indirectly:

  •
  acquire any of our equity securities;

  •
  make or participate in any solicitation of proxies to vote from any holders of our equity securities;

  •
  form or participate in a "group" within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, with any person not bound by the terms of the Governance Agreement with respect to any of our voting stock;

  •
  acquire any of our assets or rights to purchase any of our assets except for assets offered for sale by us or the acquisition or purchase of our assets pursuant to the existing agreements that we have in place with GlaxoSmithKline LLC or its affiliates;

  •
  enter into any arrangement or understanding with others to do any of the actions listed immediately above; and

  •
  act together with others to offer to us or any of our stockholders any business combination, restructuring, recapitalization or similar transaction involving us or otherwise seek together with others to control, change or influence the management, Board of Directors or our policies or nominate any person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by our stockholders.

  Permitted Purchases of Our Equity Securities from Us

        GlaxoSmithKline LLC and its affiliates may acquire our equity securities from us in the following circumstances:

  •
  if we issue equity securities to a third party (other than equity awards issued as compensation to our directors, officers, employees or consultants), GlaxoSmithKline LLC and its affiliates may purchase all or a portion of the number of equity securities that would bring their percentage ownership of our voting stock to the same level that it was at immediately prior to the issuance of equity securities to the third party at the same price at which the equity securities were sold to the third party;

  •
  the purchase, on a quarterly basis, of equity securities comparable to those that are issued as compensation to our directors, officers, employees or consultants during the preceding quarter pursuant to option exercises, settlement of restricted stock unit awards and vesting of restricted stock, at the fair market value at the time of GlaxoSmithKline LLC's or its affiliates' notification to us of its intention to purchase such equity securities that would bring their percentage ownership of our voting stock to the same level that it was at immediately prior to such issuances or vesting;

  •
  the acquisition of additional equity securities issued in connection with a stock split or recapitalization; and

  •
  the purchase of equity securities for a pension plan or benefit plan for the benefit of GlaxoSmithKline LLC's or its affiliates' employees.

  Permitted Purchases of Equity Securities from Our Stockholders

        GlaxoSmithKline LLC and its affiliates may acquire our equity securities from our stockholders in the following circumstances:

  •
  the acquisition of securities of another biotechnology or pharmaceutical company that owns our equity securities (provided that those shares will be subject to the provisions of the Governance Agreement); or

  •
  the making of an offer to acquire equity securities if (i) a person or group (other than GlaxoSmithKline LLC or its affiliates) acquires 20% or more of our voting stock or (ii) our Board of Directors formally acts to facilitate a change in control of us (other than with GlaxoSmithKline LLC or its affiliates), subject to the following conditions:

  •
  that the offer be an offer for 100% of our voting stock;

  •
  that the offer include no condition as to financing; and

  •
  that the offer includes a condition that the holders of a majority of the shares of the voting stock not owned by GlaxoSmithKline LLC and its affiliates accept the offer by tendering their shares or voting their shares in favor of the offer.

        The term "change in control" is referred to as (i) an acquisition of us by a third party, (ii) any transaction or series of related transactions (including mergers, consolidations and other forms of business consolidations) after which our continuing stockholders hold less than 50% of the outstanding voting securities of either us or the entity that survives the transaction (or the parent of the surviving entity) or (iii) the sale, lease, license, transfer or other disposal of all or substantially all of our business or assets (except that the sale, license or transfer to another party of any of our assets in the ordinary course of business will not be considered a change in control of us if GlaxoSmithKline LLC and its affiliates have no contractual rights under our existing agreements with them over our assets sold, licensed or transferred).

        The term "equity securities" is referred to as (i) any of our voting stock, (ii) our securities convertible into or exchangeable for voting stock, and (iii) options, rights and warrants issued by us to acquire voting stock.

        In addition, GlaxoSmithKline LLC and its affiliates can make an offer to our stockholders to acquire outstanding voting stock that would bring their percentage ownership of our voting stock to no greater than 60%, subject to the following conditions:

  •
  that the offer includes no condition as to financing;

  •
  that the offer is approved by a majority of our independent directors;

  •
  that the offer includes a condition that the holders of a majority of the shares of the voting stock not owned by GlaxoSmithKline LLC and its affiliates accept the offer by tendering their shares in the offer; and

  •
  that the shares purchased will be subject to the provisions of the Governance Agreement.

Limitation on Disposition of Our Equity Securities

        Prior to September 1, 2012, GlaxoSmithKline LLC and its affiliates are only permitted to dispose of our voting stock (i) through a public offering, (ii) pursuant to Rule 144 under the Securities Act, or

(iii) in connection with a change in control of us that is approved by a majority of our independent directors.

Changes in Governance Agreement Terms If GSK's Ownership of our Voting Stock is 50.1% or Greater

        If GlaxoSmithKline LLC and its affiliates subsequently own 50.1% or more of our voting stock, the Governance Agreement provides for different arrangements, including additional terms regarding:

  •
  voting for directors and the composition of our Board of Directors and committees of our Board of Directors;

  •
  corporate actions that require the approval of a majority of directors nominated by GlaxoSmithKline LLC and its affiliates;

  •
  further exceptions to GlaxoSmithKline LLC's and its affiliates' obligations to vote (i) in accordance with the recommendation of our independent directors or (ii) in proportion to the votes cast by the other holders of our voting stock; and

  •
  conditions under which GlaxoSmithKline LLC and its affiliates can make an offer to our stockholders to merge with us or otherwise acquire outstanding voting stock that would bring the percentage ownership of GlaxoSmithKline LLC and its affiliates of our voting stock to 100%.

REGISTRATION RIGHTS

        The shares of common stock to be issued in the Private Placement will be entitled to the registration rights set forth in our Amended and Restated Investors' Rights Agreement dated May 11, 2004 (the "Investors' Rights Agreement"). The registration rights under the Investors' Rights Agreement with respect to holders of our common stock will expire on the earlier of September 12, 2014, or, with respect to an individual holder of common stock holding two percent or less of our outstanding capital stock, when such holder is able to sell all of its shares in a single transaction pursuant to Rule 144 under the Securities Act.

Demand Registration Rights

        Under the Investors' Rights Agreement, GSK has the right to require that we register its shares of our common stock, provided such registration relates to not less than 50% in aggregate of our then outstanding shares of common stock having demand registration rights. We are only obligated to effect two registrations in response to these demand registration rights. We may postpone the filing of a registration statement for up to 90 days once in any 12-month period if our Board of Directors determines in good faith that the filing would be seriously detrimental to our stockholders or us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these demand registration rights.

Piggyback Registration Rights

        If we register any securities for public sale, under the Investors' Rights Agreement GSK has the right to include its shares in the registration, subject to specified exceptions. The underwriters of any underwritten offering have the right to limit the number of shares registered by GSK due to marketing reasons. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these piggyback registration rights.

S-3 Registration Rights

        While we are eligible to file a registration statement on Form S-3, under the Investors' Rights Agreement GSK can request that we register their shares, provided that such registration relates to not less than 10% in aggregate of our then outstanding shares of common stock having S-3 registration rights and the total price of the shares of common stock offered to the public is at least $1,000,000. The holders of S-3 registration rights may only require us to file two Form S-3 registration statements in any 12-month period. We may postpone the filing of a Form S-3 registration statement for up to 90 days once in any 12-month period if our Board of Directors determines in good faith that the filing would be seriously detrimental to our stockholders or us. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these S-3 registration rights.

EFFECTS OF APPROVAL OF THIS PROPOSAL ON CURRENT STOCKHOLDERS

        If this Proposal 5 is approved, the sale of the common stock in the Private Placement will dilute each existing stockholder's proportionate ownership and voting power. While all the shares sold to GSK will be subject to the voting restrictions of the Governance Agreement, those restrictions do not apply to stockholder votes regarding transactions that would effect a change in control of us or the issuance of equity securities to one or more parties (other than in a public offering) that would result in that party or parties holding 20% or more of our voting stock. Accordingly, the Private Placement could have the effect of delaying or preventing a change in control not favored by GSK. In addition, following the expiration of the Governance Agreement on September 1, 2015, assuming that GSK maintains its percentage ownership of our outstanding stock, as it is generally entitled to do under the Governance Agreement, GSK would have considerable influence in our day-to-day affairs and/or determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including the election of directors and approval of mergers, consolidations or the sale of all or substantially all of our assets.

REQUIRED VOTE

        Approval of Proposal 5 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

EXECUTIVE OFFICERS

        The names of the executive officers of Theravance who are not also directors of Theravance and certain information about each of them as of March 21, 2012 are set forth below:

        Michael W. Aguiar, age 45, joined Theravance as Senior Vice President and Chief Financial Officer in March 2005. Prior to joining Theravance, Mr. Aguiar served as Vice President of Finance at Gilead Sciences, Inc., a biopharmaceutical company, since 2002. Prior to Gilead Sciences, Inc., Mr. Aguiar served as Vice President of Finance at Immunex Corporation, a biopharmaceutical company, from 2001 to 2002. From 1995 to 2001, he was with Honeywell International in a variety of positions, including, most recently CFO and Vice President Finance for Honeywell Electronic Materials Strategic Business Unit. Mr. Aguiar earned a B.S. in Biology from UC Irvine and an M.B.A. in Finance from the University of Michigan.

        Leonard M. Blum, age 51, joined Theravance as Senior Vice President and Chief Commercial Officer in July 2007. Prior to joining Theravance, Mr. Blum served as Senior Vice President of Sales and Marketing at ICOS Corporation. From 1987-2000, Mr. Blum held positions of increasing responsibility in marketing and sales management at Merck & Co. in both U.S. and international markets. Mr. Blum earned an M.B.A. from Stanford University, studied Finance as a Fulbright Fellow at the University of Zurich, and received an A.B. in Economics, magna cum laude, from Princeton University. Mr. Blum served as an officer in the U.S. Army Special Forces.

        David L. Brinkley, age 54, joined Theravance as the Head of Business Development in November 2008. Mr. Brinkley previously served as Senior Vice President, Commercial Development at Theravance from September 2000 through December 2007, when he left to start a consulting practice. From 1996 to 2000 he served as Worldwide Team Leader for Viagra at Pfizer Inc. leading the team that had full responsibility for the global launch and marketing of Viagra. Mr. Brinkley joined Pfizer in 1995 through its acquisition of SmithKline Beecham's Animal Health operations and was Director of new product planning before leading the Viagra launch team. Mr. Brinkley held various management positions with SmithKline from 1983 to 1995. Mr. Brinkley holds an M.A. with honors in International Economics from the School of Advanced International Studies of the Johns Hopkins University and a B.A. in International Relations from Kent State University, where he graduated with University Honors.

        Mathai Mammen, M.D., Ph.D., age 44, co-founded Theravance in 1996. He was promoted to Senior Vice President, Research in January 2008 and has been Senior Vice President, Research & Early Clinical Development since February 2009. He has served in various positions in both the Medicinal Chemistry Department and the Molecular and Cellular Biology Department, most recently as Vice President, Molecular and Cellular Biology, responsible for all molecular pharmacology, molecular biology, cell biology, microbiology and enzymology activities in support of projects in both Research and Development. Dr. Mammen obtained his M.D. from Harvard Medical School/Massachusetts Institute of Technology, and his Ph.D. in Physical Organic Chemistry from Harvard University. Dr. Mammen obtained his B.S. in Chemistry from Dalhousie University in Halifax, Nova Scotia.

        Bradford J. Shafer, age 52, joined Theravance as Senior Vice President, General Counsel and Secretary in August 1999. From 1996 to 1999 he served as General Counsel of Heartport, Inc., a cardiovascular medical device company. From 1993 to 1996 Mr. Shafer was a partner in the Business and Technology Group at the law firm of Brobeck, Phleger & Harrison LLP. Mr. Shafer holds a J.D. from the University of California, Hastings College of the Law, where he was Editor-in-Chief of The Hastings Constitutional Law Quarterly, and a B.A. from the University of the Pacific, where he graduated magna cum laude.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of March 21, 2012 by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

  •
  our named executive officers;

  •
  each of our directors; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.

        This table lists applicable percentage ownership based on 86,470,466 shares of Common Stock outstanding as of March 21, 2012. Options to purchase shares of our Common Stock that are exercisable within 60 days of March 21, 2012, restricted stock units ("RSUs") that may be exercised or settled on or within 60 days of March 21, 2012, and notes that are convertible into our Common Stock are deemed to be beneficially owned by the persons holding these options and convertible notes for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person's ownership percentage.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
5% Stockholders
GlaxoSmithKline plc(2) 980 Great West Road Brentford Middlesex TW8 9GS United Kingdom	15,814,421	18.3%
Baupost Group, L.L.C.(3) 10 St. James Ave, Suite 1700 Boston, MA 02116	14,225,961	16.5%
T. Rowe Price Associates, Inc.(4) 100 East Pratt Street Baltimore, MD 21202	6,411,000	7.4%
FMR LLC(5) 82 Devonshire Street Boston, MA 02109	11,053,167	12.8%
Chesapeake Partners Management Co., Inc.(6) 2800 Quarry Lake Drive, Suite 300 Baltimore, MD 21209	3,609,307	4.2%
BlackRock, Inc.(7) 40 East 52nd Street New York, NY 10022	4,943,336	5.7%

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
Named Executive Officers and Directors
Rick E Winningham(8)	1,479,435	1.7%
Michael W. Aguiar(9)	659,444	*
Leonard M. Blum(10)	616,620	*
David L. Brinkley(11)	349,827	*
Mathai Mammen, M.D., Ph.D.(12)	620,400	*
Bradford J. Shafer(13)	641,948	*
Jeffrey M. Drazan(14)	108,663	*
Henrietta Holsman Fore(15)	13,750	*
Robert V. Gunderson, Jr.(16)	144,485	*
Arnold J. Levine, Ph.D.(17)	140,600	*
Burton G. Malkiel, Ph.D.(18)	54,000	*
Peter S. Ringrose, Ph.D.(19)	6,000	*
William H. Waltrip(20)	122,870	*
George M. Whitesides, Ph.D.(21)	799,501	*
William D. Young(22)	106,741	*
All executive officers and directors as a group (15 persons)(23)	5,864,284	6.6%

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Theravance, Inc., 901 Gateway Boulevard, South San Francisco, California 94080.

(2)
Based on a Schedule 13D/A filed with the Securities and Exchange Commission on April 2, 2012. Shares are held of record by GGL, a wholly-owned subsidiary of GSK. Does not include the 10,000,000 shares that are the subject of Proposal 5.

(3)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2012. The Baupost Group, L.L.C. ("Baupost") is a registered investment adviser. SAK Corporation is the Manager of Baupost. Seth A. Klarman, as the sole director and sole officer of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership under Section 13(d) of the securities beneficially owned by Baupost.

(4)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2012. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)
The various individuals, funds and entities that are deemed to be the beneficial owners of these shares, and the individuals, funds and entities having sole and shared voting power over these shares, are set forth in the Schedule 13G/A filed on February 14, 2012 and on which the information reported herein is based.

(6)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012. Each of Chesapeake Partners Management Co., Inc., C P Management, L.L.C., Mark D. Lerner and Traci Lerner may be deemed to have voting and investment power over the shares held by Chesapeake Partners Management Co., Inc.

(7)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2012.

(8)
Includes: (i) 732,257 shares subject to options exercisable within 60 days of March 21, 2012, (ii) 11,876 shares subject to RSUs that will vest and be settled within 60 days of March 21, 2012 and (iii) 528,000 restricted shares subject to performance-based and time-based vesting.

(9)
Includes: (i) 351,500 shares subject to options exercisable within 60 days of March 21, 2012, (ii) 5,438 shares subject to RSUs that will vest and be settled within 60 days of March 21, 2012 and (iii) 240,000 restricted shares subject to performance-based and time-based vesting.

(10)
Includes: (i) 203,125 shares subject to options exercisable within 60 days of March 21, 2012, (ii) 5,313 shares subject to RSUs that will vest and be settled within 60 days of March 21, 2012 and (iii) 256,666 restricted shares subject to performance-based and time-based vesting.

(11)
Includes: (i) 132,765 shares subject to options exercisable within 60 days of March 21, 2012, (ii) 4,039 shares subject to RSUs that will vest and be settled within 60 days of March 21, 2012 and (iii) 200,000 restricted shares subject to performance-based and time-based vesting.

(12)
Includes: (i) 253,095 shares subject to options exercisable within 60 days of March 21, 2012, (ii) 5,438 shares subject to RSUs that will vest and be settled within 60 days of March 21, 2012 and (iii) 240,000 restricted shares subject to performance-based and time-based vesting.

(13)
Includes: (i) 155,660 shares subject to options exercisable within 60 days of March 21, 2012, (ii) 5,438 shares subject to RSUs that will vest and be settled within 60 days of March 21, 2012, (iii) 240,000 restricted shares subject to performance-based and time-based vesting and (iv) 5,798 shares issuable upon conversion of convertible notes in the aggregate principal amount of $150,000.

(14)
Includes 84,612 shares subject to options exercisable within 60 days of March 21, 2012 and 6,000 shares subject to RSUs that will be settled within 60 days of March 21, 2012.

(15)
Includes 13,750 shares subject to stock options exercisable within 60 days of March 21, 2012.

(16)
Includes 6,451 shares held by Marshall & Ilsley for the benefit of Mr. Gunderson and 5,709 shares held by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("GD"). Mr. Gunderson disclaims beneficial ownership of the shares held by GD except to the extent of his pecuniary interest therein. Includes 84,612 shares subject to options exercisable within 60 days of March 21, 2012 and 6,000 shares subject to RSUs that will be settled within 60 days of March 21, 2012.

(17)
Includes 84,612 shares subject to stock options exercisable within 60 days of March 21, 2012 and 6,000 shares subject to RSUs that will be settled within 60 days of March 21, 2012.

(18)
Includes 48,000 shares subject to stock options exercisable within 60 days of March 21, 2012 and 6,000 shares subject to RSUs that will be settled within 60 days of March 21, 2012.

(19)
Includes 6,000 shares subject to stock options exercisable within 60 days of March 21, 2012.

(20)
Includes 84,612 shares subject to stock options exercisable within 60 days of March 21, 2012 and 6,000 shares subject to RSUs that will be settled within 60 days of March 21, 2012.

(21)
Includes 170,318 shares held of record by the Deborah L. Anderson, Trustee, Whitesides Family 1998 Irrevocable Trust. Includes 84,612 shares subject to stock options exercisable within 60 days of March 21, 2012 and 6,000 shares subject to RSUs that will be settled within 60 days of March 21, 2012.

(22)
Includes 84,612 shares subject to stock options exercisable within 60 days of March 21, 2012 and 6,000 shares subject to RSUs that will be settled within 60 days of March 21, 2012.

(23)
Includes an aggregate of 2,403,824 shares subject to options exercisable within 60 days of March 21, 2012, 79,542 shares subject to RSUs that will vest and be settled within 60 days of March 21, 2012, 1,704,666 restricted shares subject to performance-based and time-based vesting, and 5,798 shares issuable upon conversion of convertible notes in the aggregate principal amount of $150,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

        We believe that during the fiscal year ended December 31, 2011, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

        This section discusses our executive compensation polices and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and offers perspective on the data presented in the tables and narrative that follow.

Executive Summary

        As a biopharmaceutical company, we operate in an extremely competitive, rapidly changing and heavily regulated industry. We believe that the skill, talent, judgment and dedication of the executive officers and our other key employees are critical factors affecting our long-term stockholder value. Therefore, our goal is to maintain a compensation program that will fairly compensate employees, attract and retain highly qualified employees, motivate the performance of employees towards, and reward the achievement of, clearly defined corporate goals, and align employees' long-term interests with those of our stockholders. We also set a number of aggressive annual performance goals that, if all or substantially all are achieved, we believe would represent superior, above target performance. Our research and development timelines are long and the development of new drugs is not an endeavor that lends itself to annual measurement. We have tried to design officer compensation to reward annual milestone achievement, while keeping focus on and greater potential financial reward for achievement of long-term multi-year goals that we believe will create significant value for our stockholders.

        At the beginning of 2011, we set out to achieve nine specific performance goals. These goals were developed in a manner consistent with our historic practice of setting annual performance goals which are sufficiently aggressive that we are unlikely to achieve all of them. We made substantial progress in 2011 and accomplished significant goals relating to our development programs and the respiratory programs in partnership with GSK.

2011 Corporate Goals	Achieved
Report positive results from the RELOVAIR™ Phase 3 studies with our partner GSK	X
Initiation of the Phase 3 program in chronic obstructive pulmonary disease (COPD) with the long-acting beta2 agonist (LABA)/long-acting muscarinic antagonist (LAMA) by our partner GSK	X
Report positive results from the bifunctional muscarinic antagonist / beta2 agonist (MABA) Phase 2b COPD study	X
Approval of VIBATIV® in the European Union, or approval of VIBATIV® for the treatment of nosocomial pneumonia in the United States	X
Initiate a Phase 3 study in one of our development programs
Initiate a Phase 2b study with TD-1211 in our Oral Peripheral Mu Opioid Receptor Antagonist (PµMA) program	X
Initiate a Phase 2 proof-of-concept study	X
Initiate and report positive results from the bronchodilation study with our LAMA TD-4208	X
Complete strategic partnership(s) for selected program(s)

        Impact of Goal Achievement on Annual Incentive Compensation.    The Compensation Committee considered the Company's achievements and determined that we accomplished seven out of the nine annual performance goals for 2011 when determining the named executive officers' cash bonuses. Although the Committee viewed achievement of almost all of the goals as above target performance worthy of an above target cash bonus pool for all employees, the failure to complete a strategic partnership was also significant. In light of this, the Compensation Committee decided to award the named executive officers' cash bonuses at 120% of target, or approximately 5.5% less than the average bonus percentage paid to named executive officers for 2010 performance.

        Adoption of Long-Term Retention and Performance Incentive Program.    For biopharmaceutical companies at our stage of development, value-driving performance requires years of successful achievement of objectives, with goals building toward regulatory approval and commercialization of our product candidates, whether on our own or with a strategic partner. The drug discovery, development and regulatory process requires years of progress, with the later-stage development and regulatory achievements carrying the greatest value. For this reason, as well as for incentive and retention purposes as described below, at the start of 2011 the Compensation Committee implemented a special long-term retention and performance incentive program. This program, which is described more thoroughly in the "Equity Incentive Compensation" section below, is comprised of two elements: (1) replenishment restricted stock awards ("RSAs") twice the size of the guideline replenishment award for the named executive officers, with extended, 5-year vesting, and substantially reduced replenishment RSAs in 2012 and 2013; and (2) long-term performance-contingent RSAs offering the named executive officers the opportunity to earn higher value over the 2011 - 2016 timeframe depending on how many critical operating goals and objectives are achieved during that six-year period ("Six-Year Performance RSAs"). The vesting of the Six-Year Performance RSAs hinges upon the achievement of pre-specified operating and drug development goals within that time frame, as well as continued employment. The Compensation Committee views these operating and drug development goals as critical value drivers for the Company's business over the next several years and believes that if the Company succeeds in accomplishing these goals, stockholder value should increase substantially. We believe that it will be extremely challenging to achieve enough of the pre-specified operating goals to earn even a portion of the Six-Year Performance RSAs. Accordingly, if these goals are achieved, the Company will have demonstrated superior performance. Sixty percent of the equity awards granted to our CEO in 2011 were performance-based, and the same is true for each of our named executive officers.

        Additional Performance-Based Vesting in 2012.    Further, although the Long-Term Retention and Performance Incentive Program described below did not contemplate that the reduced 2012 replenishment RSAs would have any performance-vesting component since the vesting of the Six-Year Performance RSAs comprising the majority of the Long-Term Retention and Performance Incentive Program are entirely performance-based, nevertheless, to show a further commitment to performance-based compensation, the Company made the 50% of the reduced replenishment awards granted to all executive officers in February 2012 subject to forfeiture unless one of three possible performance goals is achieved by December 31, 2013. These three goals are comprised of: (i) commencing a Phase 1 study in our Hepatitis C virus program, (ii) commencing a Phase 3 study in our PUMA program for opioid-induced constipation; and (iii) achieving positive results from the LAMA/LABA Phase 3 study.

        Company Commitment Regarding CEO Equity Compensation in 2012 and 2013.    In addition, the Company will not grant any additional equity awards to Rick E Winningham, our current Chief Executive Officer, in 2012 or 2013 other than as provided under the Long-Term Retention and Performance Incentive Program, as described more thoroughly beginning on page 52.

        Additional Corporate Governance Policies.    Finally, our board of directors recently adopted additional corporate governance guidelines and policies to complement our compensation practices and to demonstrate continued improvement towards alignment of the officer compensation program with the interests of long-term stockholders and with actual performance.

        Stock Ownership Guidelines.    In February 2012, our board of directors instituted stock ownership guidelines for our executive officers providing for each of our executive officers to own shares and share equivalents equal in value to a multiple of base salary, specifically 6 times salary for the CEO and 2 times salary for the other executive officers. Officers will have 5 years from adoption of the guidelines, or if later from commencement of service as an executive officer, to achieve compliance. Thereafter compliance will be measured annually.

        Recoupment Policy.    In February 2012, our board of directors adopted a recoupment policy applicable to cash bonus awards (or portions thereof) that may be granted to executive officers which are earned based on the achievement of financial performance metrics that are the subject of a restatement. In the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, the Company is permitted to recoup the portion of executive officers' future cash bonuses to the extent that the bonus is earned based on financial metrics that are the subject of a restatement. In deciding whether to seek recoupment, our board of directors or Compensation Committee may consider such factors as they deem appropriate, including applicable laws and the costs and benefits associated with recouping an amount.

        Results of 2011 Say on Pay Vote.    At our 2011 annual stockholders' meeting, over 90% of our stockholders voted for a non-binding advisory resolution approving the compensation of our named executive officers, as disclosed in the proxy statement for that meeting.

Compensation Philosophy and Objectives

        As described in the Executive Summary, we have tried to design officer compensation to reward annual milestone achievement, while keeping focus on and greater potential financial reward for achievement of long-term multi-year goals that we believe will create significant value for our stockholders.

        Accordingly, our executive officer compensation philosophy is to (1) provide overall compensation, when targeted levels of performance are achieved, which is at the 75th percentile of pay practices within a peer group selected, among other criteria, for similarities in market capitalization size, business model and stage of development, and (2) emphasize equity compensation over annual cash compensation to attract and retain officers and align the majority of their compensation with long-term stockholders' interests. The Compensation Committee also believes, however, that superior performance above target may on occasion warrant compensation above this guideline. Our annual cash incentives and the bulk of our longer term incentives granted to named executive officers in 2011, such as the Six-Year Performance RSAs, are tied to our achievement of corporate operating and drug development goals. We believe that successful execution against goals is the best way to enhance long-term stockholder value.

        The difficulty of achieving our goals in the time frames specified is a significant reason for our compensation philosophy. Our annual and longer-term operating goals, which generally relate to the successful discovery, development, and regulatory approval of our compounds, are aggressive. The business of discovering novel compounds and developing them as potential medicines is extremely risky and the current regulatory environment for new drug approvals is highly uncertain. In addition, the time frames within which our operating goals must be achieved in order to earn annual incentive compensation are short. Furthermore, while we have less control over the progress and timing of development programs that we have licensed to our collaborative partners, our officers spend a great deal of time and energy working with our partners to progress those programs, and to the extent practicable we hold those programs to goal expectations as rigorous as those for our own development programs that we are progressing internally.

Compensation Committee

        The Compensation Committee of our board of directors is comprised of three non-employee members of the board of directors. The Compensation Committee's basic responsibility is to review the performance of our management in achieving corporate objectives and to assure that the named executive officers as well as other members of senior management are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. In fulfilling this responsibility, the Compensation Committee reviews the performance of each named executive officer twice each year. The CEO, as the manager of the executive team, assesses the executives' contributions to the corporate goals and makes a recommendation to the Compensation Committee with respect to any merit increase in salary, cash bonus and annual replenishment equity award for each member of the executive team, other than himself. The Compensation Committee meets with the CEO to evaluate, discuss and modify or approve these recommendations. The Compensation Committee also conducts a similar evaluation of the CEO's contributions when the CEO is not present, and determines any increase in salary, cash bonus and annual replenishment equity award for him.

        The Compensation Committee reviews all components of the named executive officers' compensation when we provide the Compensation Committee with compensation "tally sheets" for each executive officer toward the end of each year. The information in these tally sheets is used by the Compensation Committee to assist it in analyzing existing compensation and any proposed changes in compensation for each named executive officer. The tally sheets are also useful for considering the accumulated value of ownership, how much is unvested, and the amount of potential value earnable under various stock price and performance goal achievement scenarios. Further, the tally sheets present an estimate of the compensation that would be delivered should the executive's employment be terminated under various scenarios in connection with a change-in-control assuming a termination date of the last day of the current year. A dollar value is affixed to the compensation information in the tally sheets under the various payout scenarios.

        The tally sheets help the Compensation Committee to track changes in an officer's total direct compensation from year to year and to remain aware of the compensation historically paid to each named executive officer. For the Six-Year Performance RSAs, the tally sheets reflect a variety of values assuming different share prices and numbers of performance goals achieved. They also provide insight into the aggregate values accumulated from historical equity awards and the potential costs of severance that result from the current severance program. In addition to the information and analyses supplied to the Compensation Committee as described above and in the peer group segment below, members of management support the Compensation Committee in its work from time to time and the Committee's independent executive compensation consultant provides compensation analyses, in each case, at the Committee's request.

        At our 2011 annual stockholders' meeting, over 90% of our stockholders voted for a non-binding advisory resolution approving the compensation of our named executive officers, as disclosed in the proxy statement for that meeting. Our Compensation Committee reviewed the results of the 2011 advisory vote and in light of strong stockholder support, our Compensation Committee concluded that no revisions were necessary to our executive officer compensation program. The Compensation Committee viewed the voting results as a confirmation of the Company's compensation philosophy to align employees' interests with those of our long-term stockholders and provide significant performance-based incentives to reward superior performance. However, the Compensation Committee also determined that improvements to the program could be made through the addition of executive officer ownership guidelines, a recoupment policy, and increased use of performance-based equity awards for executive officers. Accordingly, the Committee adopted the ownership guidelines and the recoupment policy described above and made the vesting of half of the replenishment restricted stock awards granted to executive officers in February 2012 contingent upon the achievement of a performance objective.

Compensation Consultant

        The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with this authority and as described in the "Compensation Committee" section beginning on page 47, the Compensation Committee confers from time to time with its independent executive compensation consultant, Frederic W. Cook & Co. ("FW Cook"). FW Cook is retained by and reports directly to the Compensation Committee and its role is to assist and advise the Compensation Committee on matters related to compensation for executive officers, other key employees and non-employee directors. FW Cook does not work on projects for management except as an agent of the Compensation Committee and with the advance knowledge and approval of the Chairman of the Compensation Committee. The Compensation Committee has the sole authority to retain and dismiss its outside compensation consultants.

Peer Group

        The Compensation Committee most recently revised our peer group in late 2009, taking into account the advice of FW Cook based on its review of biopharmaceutical companies that were similar to Theravance in market capitalization, development stage and business model at that time. The objective was to find companies with FDA approved drugs (or compounds that were close to approval), while also having market capitalizations that were generally within one-third to three times that of Theravance at the time the peers were chosen, with Theravance's market capitalization in the mid-range of the group. Market capitalization was viewed as the best measure of peer size, rather than revenue, because we are still primarily a research and development-stage company working to progress our pipeline of potential medicines toward commercialization. Also, market capitalization correlates with stock price, which correlates directly with equity grant values in the survey sample. To the extent that market data were utilized by the Compensation Committee in 2011, the decisions reflected the late 2009 benchmark study data provided by FW Cook. The Compensation Committee intends to continue reviewing and revising the peer group and resulting benchmark data periodically to ensure that it continues to reflect companies of a similar size and development stage as Theravance.

Peer Group
Alkermes	Nektar Therapeutics
Amylin Pharmaceuticals	Onyx Pharmaceuticals
Cubist Pharmaceuticals	OSI Pharmaceuticals*
Human Genome Sciences	Regeneron Pharmaceuticals
Incyte Corporation	Salix Pharmaceuticals
Intermune	Seattle Genetics
ISIS Pharmaceuticals	United Therapeutics
Medicines Company	XenoPort
Medicis Pharmaceuticals	Zymogenetics*

*
Acquired following inclusion in the peer group and no longer publicly traded.

Principal Elements of Compensation

Base Salaries

        Base salaries are set to reflect compensation commensurate with the individual's current position and work experience. Our goal in this regard is to attract and retain high caliber talent for the position and to provide a base wage that is not subject to performance risk. Salary for the CEO and the other named executive officers is established based on the underlying scope of their respective responsibilities, taking into account competitive market compensation. The base salary for each named executive officer is targeted at the 75th percentile compared to similar positions in the peer companies due to the intensely competitive environment for highly qualified employees in this industry and the roles, competency and experience of the individual. However, the compensation market data provide only a reference point for the Compensation Committee. We review base salaries for the named executive officers annually, generally in the first quarter of each year. We determine a target percentage for annual merit increases based in part on data from companies in the Radford Global Life Sciences Survey. This survey is comprised of data from approximately 500 U.S. life science companies with annual revenues ranging from $0 to over $1 billion. The CEO proposes salary adjustments to the Compensation Committee (other than for himself) based on any changes in competitive market salaries, individual performance and/or changes in job duties and responsibilities. The Compensation Committee then determines any salary adjustment applicable to each of the named executive officers. For 2011, the Compensation Committee approved the following annual merit increases: 2.75% for Mr. Winningham, 3.50% for each of Mr. Aguiar and Dr. Mammen and 3.00%, which was the merit increase budget, for each of Mr. Blum and Mr. Shafer. The merit increases for Mr. Aguiar and Dr. Mammen were slightly higher than budget as their performance was considered slightly stronger than the other executive officers'. In addition, Dr. Mammen received a 2.00% salary adjustment to reflect his increased responsibilities as additional programs have entered early clinical development and the Company no longer has an executive officer responsible solely for clinical development. Mr. Winningham's merit increase is discussed in the "CEO Compensation" section below.

Annual Cash Incentive Compensation

        Our named executive officers are eligible for annual cash incentives under a company-wide bonus program. Annual cash incentives for our named executive officers are designed to reward the achievement of key corporate goals for the year, which we believe in turn should increase stockholder value over time. The annual cash incentive awards for our named executive officers are based on our achievement of specific performance goals that are established at the beginning of the fiscal year and are clearly communicated and measurable. In prior years, weightings were assigned to the performance goals. However, in 2011 no weightings were assigned at the outset. A primary reason for this is that a significant portion of our employees work on early-stage research and drug discovery projects that, due to their very early nature, may be allocated less weight by the Compensation Committee compared to other goals that generate larger or more near-term corporate value. Despite the fact that the research these employees are conducting is very important for the long-term prospects of the Company, the employees may suffer diminished motivation if they believe their projects are not given as high a priority in the corporate goal weighting process as later-stage development or other goals. In addition, no longer assigning weightings to the goals at the beginning of the year provides the Compensation Committee with greater flexibility in making year-end cash bonus decisions. We consider this flexibility desirable as the relative importance of a particular goal may rise or fall over the course of the year, depending on changes in strategic direction for the Company, the activities of our corporate partners, or the effect of the goal's achievement on the Company's value. Also, if a goal is achieved within a short period of time into the following year, the Compensation Committee may nevertheless wish to recognize achievement of the goal for the prior year depending on a variety of factors such as the number of employees who were responsible for the goal's achievement or matters outside the reasonable control of the Company that may have delayed the official completion of the goal.

        At the end of the year, our Compensation Committee reviewed the Company's performance against the goals and determined the overall level of achievement, which determined the size of the Company's bonus pool for all employees. Shortly thereafter, the Compensation Committee determined individual bonus amounts for the named executive officers. In making both of these determinations, the Compensation Committee considered a briefing from the Company's Chief Executive Officer and its Vice President, Human Resources on Company-wide performance against goals and the individual contributions of the named executive officers toward achievement of the goals. The target bonus for each executive is stated in terms of a percentage of the officer's annualized base salary for the year. In February 2010, the Compensation Committee approved target bonus percentages of 50% for senior vice presidents and 60% for our CEO. This decision was made based on an analysis of target incentives among our peer group conducted by FW Cook in early 2010, and it brought the combination of the named executive officers' salary and target cash incentive between the median and 75th percentile of the peer group. No change was made to our named executive officers' target bonus percentages for 2011.

        The goals comprising our cash bonus program for 2011 are listed below and applied to the bonus program for all employees, including our named executive officers. These goals were approved by the Board of Directors early in 2011. Given the number of Theravance-discovered potential medicines in active research and/or development, our emphasis on research and discovery, the highly uncertain regulatory environment, and the efforts required to manage our collaborations with other companies, we established more goals than we believed could reasonably be achieved. For this reason, achievement of all of the goals would constitute performance at 150% of target, increasing the bonus potential to 150% of target. However, the likelihood of achieving all of the goals and a payout based on 150% of target was considered extremely low.

        The table below sets forth our 2011 Corporate Goals and the determination of our Compensation Committee on whether or not the goals had been achieved for purposes of our annual, Company-wide cash bonus program:

2011 Corporate Goals	Achieved
Report positive results from the RELOVAIR™ Phase 3 studies with our partner GSK	X
Initiation of the Phase 3 program in chronic obstructive pulmonary disease (COPD) with the long-acting beta2 agonist (LABA)/long-acting muscarinic antagonist (LAMA) by our partner GSK	X
Report positive results from the bifunctional muscarinic antagonist / beta2 agonist (MABA) Phase 2b COPD study	X
Approval of VIBATIV® in the European Union, or approval of VIBATIV® for the treatment of nosocomial pneumonia in the United States	X
Initiate a Phase 3 study in one of our development programs
Initiate a Phase 2b study with TD-1211 in our Oral Peripheral Mu Opioid Receptor Antagonist (PµMA) program	X
Initiate a Phase 2 proof-of-concept study	X
Initiate and report positive results from the bronchodilation study with our LAMA TD-4208	X
Complete strategic partnership(s) for selected program(s)

        As the table above indicates, our Compensation Committee determined that we had achieved seven of these nine performance goals for purposes of the 2011 cash bonus program. Our Compensation Committee determined that the number and nature of the goals achieved warranted a cash bonus pool at 120% of target. In making this determination, the Compensation Committee considered the following factors:

  •
  Our respiratory programs partnered with GSK are recognized by the Compensation Committee as being substantial contributors to the Company's short-and long-term value. In particular, the decision by GSK to proceed toward global regulatory filings with RELOVAIR™ in COPD and asthma based upon the results of the Phase 3 programs is a highly significant positive event for the Company.

  •
  The Compensation Committee views marketing authorization in the European Union for VIBATIV® for the treatment of nosocomial pneumonia as a very important accomplishment for the future of this medicine.

  •
  The Compensation Committee recognizes that the Company's progression of three of its programs into proof-of-concept and later-stage development increases the potential value of those programs.

  •
  Although the Committee viewed achievement of almost all of the goals as above target performance worthy of an above target cash bonus pool for all employees, the failure to complete a strategic partnership was also significant. In light of this, the Compensation Committee awarded our named executive officers 2011 cash bonuses at 120% of target, or approximately 5.5% less than the average bonus percentage paid to named executive officers for 2010 performance. The bonuses are shown in the table below and reflected in the Non-Equity Incentive Compensation column of the "Summary Compensation Table" on page 62:

Name	Title	Cash Bonus ($)	Percentage of Target (%)
Rick E Winningham	Chief Executive Officer	586,521	120%
Michael W. Aguiar	Senior Vice President and Chief Financial Officer	257,942	120%
Leonard M. Blum	Senior Vice President and Chief Commercial Officer	235,697	120%
Mathai M. Mammen	Senior Vice President, Research & Early Clinical Development	240,540	120%
Bradford J. Shafer	Senior Vice President & General Counsel	234,068	120%

Equity Incentive Compensation

        The types of equity compensation comprising the mix of officer compensation consist of: (i) stock options with time-based vesting, which require the market value of our common stock to increase before they are valuable; (ii) performance-contingent restricted stock units (or RSUs) and restricted stock awards (or RSAs), the right to which is dependent upon successful completion of corporate performance goals; and (iii) RSUs or RSAs with time-based vesting. We do not use a targeted cash/equity split to set officer compensation.

        Generally, in order to align the officer's interests with those of our stockholders, a significant stock option grant is made to a named executive officer at the first regularly scheduled meeting of the Compensation Committee after the officer commences employment. Annual replenishment equity awards generally are considered during the first quarter of each year, and additional equity awards may be made in connection with an officer earning a promotion or taking on additional duties or for retention purposes in certain circumstances. In recent years options have been used primarily as a hiring incentive, with annual replenishment awards provided in the form of RSUs and RSAs. Replenishment equity awards are granted annually based on recommendations to the Compensation Committee from the CEO, and are typically within a 75th percentile guideline range benchmarked by FW Cook to ensure the Company's pay philosophy is being executed. The benchmark guideline for each officer position is not based on an equity value, but rather on a benchmark grant date fair value relative to market capitalization at the time of grant, and it is reported as a number of shares. This adjusts the data so that it is appropriate for Theravance's size, without distortion from larger or smaller companies in the peer group. The guidelines are also reported in shares to ensure that we do not provide too much value to individual officers if the stock price falls, while also allowing the guideline value of awards to increase if the stock price increases. Replenishment equity awards generally vest over a four-year period, although as described below, the replenishment RSAs awarded to named executive officers in 2011 vest over a five-year period. The Company believes that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in the Company's employ and to enhance stockholder value over time. Annual replenishment equity award grants to all employees generally are made during the first quarter of each year at a meeting of the Compensation Committee following annual employee performance reviews.

        However, in 2011 the Company's annual replenishment equity award grants were approached differently as part of a plan to promote senior officer retention and ensure strong alignment between named executive officers and our stockholders. The change in practice occurred after the Compensation Committee reviewed the amount of unvested value and the amount of vested value held by each of our senior officers in early 2011. Based upon this review, it was determined that there was not enough unvested value to ensure the retention of our high performing officers, in particular the CEO. As a result, the Committee adopted a special long-term retention and performance incentive program (the "Long-Term Retention and Performance Incentive Program"), consisting of a front-loaded 2011 replenishment RSA grant against a three-year schedule and a long-term performance-contingent RSA grant. The first quarter timing of the awards was consistent with the Company's historical practice, which is to grant equity at the same time as the previous year's bonus performance is evaluated, salary increases are considered, officer performance reviews occur, and goals are set for the upcoming annual cash bonus plan. In addition to strong key employee retention from the replenishment RSAs with time-based vesting, the Long-Term Retention and Performance Incentive Program is designed to reward named executive officers for achievement of specific business objectives that the Compensation Committee views as critical long-term value drivers.

        The Long-Term Retention and Performance Incentive Program has two components. First, each named executive officer was granted a 2011 replenishment RSA that was larger than in prior years, reflecting a partial "front load" of a portion of the annual replenishment RSA each officer could expect to receive over the 2011-2013 time period. Second, a portion of the 2012 and 2013 annual replenishment RSA grants that the named executive officers would normally be eligible to receive was foregone and replaced with the Six-Year Performance RSA, offering the opportunity to earn higher value over the 2011-2016 timeframe depending on how successful the Company is at meeting its critical operating goals and objectives during that six-year period. We believe that the goals underlying these Six-Year Performance RSAs are strategically important for the Company and, if achieved in the manner set forth in the Long-Term Retention and Performance Incentive Program, should increase stockholder value substantially. The Committee believes that the higher value that may be potentially earned by the named executive officers under the long-term six-year performance-contingent component of the Long-Term Retention and Performance Incentive Program reflects superior performance that is above the Company's targeted levels of achievement, which the Committee believes are already challenging to reach. Therefore, the shares associated with the Six-Year Performance RSAs are at significant risk of forfeiture from falling short of goals and the value associated with the potential vesting of these Six-Year Performance RSAs would reflect superior performance deserving of compensation above the guideline range. The components of the Long-Term Retention and Performance Incentive Program are discussed in greater detail below.

  2011 RSAs

        2011 was the first year of the Long-Term Retention and Performance Incentive Program, which was designed to enhance retention and reward superior long-term performance against critical operating and drug development goals. Under the Long-Term Retention and Performance Incentive Program, each named executive officer's guideline replenishment equity award for 2011, 2012 and 2013 was multiplied by three ("3-year award") to determine the number of shares that might normally be provided over the next three years. Each named executive officer was granted two-thirds of his respective 3-year award as a replenishment RSA in February 2011 with extended time-based vesting that is longer than our historical vesting schedule for annual replenishment equity awards. Rather than vesting over a four-year period, these RSAs vest over a five-year period with a one-year "cliff" for the first 20% of the RSAs. After the first anniversary of the grant date, these RSAs vest in equal quarterly installments over the remaining four years.

        Of the remaining one-third of the 3-year award, 60% was foregone by the officer in exchange for being eligible to participate in the long-term six-year performance-contingent component of the Long-Term Retention and Performance Incentive Program described below, and 20% of the remaining one-third is the amount available for grant to the named executive officer in each of 2012 and 2013. These are the only equity grants currently scheduled for 2012 and 2013 under the Long-Term Retention and Performance Incentive Program and the Committee has made a commitment that the equity awards granted to Mr. Winningham in 2012 and 2013 for his services as the Company's Chief Executive Officer will not exceed the original schedule under the Long-Term Retention and Performance Incentive Program.

        The replenishment RSA aspect of the Long-Term Retention and Performance Incentive Program was designed to provide the same number of RSA-equivalent shares as would have been provided in 2011, 2012 and 2013 based on the executive officer's guideline annual replenishment equity award. However, the Long-Term Retention and Performance Incentive Program promotes employment retention by providing more of the RSA-equivalent shares in 2011 and less in 2012 and 2013 (but with longer vesting on the larger initial grant). When viewed over the three-year period, the annual replenishment equity awards do not provide more shares than the Company's current annual replenishment guidelines. The following table shows the time-based replenishment RSAs granted to the named executive officers in February 2011 under the Long-Term Retention and Performance Incentive Program, the reduced number of RSAs that were granted to each of them in 2012 and that will be available for grant in 2013 as well as the RSAs foregone by each of them in exchange for participation in the six-year long-term performance-contingent component of the Long-Term Retention and Performance Incentive Program (described further below). We do not intend to grant any other equity awards to named executive officers during 2012, consistent with the Long-Term Retention and Performance Incentive Program and commit that Mr. Winningham's 2012 and 2013 equity awards will not be greater than the original schedule under the Long-Term Retention and Performance Incentive Program (as set forth in the table below). The final two columns of the table reflect the total number of RSAs that the officers could have expected to receive over the 2011-2013 time period and the annual RSAs that they otherwise could have expected to receive under the Company's current annual replenishment equity award guidelines. This is the Company's view of the annualized equity award compensation provided to the officers in each of the next three years. Under this schedule, the CEO was given an annualized opportunity of 110,000 shares, which would have had grant date fair value of $2,720,300 in 2011 had they been granted at the $24.73 stock price at the time:

Name and Title	2011 RSAs (a)	2012 RSAs (b)(2)		Potential 2013 RSAs (c)		Foregone RSAs ("Base Shares") (d)	Total RSA Equivalent 2011 - 2013 (e)(1)	Annual Guideline RSA (f)
Rick E Winningham Chief Executive Officer	220,000	22,000	(3)	22,000	(3)	66,000	330,000	110,000
Michael W. Aguiar Senior Vice President & Chief Financial Officer	100,000	10,000		10,000		30,000	150,000	50,000
Leonard M. Blum Senior Vice President & Chief Commercial Officer	100,000	10,000		10,000		30,000	150,000	50,000
Mathai M. Mammen Senior Vice President, Research & Early Clinical Development	100,000	10,000		10,000		30,000	150,000	50,000
Bradford J. Shafer Senior Vice President & General Counsel	100,000	10,000		10,000		30,000	150,000	50,000

(1)
The "Total RSA Equivalent 2011 - 2013" for each officer in this column (e) reflects the sum of columns (a) through (d).

(2)
Granted with 50% subject to forfeiture unless one of three performance goals is achieved by December 31, 2013.

(3)
Maximum potential replenishment award per Company commitment made in February 2012.

  2011 Six-Year Performance RSAs

        The 2011 long-term six-year performance-contingent RSAs granted to our named executive officers, which were granted to replace 30% of the 2012-2013 time-based vesting RSA awards with a performance-contingent equity design, will give the officers the opportunity to earn up to a maximum of five times the foregone RSAs indicated in the table above ("Base Shares") based on achievement of performance goals over the six-year timeframe from 2011-2016. Vesting of these performance-contingent RSAs is subject to the achievement of performance milestones described below by December 31, 2016 and continued employment, both of which must be satisfied in order for the RSAs to vest. We selected this period of time so that the performance milestones would be possible, though extremely challenging to complete, and to provide incentive for long-term employee retention.

        The earnout is based on a points system that weights the importance and difficulty of the performance milestones. The following performance milestones apply to the Six-Year Performance RSAs, each of which carries the number of points indicated below.

	Performance Milestone	Achievement Points
#1	Non-RELOVAIR™/ LAMA+LABA Phase 3 Success(1)	5
#2	Non-RELOVAIR™/LAMA+LABA Phase 3 Success(1)	5
#3	1st Out-License of Company Compound or FDA approval of a non-RELOVAIR™/LAMA+LABA NDA(2)	4
#4	2nd Out-License of Company Compound(2)	2
#5	3rd Out-License of Company Compound(2)	2
#6	1st Proof-of-Concept Compound(3)	2
#7	2nd Proof-of-Concept Compound(3)	2
#8	3rd Proof-of-Concept Compound(3)	2
#9	4th Proof-of-Concept Compound(3)	2
#10	$300 Million in Annual Corporate Revenue(4)	4
	Possible Total:	30

(1)
"Phase 3 Success" means achievement of primary efficacy endpoints with an adverse event profile that would not reasonably be expected to result in a "refusal to file" designation from a regulatory authority. RELOVAIR™ and LAMA+LABA Phase 3 success are omitted from these goals because at the time of adoption of the Long-Term Retention and Performance Incentive Program, these respiratory programs were in Phase 3 studies being run by our partner GSK and were closest to completion. Other than RELOVAIR™ and LAMA+LABA, we currently do not have any programs in Phase 3 development. With the Long-Term Retention and Performance Incentive Program, we seek to reward the successful progression to and through Phase 3 studies of the Company's programs that are currently in earlier stages of development.

(2)
"License" means the execution of a definitive agreement for the out-license of a Theravance-discovered compound which provides for up-front and potential milestone payments of at least $50 million in the aggregate. Just as described in footnote (1) above, U.S. regulatory approval of RELOVAIR™ and LAMA+LABA do not trigger this goal because at the time of adoption of the Long-Term Retention and Performance Incentive Program, these respiratory programs were already licensed to our partner GSK or were already in Phase 3 studies and were closer than any of our development programs to being submitted for regulatory review. With the Long-Term Retention and Performance Incentive Program, we seek to reward the out-license or U.S. regulatory approval of our internal development programs that are currently in earlier stages of development.

(3)
Proof-of-Concept means completion of a Phase 2a study that shows efficacy and tolerability of a compound such that it would be reasonable to progress the compound to the next stage of development (e.g., Phase 2b or a larger dose-ranging Phase 2 study).

(4)
The Compensation Committee may adjust results to reflect extraordinary, unusual or non-recurring items.

        Upon the achievement of any combination of milestones that add up to at least ten achievement points, performance-contingent RSAs equal to 1.25 times each officer's Base Shares (the number of time-based vesting RSAs forgone in 2012-2013 in order to participate in the long-term six-year performance-contingent component of the Long-Term Retention and Performance Incentive Program) will vest at the next regularly-scheduled quarterly vest date, provided that the officer is employed by the Company through such date. Thereafter, upon the achievement of any combination of milestones that add a further five achievement points (for a cumulative total of fifteen achievement points), performance-contingent RSAs equal to 1.75 times each officer's Base Shares will be eligible for vesting and, after a twelve-month period, will vest on the next regularly-scheduled quarterly vest date provided the officer remains an employee through such date. Likewise, upon the achievement of any combination of milestones that add a further five or more achievement points (for a cumulative total of twenty or more achievement points), performance-contingent RSAs equal to 2.0 times each officer's Base Shares will be eligible for vesting and, after a twelve-month period, will vest on the next regularly-scheduled quarterly vest date provided the officer remains an employee through such date.

        As described in the "Potential Payments Upon Termination or Change-in-Control" section beginning on page 69, our named executive officers participate in our change in control severance plan, which generally provides for full vesting acceleration of unvested equity awards in the event of an involuntary termination three months prior to or twenty four months after a change in control. However, the Six-Year Performance RSAs will be eligible for vesting acceleration under the change in control severance plan at a potentially reduced basis if the per share change in control transaction value is not at least $49.46, which is two times our closing stock price on the date the awards were granted. As with all of our equity awards, the Six-Year Performance RSAs would fully accelerate if they are not assumed or substituted in connection with the change in control.

        The following table shows the Six-Year Performance RSAs granted to the named executive officers in February 2011 under the Long-Term Retention and Performance Incentive Program:

Name	Base Shares (a)	Shares Earned with 10 Points (b)	Shares Earned with 15 Points (c)(1)	Shares Earned with 20+ Points (d)(1)	Maximum Possible RSAs (e)(2)
Rick E Winningham	66,000	82,500	115,500	132,000	330,000
Michael W. Aguiar	30,000	37,500	52,500	60,000	150,000
Leonard M. Blum	30,000	37,500	52,500	60,000	150,000
Mathai M. Mammen	30,000	37,500	52,500	60,000	150,000
Bradford J. Shafer	30,000	37,500	52,500	60,000	150,000

(1)
Upon achievement of this number of points, the shares associated with those points would not vest until twelve months after achievement of the points, and then only if the officer remains employed at the Company through such date.

(2)
The "Maximum Possible RSAs" for each officer in this column (e) reflects the sum of columns (b) through (d).

        Based on the Company's historical operating performance, the nature of these performance milestones and the uncertainties inherent in discovering, developing and partnering our potential medicines, we believe that it will be extremely challenging to achieve enough performance milestones to earn the first ten achievement points. Further, the likelihood of achieving twenty or more achievement points is considered to be remote. In accordance with SEC rules, the grant-date fair values of the Six-Year Performance RSAs are not shown in the "stock awards" column of the Summary Compensation Table on page 62 because at the time these awards were made, it was not probable that any of the performance milestones would be achieved. Instead, the grant date fair value of the Six-Year Performance RSAs, assuming achievement of 100% of the performance milestones, is shown in a footnote to the Summary Compensation Table. If our performance is superior beyond expectations and we achieve performance milestones equal to or exceeding twenty achievement points by the end of 2016, then the maximum earnable Six-Year Performance RSAs, when combined with the officers' replenishment RSAs, are intended to provide annualized long-term incentive compensation in excess of the compensation philosophy guideline when averaged over the 2011 to 2016 timeframe, as superior pay for superior performance.

Post-Termination Protection

        We believe that the possibility of a change in control creates uncertainty for our officers regarding their continued employment by the Company because such transactions frequently result in senior management changes. We provide change in control protections to our officers to alleviate concerns regarding the possible occurrence of such a transaction, allowing them to focus their attention on the business of the Company. In addition, these protections encourage executives to remain with the Company during the threat or negotiation of a change in control transaction, which preserves the value of the Company and the potential benefit to be received by our stockholders in the transaction. No new agreements with executive officers covering potential payments upon termination or change in control were entered into during 2011, nor were there any amendments to such existing named executive officer agreements.

        The change in control severance benefits are structured under a Company plan, which was initially adopted in 2004, instead of individual employment agreements. With this change in control severance plan, we sought uniformity of results among the officers based on their positions at the Company. In addition, we believe that the events triggering payment, both the consummation of a change in control and an involuntary termination, and then only when there is no misconduct by the officer, are fair hurdles for the ensuing income protection. A description of our change in control severance plan is in the "Potential Payments Upon Termination or Change-in-Control" section on page 69. For officers who were eligible to participate in the plan prior to December 16, 2009, Theravance provides gross-ups for excise taxes potentially due upon a change in control in order to mitigate unfair differences between participants that may stem from their individual decisions to exercise or hold vested options. On December 16, 2009, our Board of Directors adopted a new change in control plan which applies to any officers hired, or non-officers promoted to officer level, after December 16, 2009. This new change in control plan is essentially identical to the old change in control plan except that it does not provide for excise tax gross-ups.

        We do not have agreements providing severance in the event of involuntary terminations that do not occur in connection with a change in control with any of our officers except the CEO. Pursuant to the offer letter we entered into with Mr. Winningham to become our Chief Executive Officer in 2001, if Mr. Winningham's service is terminated without cause, he will receive a lump-sum severance payment of 24 months of his current salary plus two times his current target bonus.

        Our severance and change-in-control arrangements generally do not affect the Compensation Committee's decisions regarding other elements of compensation. Those arrangements serve specific purposes that we believe are not related to the determination of an officer's current compensation. However, in the case of the Six-Year Performance RSAs, the Compensation Committee adjusted the potential vesting acceleration that could occur under the change in control severance plan in order to maintain the performance feature of the awards, as well as to protect against a possible unearned windfall given the size of the awards. In order for the Six-Year Performance RSAs to fully vest under our change in control severance plan, the per share change in control transaction value must be at least $49.46, or two times our closing stock price on the date the awards were granted. If the per share change in control transaction value is between $24.73 and $49.46, then 1% of the unvested RSAs would accelerate for each 1% that the per share change in control transaction value exceeds $24.73.

Perquisites

        The Company does not provide a non-qualified deferred compensation program or a supplemental executive retirement plan. Generally the Company does not provide perquisites or other personal benefits to named executive officers, and during 2011 we did not provide any perquisites to executive officers that were not provided to all employees.

CEO Compensation

        As CEO, Mr. Winningham's level of responsibility is much greater than those of the other executives, as he is informed and involved, in a detailed manner, with each department's progress toward our Company goals. In our industry, the CEO must be deeply aware of the Company's strengths and obstacles, and have sharp strategic vision for the Company's future while maintaining the Company's ability to adapt to changed circumstances and prospects quickly and thoughtfully. We believe Mr. Winningham displays these skills, adapting to the increased regulatory and economic uncertainty over the past few years and adjusting the focus of the Company's limited resources accordingly. We believe that Mr. Winningham's total compensation is closely connected with the Company's objective to reward, align, motivate and challenge Mr. Winningham to enhance long-term stockholder value.

        As with our other named executive officers, Mr. Winningham's 2011 compensation consisted of base salary, annual bonus and restricted stock awards. The Compensation Committee determined CEO compensation using methods consistent with those used for other senior executives. For 2011, based on the Compensation Committee's evaluation of his leadership contribution during a period of rapid change and substantial activity for the Company, the Compensation Committee increased Mr. Winningham's annualized base salary from $792,811 to $814,613, a 2.75% increase from 2010 and less than the Company-wide merit increase budget of 3%. Mr. Winningham's 2011 cash bonus under the annual cash incentive plan was awarded based on the Compensation Committee's assessment of the Company's performance against established annual goals and Mr. Winningham's individual performance and relative contribution in leading the Company toward the achievement of significant goals, as described above in the Annual Cash Incentive Compensation section. In February 2011, pursuant to the Long-Term Retention and Performance Incentive Program described in detail in the Equity Incentive Compensation section above, Mr. Winningham was granted an annual replenishment RSA for 220,000 shares and a Six-Year Performance RSA under which the maximum possible shares he could earn between 2011 and 2016 is 330,000, although due to the challenges built into the aggressive goals, the likelihood of this earnout is remote.

        The Company recognizes that the equity awards granted to Mr. Winningham in 2011 are much larger than those Mr. Winningham has been granted in the last few years. However, these grants together comprise the Long-Term Retention and Performance Incentive Program spanning a time frame of six years. The method and rationale pursuant to which the number of shares subject to these awards was derived is explained in the Equity Incentive Compensation section above. Also, as discussed above, in 2012 the replenishment equity award granted to Mr. Winningham was 10% of the size of his 2011 replenishment equity award, and his 2013 replenishment equity award will be the same as the 2012 award.

        The Company has formally committed not to grant to Mr. Winningham in 2012 and 2013 more equity awards than was originally scheduled at the start of the Long-Term Retention and Performance Incentive Program, so that there is no chance that the 110,000 annual RSA guideline amount used to set the program can be exceeded. Viewing our CEO's equity compensation in 2010 and 2011 standing alone, without the context of the Long-Term Retention and Performance Incentive Program, it would appear that the value of 2011 equity compensation was a multiple of the value of equity compensation that he was granted in 2010. However, 2011 was the first year of the multi-year Long-Term Retention and Performance Incentive Program implemented by the Compensation Committee. Two thirds of the aggregate RSAs that would have been provided in 2011, 2012 and 2013 based on the RSA guideline amount was granted to Mr. Winningham in 2011. This award was subject to extended, five-year vesting to enhance long-term retention. Under this program, the replenishment equity awards granted to Mr. Winningham in 2012 and 2013 are substantially reduced to 22,000 shares per year. The total RSAs to be granted to Mr. Winningham over the three-year period from 2011 through 2013 is 264,000, which reflects 66,000 shares fewer than he would have received over this three-year period if the Long-Term Retention and Performance Incentive Program had not been implemented. These 66,000 shares (the "Base Shares") were foregone in exchange for the ability to earn up to five times the Base Shares if the Company achieves the extremely challenging performance goals described above over a six-year period from 2011 through 2016. Furthermore, the grant date fair value of the 2010 RSUs awarded to Mr. Winningham reflects only half of the RSUs that were granted to him on that date in 2010. This is because the other half of the RSUs were performance-based, and therefore, pursuant to SEC rules related to the likelihood of achieving the goal at the time of grant, the grant date fair value of the performance-contingent RSUs were not shown in the Summary Compensation Table. In contrast to the equity award information presented in the Summary Compensation and Grants of Plan-Based Awards tables, the table below reflects the Company's perspective on the long-term view of the awards Mr. Winningham received in 2011 and 2012 under the Long-Term Retention and Performance Incentive Program in comparison to what we anticipate he would have received absent the Long-Term Retention and Performance Incentive Program.

Absent Long-Term Program	2011 RSAs (a)	2012 RSAs (b)	2013 RSAs (c)	Three-Year Total (d)
Guideline Annual Equity	110,000	110,000	110,000	330,000
Per Share Grant-Date Fair Value	$24.73	$18.11	[TBD]	[TBD]
Aggregate Grant-Date Fair Value	$2,720,300	$1,992,100	[TBD]	[TBD]

Actual Grant under Long-Term Program	2011 RSAs (a)		2012 RSAs (b)		2013 RSAs (c)	Three-Year Total (d)
Guideline Annual Equity	220,000		22,000	(2)	22,000	264,000
Per Share Grant-Date Fair Value	$24.73		$18.11		[TBD]	[TBD]
Aggregate Grant-Date Fair Value	$5,440,600	(1)	$398,420		[TBD]	[TBD]

(1)
In addition, in 2011 Mr. Winningham was granted a Six-Year Performance RSA, which is not included in the Three-Year Total in column (d), which provides the potential to earn up to five times the Base Share amount of 66,000 shares. The grant date fair value of the Base Shares on February 11, 2011 was $1,632,180 and the grant date fair value of the entire Six-Year Performance RSA was $8,160,900.

(2)
Granted with 50% subject to forfeiture unless one of three performance goals is achieved by December 31, 2013.

        Furthermore, the four-year vesting of half of the replenishment equity award granted to our CEO in February 2012 is contingent upon the Company achieving one of the following three performance goals by December 31, 2013: (i) commencing a Phase 1 study in our Hepatitis C virus program, (ii) commencing a Phase 3 study in our PUMA program for opioid-induced constipation; and (iii) achieving positive results from the LAMA/LABA Phase 3 study.

        As a result of the implementation of the Long-Term Retention and Performance Incentive Program, the amounts included in the 2011 compensation tables will appear disproportionate to the amounts awarded to Mr. Winningham in prior years and that will be awarded to him in 2012 and 2013.

This is due to the fact that the awards appear in the Summary Compensation Table (the Six-Year Performance RSA appears in a footnote to this table) and Grants of Plan-Based Awards table in the year they are granted, even though the awards vest over a multi-year period and, in the case of the Six-Year Performance RSA, are subject to a high degree of performance risk. In order to earn even half of the Six-Year Performance RSA, Mr. Winningham and the Company as a whole will have to perform well beyond expectations over the next five years, and Mr. Winningham's replenishment RSA requires five years of service before it will be fully earned. We believe the performance objectives that must be achieved for any of the Six-Year Performance RSAs to vest are extremely challenging goals, the accomplishment of which would be beneficial to the Company's stockholders.

        For context on the at-risk nature of the Six-Year Performance RSA granted to Mr. Winningham in 2011, and the integrity with which the Company abides by the performance features in the awards granted, in 2007 the Compensation Committee initiated a long-term, performance-based equity compensation program for its executive officers. The 2007 performance grant was tied to the Company's achievement of specific milestones over a three year period. The equity awards that were granted pursuant to that program were substantial (beyond the 75th percentile of the peer group at the time), and vesting was tied to the achievement of milestones within a pre-determined timeframe and continued employment throughout the three-year performance period. At the time that program was adopted, the Company believed that the likelihood of achieving all of the milestones was remote. In fact, none of the milestones were accomplished within the time allotted, and therefore 100% of the 2007 performance awards were forfeited by the executive officers to the Company. While the Company hopes to achieve many of the milestones applicable to the Six-Year Performance RSAs that are part of the Long-Term Retention and Performance Incentive Program, we believe that the Six-Year Performance RSAs carry a significant performance related risk of forfeiture, as did the 2007 performance awards.

Tax Deductibility of Pay

        Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that Theravance may deduct in any one year with respect to each of its CEO and three other most highly paid executive officers, other than its CFO. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Stock options granted to our named executive officers under our 2004 Incentive Plan and, if adopted, our 2012 Plan, are generally intended to qualify for this exemption so that they will not be subject to the $1 million deduction limitation. In addition, we may grant certain performance-contingent RSA and RSU awards that are intended to qualify for this exemption. RSAs or RSUs with time-based vesting, performance-contingent RSAs or RSUs that are not designed to comply with the Section 162(m) exemption and cash awards under the annual incentive program are subject to the $1 million deduction limitation when aggregated with other non-exempt compensation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. Although deduction of some amounts paid as compensation by Theravance to certain executives may be limited by Section 162(m), that limitation has not resulted in the current payment of increased federal income taxes by Theravance due to its significant net operating loss carry forwards. The Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in our best interests.

COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        Submitted by the following members of the Compensation Committee:

Jeffrey M. Drazan George M. Whitesides, Ph.D. William D. Young, Chairman

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of Theravance under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SUMMARY COMPENSATION TABLE

        The following table sets forth all of the compensation awarded to, earned by, or paid to our "principal executive officer," "principal financial officer" and the three other highest paid executive officers whose total compensation in fiscal year 2011 exceeded $100,000 (our "named executive officers") for fiscal years 2011, 2010, and 2009.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Rick E Winningham	2011	812,796	0	5,440,600	586,521	1,025	6,840,942
Chief Executive Officer	2010	792,811	26,163	556,600	570,824	0	1,946,398
	2009	791,516	0	1,172,000	336,945	148	2,300,609
Michael W. Aguiar	2011	428,692	0	2,473,000	257,942	843	3,160,477
Senior Vice President, Chief	2010	400,557	20,781	253,000	249,219	0	923,557
Financial Officer	2009	381,631	0	542,050	130,070	148	1,053,899
Leonard M. Blum	2011	391,874	0	2,473,000	235,697	843	3,101,414
Senior Vice President and	2010	381,071	0	253,000	228,832	0	862,903
Chief Commercial Officer	2009	376,843	0	512,750	128,387	507,640	1,525,620
Mathai Mammen	2011	399,158	0	2,473,000	240,540	843	3,113,541
Senior Vice President, Research &	2010	356,375	10,450	253,000	228,000	0	847,825
Early Clinical Development	2009	327,500	0	542,050	321,138	148	1,190,836
Bradford J. Shafer	2011	389,166	0	2,473,000	234,068	843	3,097,077
Senior Vice President, General Counsel	2010	378,438	10,416	253,000	227,250	0	869,104
	2009	373,164	0	542,050	127,500	148	1,042,862

(1)
Includes amounts deferred pursuant to our 401(k) plan.

(2)
The amounts in this column reflect cash bonuses awarded at the discretion of the Compensation Committee. The 2010 amounts reflect the over-achievement of the financing goal applicable to our 2010 annual cash bonus program.

(3)
The amounts in this column represent the aggregate grant date fair value of stock awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 10 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 27, 2012 for a discussion of all assumptions made by the Company in determining the grant date fair values of its equity awards. As a result of the implementation of the Long-Term Retention and Performance Incentive Program, as described in greater detail in the "Equity Incentive Compensation" section of the "Compensation Discussion and Analysis" beginning on page 51, the stock awards granted in 2011 will appear disproportionate to those granted in prior years and in 2012. This is due to the fact that the awards appear in the table in the year they are granted, even though the awards vest over a five-year period and, when combined with the substantially reduced replenishment RSAs in 2012 and 2013, are intended to represent three years worth of equity incentive compensation spread unevenly over three years, with the largest portion granted in 2011 and vesting over a longer period of time. Each named executive officer was granted a performance-contingent RSA in February 2011, the vesting of which is tied to the achievement of performance milestones, as described in greater detail in the "2011 Six-Year Performance RSAs" section of the "Compensation Discussion and Analysis" beginning on page 54. The grant date fair value of these awards assuming that milestones adding up to a total of 20 points (the highest level attainable for purposes of full vesting of the RSAs) will be achieved is $8,160,900 in the case of Mr. Winningham and $3,709,500 in the case of the other named executive officers. In accordance with SEC rules, the grant date fair value of any award subject to a performance condition is based on the probable outcome of the performance conditions. At the time these awards were made, it was not probable that any of the performance milestones would be achieved and therefore no amount attributable to these awards is included in the "stock awards" column. In order to earn even half of the Six-Year Performance RSAs, the Company will have to perform well beyond expectations over the next five years. The Company believes that the performance objectives that must be achieved for any of the Six-Year Performance RSAs to vest are extremely challenging goals, the accomplishment of which would be beneficial to the Company's stockholders.

(4)
The amounts in this column reflect cash bonus awards earned by the named executive officers under our 2009, 2010 and 2011 annual cash bonus plans, which were paid in the first quarter of the following year. The 2011 annual cash bonus plan is discussed in greater detail in the "Annual Cash Incentive Compensation" section of the "Compensation Discussion and Analysis" beginning on page 49. In the case of Dr. Mammen, it also includes a $208,938 bonus payment in 2009 pursuant a long-term cash bonus arrangement established in 2004.

(5)
Reflects a tax-gross up payment on an iPad gift given as a reward for approval of VIBATIV® (telavancin) by regulatory authorities in the European Union, and a $500 401(k) matching contribution by the Company. The gross-up payment on the iPad gift and the 401(k) matching contribution were provided to all Company employees.

Salary, Bonus and Non-Equity Incentive Plan Compensation in Proportion to Total Compensation

        The amount of salary, bonus and non-equity incentive plan compensation awarded to, earned by, or paid to our named executive officers for fiscal year 2011 in proportion to the total compensation reported for each of our named executive officers is set forth below.

Mr. Winningham:	20.5%
Mr. Aguiar:	21.7%
Mr. Blum:	20.2%
Dr. Mammen:	20.5%
Mr. Shafer:	20.1%

2011 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth each non-equity incentive plan award and equity award granted to our named executive officers during fiscal year 2011.

				Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)(3)(4)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)				All Other Stock Awards: Number of Shares or Units (#)(3)(4)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)
(a)	(b)	(d)	(e)	(f)	(g)	(i)	(l)
Rick E Winningham	N/A	488,768	733,152	—	—	—	—
	2/11/2011	—	—	—	—	220,000	5,440,600
	2/11/2011	—	—	82,500	330,000	—	—	(5)
Michael W. Aguiar	N/A	214,952	322,427	—	—	—	—
	2/11/2011	—	—	—	—	100,000	2,473,000
	2/11/2011	—	—	37,500	150,000	—	—	(5)
Leonard M. Blum	N/A	196,414	294,621	—	—	—	—
	2/11/2011	—	—	—	—	100,000	2,473,000
	2/11/2011	—	—	37,500	150,000	—	—	(5)
Mathai Mammen	N/A	200,450	300,675	—	—	—	—
	2/11/2011	—	—	—	—	100,000	2,473,000
	2/11/2011	—	—	37,500	150,000	—	—	(5)
Bradford J. Shafer	N/A	195,057	292,585	—	—	—	—
	2/11/2011	—	—	—	—	100,000	2,473,000
	2/11/2011	—	—	37,500	150,000	—	—	(5)

(1)
Each named executive officer was granted a non-equity incentive plan award pursuant to our 2011 annual cash bonus plan which is discussed in greater detail in the "Annual Cash Incentive Compensation" section of the "Compensation Discussion and Analysis" beginning on page 49. The amounts shown in the "target" column reflect the target payout under the plan. The target amount is equal to 60% of Mr. Winningham's annualized base salary and 50% of the other named executive officers' annualized base salaries. The amounts shown in the "maximum" column reflect the maximum payout under the plan if all of the goals are achieved. No "threshold" is applicable to these awards. The actual amounts paid to each named executive officer are shown in the Summary Compensation Table on page 62.

(2)
Each of our named executive officers was granted performance-contingent RSAs under our 2004 Incentive Plan, which we refer to as the "Six-Year Performance RSAs." Vesting of these RSAs is contingent upon the achievement of performance milestones by December 31, 2016 as well as continued employment, as described in greater detail in the "2011 Six-Year Performance RSAs" section of the "Compensation Discussion and Analysis" beginning on page 54. The number of shares reflected in the table above as the "threshold" payout assumes that milestones adding up to 10 points will be achieved and that the officer will remain employed by Theravance through the next regularly-scheduled quarterly vest date after such achievement. The number of shares reflected in the table above as the "target" payout assumes that milestones adding up to a total of 20 points will be achieved and that the officer will remain employed by Theravance for a twelve-month period thereafter, through the next regularly-scheduled quarterly vest date. No "maximum" is applicable to these awards, as full vesting of the performance-contingent RSAs will be achieved at the "target" payout.

(3)
The RSAs will become fully vested if we are acquired and the holder is subject to an involuntary termination; provided, however, that with respect to the Six-Year Performance RSAs in columns (f) and (g), if the transaction value in such an acquisition is not at least two times our closing stock price on the date the RSAs were granted, such vesting acceleration will be on a potentially reduced basis. Such vesting acceleration is described in greater detail in "Potential Payments Upon Termination or Change in Control" beginning on page 69. However, a transaction not prohibited by the Governance Agreement in which GlaxoSmithKline LLC acquires less than 100% of our stock is not considered an acquisition that would trigger the foregoing acceleration provision.

(4)
Each of our named executive officers was granted RSAs under our 2004 Incentive Plan. 20% of the RSAs vested on February 20, 2012, and the remaining 80% of the RSAs vest in equal quarterly installments over the next four years, provided the holder remains in continuous service through each vesting date.

(5)
At the time the Six-Year Performance RSAs were granted, it was not probable that any of the performance milestones relative to such awards would be achieved. The grant date fair value of the awards assuming that milestones adding up to a total of 20 points (the highest level attainable for purposes of full vesting of the RSAs) will be achieved is set forth in footnote 3 to the Summary Compensation Table on page 62.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

        The following table sets forth information regarding each unexercised option and all unvested stock and restricted stock units ("RSUs") held by each of our named executive officers as of December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)		(c)	(e)	(f)	(g)		(h)	(i)		(j)
Rick E Winningham	177,419	(4)	—	3.10	1/23/2013	—		—	—		—
	416,128	(5)	—	9.6875	3/28/2014	—		—	—		—
	69,355	(6)	—	29.65	2/7/2016	—		—	—		—
	69,355	(7)	—	34.00	2/13/2017	—		—	—		—
	—		—	—	—	1,445	(8)	31,935	—		—
	—		—	—	—	25,000	(9)	552,500	—		—
	—		—	—	—	61,875	(10)	1,367,438	—		—
	—		—	—	—	220,000	(11)	4,862,000	82,500	(12)	1,823,250
Michael W. Aguiar	175,000	(13)	—	17.91	3/6/2015	—		—	—		—
	30,250	(6)	—	29.65	2/7/2016	—		—	—		—
	20,000	(14)	—	27.56	4/25/2016	—		—	—		—
	70,000	(7)	—	34.00	2/13/2017	—		—	—		—
	51,250	(15)	8,750	16.25	7/22/2018	—		—	—		—
	—		—	—	—	1,458	(8)	32,222	—		—
	—		—	—	—	11,562	(9)	255,520	—		—
	—		—	—	—	28,124	(10)	621,540	—		—
	—		—	—	—	100,000	(11)	2,210,000	37,500	(12)	828,750
Leonard M. Blum	175,000	(16)	—	26.10	7/31/2017	—		—	—		—
	25,625	(15)	4,375	16.25	7/22/2018	—		—	—		—
	—		—	—	—	16,666	(17)	368,319	—		—
	—		—	—	—	851	(8)	18,807	—		—
	—		—	—	—	10,937	(9)	241,408	—		—
	—		—	—	—	28,124	(10)	621,540	—		—
	—		—	—	—	100,000	(11)	2,210,000	37,500	(12)	828,750
Mathai Mammen	5,161	(18)	—	3.10	12/19/2012	—		—	—		—
	14,510	(4)	—	3.10	1/23/2013	—		—	—		—
	4,570	(18)	—	3.10	2/24/2014	—		—	—		—
	19,354	(18)	—	12.40	9/2/2014	—		—	—		—
	48,000	(19)	—	16.00	10/3/2014	—		—	—		—
	21,900	(20)	—	18.37	2/9/2015	—		—	—		—
	9,900	(6)	—	29.65	2/7/2016	—		—	—		—
	13,200	(7)	—	34.00	2/13/2017	—		—	—		—
	16,500	(21)	—	32.78	7/1/2017	—		—	—		—
	97,917	(22)	2,083	19.80	1/28/2018	—		—	—		—
	—		—	—	—	687	(8)	15,183	—		—
	—		—	—	—	11,562	(9)	255,520	—		—
	—		—	—	—	28,124	(10)	621,540	—		—
	—		—	—	—	100,000	(11)	2,210,000	37,500	(12)	828,750

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)		(c)	(e)	(f)	(g)		(h)	(i)		(j)
Bradford J. Shafer	96,773	(5)	—	9.6875	3/28/2014	—		—	—		—
	26,629	(20)	—	18.37	2/9/2015	—		—	—		—
	16,129	(6)	—	29.65	2/7/2016	—		—	—		—
	16,129	(7)	—	34.00	2/13/2017	—		—	—		—
	—		—	—	—	336	(8)	7,426	—		—
	—		—	—	—	11,562	(9)	255,520	—		—
	—		—	—	—	28,124	(10)	621,540	—		—
	—		—	—	—	100,000	(11)	2,210,000	37,500	(12)	828,750

(1)
With the exception of the Six-Year Performance RSAs granted to our named executive officers on February 11, 2011, all of the equity awards held by our named executive officers will vest if we are acquired and the equity holder is subject to an involuntary termination. The Six-Year Performance RSAs are also eligible for such vesting acceleration; provided, however, that if the transaction value in the acquisition is not at least two times our closing stock price on the date the performance-contingent RSAs were granted, such vesting acceleration will be on a potentially reduced basis. However, a transaction not prohibited by the Governance Agreement in which GlaxoSmithKline LLC acquires less than 100% of our stock is not considered an acquisition that would trigger such vesting acceleration. The vesting acceleration of the equity awards held by our named executive officers is described in greater detail in "Potential Payments Upon Termination or Change in Control" beginning on page 69.

(2)
Computed in accordance with SEC rules as the number of unvested RSUs or RSAs, as applicable, multiplied by the closing market price of our Common Stock at the end of the 2011 fiscal year, which was $22.10 on December 30, 2011 (the last business day of the 2011 fiscal year). The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of our Common Stock.

(3)
Computed in accordance with SEC rules as the number of unvested RSAs multiplied by the closing market price of our Common Stock at the end of the 2011 fiscal year, which was $22.10 on December 30, 2011. The actual value (if any) to be realized by the officer depends on whether the performance milestones related thereto are achieved, whether the shares vest following achievement of the performance milestones, and the future performance of our Common Stock.

(4)
Mr. Winningham and Dr. Mammen received grants of options to purchase shares of our Common Stock under our 1997 Stock Plan on January 24, 2003. These options vested over a four-year period from the date of grant and became fully vested on January 24, 2007.

(5)
Messrs. Winningham and Shafer received grants of options to purchase shares of our Common Stock under our 1997 Stock Option Plan on March 29, 2004. These options vested over a five-year period from the date of grant and became fully vested on March 29, 2009.

(6)
Messrs. Winningham, Aguiar and Shafer and Dr. Mammen received grants of options to purchase shares of our Common Stock under our 2004 Incentive Plan on February 8, 2006. These options vested over a four-year period from the date of grant and became fully vested on February 8, 2010.

(7)
Messrs. Winningham, Aguiar and Shafer, and Dr. Mammen received grants of options to purchase shares of our Common Stock under our 2004 Incentive Plan on February 14, 2007. These options vested over a four-year period from the date of grant and became fully vested on February 14, 2011.

(8)
Messrs. Winningham, Aguiar, Blum and Shafer and Dr. Mammen received RSUs under our 2004 Incentive Plan on January 29, 2008. Each RSU vested over approximately four years from date of grant and became fully vested on February 20, 2012.

(9)
Messrs. Winningham, Aguiar, Blum and Shafer and Dr. Mammen received RSUs under our 2004 Incentive Plan on March 20, 2009. Each RSU vests in equal quarterly installments over approximately four years from the date of grant, provided the holder remains in continuous service through each vesting date.

(10)
Messrs. Winningham, Aguiar, Blum and Shafer and Dr. Mammen received RSUs under our 2004 Incentive Plan on February 10, 2010. Each RSU vests in equal quarterly installments over approximately four years from the date of grant, provided the holder remains in continuous service through each vesting date. Includes 30,938 RSUs in the case of Mr. Winningham and 14,062 RSUs in the case of the other officers that were subject to achievement of performance goals by December 31, 2011 that have already been achieved.

(11)
Messrs. Winningham, Aguiar, Blum and Shafer and Dr. Mammen received RSAs under our 2004 Incentive Plan on February 11, 2011. 20% of the RSAs vested on February 20, 2012, and the remaining 80% of the RSAs vest in equal quarterly installments over the next four years, provided the holder remains in continuous service through each vesting date.

(12)
Messrs. Winningham, Aguiar, Blum and Shafer and Dr. Mammen received performance-contingent RSAs under our 2004 Incentive Plan on February 11, 2011, which we refer to as "Six-Year Performance RSAs." The vesting of these RSAs is contingent upon the achievement of performance milestones by December 31, 2016 as well as continued employment, as described in detail in the "2011 Six-Year Performance RSAs" section of the "Compensation Discussion and Analysis" beginning on page 54. In accordance with SEC rules, the number of shares in column (i) and the value of those shares in column (j) reflects threshold performance assuming milestones that add up to ten points are achieved.

(13)
Mr. Aguiar received a grant of an option to purchase shares of our Common Stock under our 2004 Incentive Plan at the commencement of his employment on March 7, 2005. This option vested over a four-year period and became fully vested on March 7, 2009.

(14)
Mr. Aguiar received a grant of an option to purchase shares of our Common Stock under our 2004 Incentive Plan on April 26, 2006. This option vested over a four-year period from the date of grant and became fully vested on February 8, 2010.

(15)
Messrs. Aguiar and Blum received grants of options to purchase shares of our Common Stock under our 2004 Incentive Plan on July 23, 2008. 25% of the option shares vested on July 23, 2009, and an additional 1/48th of the option shares will vest when each additional month of service thereafter is completed. As a result, each option will be fully vested on July 23, 2012, provided the holder remains in continuous service through each vesting date.

(16)
Mr. Blum received a grant of an option to purchase shares of our Common Stock under our 2004 Incentive Plan on August 1, 2007 in connection with the commencement of his employment. This option vested over a four-year period from the date of grant and became fully vested on August 1, 2011.

(17)
Mr. Blum was granted 50,000 restricted shares of our Common Stock on August 1, 2007 in connection with the commencement of his employment. The grant was made under our 2004 Incentive Plan. One third of the shares vested on July 30, 2010, one third of the shares vested on July 30, 2011, and the remaining one third of the shares will vest on July 30, 2012, provided Mr. Blum remains in continuous service through each vesting date.

(18)
Dr. Mammen received three grants of options to purchase shares of our Common Stock under our 1997 Stock Plan in connection with promotions between September 16, 2000 and September 3, 2004. These options each vested monthly over a five-year period from the date of grant and have fully vested.

(19)
Dr. Mammen received a grant of an option to purchase shares of our Common Stock under our 1997 Stock Option Plan on October 4, 2004. 40% of the option shares vested on September 13, 2007 and an additional 30% of the option shares vested on October 4, 2008. The final 30% of the option shares vested on October 4, 2009.

(20)
Dr. Mammen and Mr. Shafer received grants of options to purchase shares of our Common Stock under our 2004 Incentive Plan on February 10, 2005. Each option vested in 48 equal monthly installments upon completion of each month of continuous service after the date of grant until they became fully vested on February 10, 2009.

(21)
Dr. Mammen received a grant of an option to purchase shares of our Common Stock under our 2004 Incentive Plan on July 2, 2007. This option vested over a four-year period from the date of grant and became fully vested on July 2, 2011.

(22)
Dr. Mammen received a grant of an option to purchase shares of our Common Stock under our 2004 Incentive Plan on January 29, 2008. The option vested in 48 equal monthly installments and became fully vested on January 29, 2012.

2011 OPTION EXERCISES AND STOCK VESTED

        The following table shows the number of shares acquired upon exercise of options by each named executive officer during fiscal year 2011 and the number of shares of restricted stock and restricted stock units ("RSUs") held by each named executive officer that vested during the 2011 fiscal year. The options that were exercised as shown below were scheduled to expire in accordance with their terms between late 2011 and early 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Rick E Winningham	774,192	10,293,763	58,435	1,285,758
Michael W. Aguiar	—	—	29,927	658,319
Leonard M. Blum	—	—	43,663	950,313
Mathai Mammen	13,063	153,960	26,844	590,640
Bradford J. Shafer	30,205	376,505	25,438	559,768

(1)
Value realized is based on the fair market value of our Common Stock on date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the officer.

(2)
Value realized is based on the fair market value of our Common Stock on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by the officer.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        Each of our named executive officers is entitled to severance benefits pursuant to our change in control severance plan. In addition, Mr. Winningham is entitled to severance benefits pursuant to his offer letter.

Change in Control Severance Benefits

        Pursuant to our change in control severance plan, if a named executive officer is subject to an involuntary termination within 3 months prior to or 24 months after a change in control of Theravance, he is entitled to the following benefits provided he signs a release of claims:

  •
  In the case of our Senior Vice Presidents, a lump sum payment equal to 150% of the officer's annual base salary and target bonus.

  •
  In the case of our Chief Executive Officer, a lump sum payment equal to 200% of the officer's annual base salary and target bonus.

  •
  A pro-rata portion of the named executive officer's target bonus based on the number of full months of employment completed in the year of termination.

  •
  Continuation of the officer's health and welfare benefits for the shorter of 18 months (in the case of our Senior Vice Presidents) or 24 months (in the case of our Chief Executive Officer) or the expiration of the officer's continuation coverage under COBRA.

  •
  Full vesting of any unvested stock options, restricted stock and RSUs held by the officer; provided, however, that the shares of restricted stock subject to performance-based vesting that were granted to our named executive officers on February 11, 2011 (the "Six-Year Performance RSAs") for which the performance milestones have not been achieved as of the date vesting will occur under our change in control severance plan may be subject to reduced vesting acceleration as set forth below.

        Pursuant to the restricted stock agreements governing the Six-Year Performance RSAs, if the performance milestones applicable to the Six-Year Performance RSAs have not been met as of the date vesting would otherwise occur pursuant to our change in control severance plan, then the vesting acceleration for such shares will be determined as follows:

  •
  If the per share value to be received by a holder of our common stock in a change in control, as determined by our Board of Directors (the "change in control value") is less than or equal to $24.73 per share (as adjusted for stock splits and similar events, the "base value"), none of such Six-Year Performance RSAs will accelerate and vest;

  •
  If the change in control value is greater than the base value but less than two times the base value, then the number of unvested Six-Year Performance RSAs eligible for vesting acceleration under our change in control severance plan will be equal to 1% of such shares for each 1% that the change in control value is greater than the base value; and

  •
  If the change in control value is equal to or greater than two times the base value, all of such Six-Year Performance RSAs will be eligible for vesting acceleration under our change in control severance plan.

Conditions to Receive Severance Payments Under our Change in Control Severance Plan

        In order to receive severance benefits under our change in control severance plan, an officer must sign a general release of claims. In addition, severance benefits may be conditioned upon the officer's compliance with any confidentiality agreement between the officer and the Company.

Definitions

        The following definitions are used in our change in control severance plan:

        A "change in control" includes:

  •
  The consummation of a merger or consolidation if persons who were not our stockholders prior to the merger or consolidation own 50% or more of the voting securities of the surviving company and its parent.

  •
  A sale, transfer or other disposition of all or substantially all of our assets.

  •
  A change in the composition of our Board of Directors as a result of which fewer than 50% of the incumbent directors either were directors on the date 24 months prior to the change in control (the "original directors") or were appointed or nominated for election to the Board of Directors by a majority of the original directors or directors whose appointment or nomination was approved by at least 50% of the original directors.

  •
  A transaction as a result of which any person becomes the beneficial owner of 50% or more of our outstanding voting securities.

        A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction. In addition, except with respect to a GSK Change In Control (defined below), the following stock purchases by GlaxoSmithKline LLC will not constitute a change in control:

  •
  The exercise by GlaxoSmithKline LLC of any of its rights under the Amended and Restated Governance Agreement, dated as of June 4, 2004, as amended, among the Company, GSK, GlaxoSmithKline LLC and GGL (the "Governance Agreement") to representation on our Board of Directors (and its committees).

  •
  Any acquisition by GlaxoSmithKline LLC of securities of the Company (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the Governance Agreement.

        A "GSK Change In Control" means the acquisition by GSK, in compliance with the provisions of the Governance Agreement, of 100% of the Company's outstanding voting stock.

        An "involuntary termination" means a termination of an officer's employment by the Company for reasons other than misconduct, or an officer's resignation following (1) a material diminution in the officer's authority, duties or responsibilities, (2) a material reduction in the officer's base compensation, (3) a material change in the officer's work location or (4) a material breach of the officer's employment agreement by the Company. In order to qualify as an involuntary termination, the officer must give written notice to the Company within 90 days after the initial existence of one of the conditions described above and the Company must not have cured such condition within 30 days thereafter.

        "Misconduct" means an officer's (1) commission of any material act of fraud, embezzlement or dishonesty, (2) material unauthorized use or disclosure of our confidential information or trade secrets or (3) other material intentional misconduct adversely affecting the business or affairs of the Company.

Equity Acceleration Upon A Change in Control

        All equity awards granted under our equity incentive plans will fully accelerate in the event of a change in control unless the awards are assumed by the successor corporation or replaced with comparable awards.

280G Tax Gross-Up

        If a named executive officer meets the conditions for severance payments under our change in control severance plan, and if an independent accounting firm selected by the Company determines that the named executive officer would be subject to excise taxes under Section 4999 of the Code as a result of payments under the change in control severance plan or otherwise, then the Company will pay the named executive officer an additional amount equal to the excise taxes and any income and excise taxes due as a result of the Company's payment of the excise taxes, along with any interest or penalties stemming from these taxes. For officers who were eligible to participate in the change in control severance plan prior to December 16, 2009, Theravance provides gross-ups for excise taxes potentially due upon a change in control. On December 16, 2009, our board of directors adopted a new change in control plan which applies to any officers hired, or non-officers promoted to officer level, after December 16, 2009. This new change in control plan is essentially identical to the old change in control plan except that it does not provide for excise tax gross-ups.

Severance

        In addition to the severance benefits he is entitled to pursuant to our change in control severance plan, Mr. Winningham's offer letter provides that if his employment is terminated by Theravance without cause, he will receive a lump-sum severance payment of 24 months' salary plus two times his current target bonus provided he signs a general release of claims. "Cause" means Mr. Winningham's (i) unauthorized use or disclosure of the confidential information or trade secrets, which use causes material harm to the Company, (ii) conviction of a felony under the laws of the United States or any state thereof, (iii) gross negligence, or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from the Board of Directors. In the event that Mr. Winningham is eligible for cash severance benefits under the change in control severance plan, then the severance benefits under his offer letter would not apply.

        The table below reflects the potential payments and benefits to which the named executive officers would be entitled under the arrangements described above. The amounts shown in the table below assume that both the change in control and an involuntary termination occurred on December 30, 2011 (the last business day of the 2011 fiscal year) and that all eligibility requirements under the change in control severance plan were met.

        The following assumptions were used in calculating the values described in the table below:

  •
  Value of Option Acceleration:  The value of vesting acceleration was calculated by multiplying the number of unvested option shares by the difference between the closing price of our Common Stock on December 30, 2011 (which was $22.10 per share) and the exercise price of the unvested option shares.

  •
  Value of Restricted Stock and RSU Acceleration:  The value of the vesting acceleration was calculated by multiplying the number of unvested restricted shares or unvested RSUs by the closing price of our Common Stock on December 30, 2011 (which was $22.10 per share).

  •
  280G Tax Gross-Up:  The calculation of the gross-up payments in the table below is based on an excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6.60% state income tax rate. For purposes of this calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to an executive executing a non-competition agreement.

Name	Bonus for Year of Termination ($)(1)	Cash Severance ($)(2)	Vacation Payout ($)	Unexercisable Options that Vest ($)	Restricted Stock that Vests ($)(3)	Restricted Stock Units That Vest ($)(4)	Health and Welfare ($)(5)	Excise Tax Gross-Up ($)	Total($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Rick E Winningham(6)	488,768	2,606,762	64,311	—	4,862,000	1,951,872	60,603	4,736,620	14,770,936
Chief Executive Officer
Michael W. Aguiar	214,952	967,282	35,827	51,188	2,210,000	909,252	45,452	1,962,831	6,396,814
SVP, Chief Financial
Officer
Leonard M. Blum	196,414	883,863	21,687	25,594	2,578,319	882,055	45,452	2,060,284	6,693,668
SVP, Chief Commercial
Officer
Mathai Mammen	200,450	902,025	38,548	4,791	2,210,000	892,243	45,452	2,017,946	6,311,455
SVP, Research & Early
Clinical Development
Bradford J. Shafer	195,057	877,754	23,088	—	2,210,000	884,486	45,452	1,997,968	6,233,805
SVP, General Counsel

(1)
Reflects payment of the officer's 2011 target bonus.

(2)
Reflects payment of 1.5 or 2 times the officer's base salary and target bonus, as applicable.

(3)
Reflects full vesting of all unvested RSAs, other than the Six-Year Performance RSAs. Does not include any value attributable to vesting of the Six-Year Performance RSAs as they would not be eligible for vesting acceleration at a change in control value of $22.10 per share unless the performance milestones applicable to the shares were achieved.

(4)
Reflects full vesting of all unvested RSUs.

(5)
Reflects the cost of each officer's COBRA premiums for 18 or 24 months, as applicable.

(6)
If Mr. Winningham's employment had been terminated by Theravance without cause on December 30, 2011 other than in connection with a change in control, he would have been entitled to receive the cash severance payments indicated in column (c) and the vacation payout in column (d) but no other benefits.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plans

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	7,906,129	(1)	$19.18	(3)	2,646,644	(4)
Equity compensation plans not approved by security holders	526,718	(2)	$11.82	(3)	—

Total	8,432,847	(1,2)	$18.62	(3)	2,646,644	(4)

(1)
Includes 6,372,349 shares issuable upon exercise of outstanding options and 1,533,780 shares issuable upon vesting of outstanding RSUs.

(2)
Includes 518,749 shares issuable upon exercise of outstanding options and 7,969 shares issuable upon vesting of outstanding RSUs.

(3)
Does not take into account outstanding RSUs as these awards have no exercise price.

(4)
Includes 556,546 shares of Common Stock available for issuance under our 2004 Employee Stock Purchase Plan.

        The Theravance, Inc. 2008 New Employee Equity Incentive Plan is a non-stockholder approved plan, which was adopted by the Board of Directors on January 29, 2008 and amended on July 21, 2009 and was intended to satisfy the requirements of Nasdaq Marketplace Rule 5635(c)(4). Non-statutory options, RSUs, and restricted stock awards were granted under the New Employee Equity Incentive Plan to new employees of the Company. The Board authorized 700,000 shares of Common Stock for issuance under the New Employee Equity Incentive Plan. All option grants had an exercise price per share of no less than 100% of the fair market value per share of Common Stock on the grant date. Each option, RSU and restricted stock award vests in installments over the holder's period of service with the Company. Additional features of the New Employee Equity Incentive Plan are outlined in Note 10 to our consolidated financial statements in our Annual Report on Form 10-K filed on February 27, 2012. Following the approval by stockholders of the amendment and restatement of the Theravance, Inc. 2004 Incentive Plan at our Annual Meeting on April 27, 2010, no additional awards have been made or will be made in the future under the 2008 New Employee Equity Incentive Plan.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

        Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our Board or a committee of our Board. Our Audit Committee, which has the principal responsibility for reviewing related person transactions, has adopted written policies and procedures with respect to related person transactions. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy to approve or ratify related person transactions only when our Board or a committee of our Board determines that the transaction is in, or is not inconsistent with, our and our stockholders' best interests, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party.

Legal Services

        The Company has engaged Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson Dettmer"), of which Mr. Gunderson, one of our directors, is a founding partner, as its primary legal counsel. Fees and reimbursable expenses are incurred in the ordinary course of business, and during the year ended December 31, 2011, we paid fees and reimbursable expenses of approximately $273,049 to Gunderson Dettmer. Mr. Gunderson's interest in these fees is not readily calculable. We believe the services rendered to us by Gunderson Dettmer were on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. We expect to continue to retain the services of Gunderson Dettmer in the future.

Agreements with GSK

        In 2002 and 2004 we entered into significant agreements with GSK, which resulted in transactions with GSK during the fiscal year ended December 31, 2011 and contemplate transactions that may occur during the current fiscal year.

  2002 LABA Collaboration

        In November 2002, we entered into our long-acting beta2 agonist (LABA) collaboration with GSK to develop and commercialize once-daily LABA products for the treatment of chronic obstructive pulmonary disease (COPD) and asthma. For the treatment of COPD, the collaboration is developing combination products, RELOVAIR™ and the LAMA/LABA (GSK573719/vilanterol or '719/VI). For the treatment of asthma, the collaboration is developing RELOVAIR™. RELOVAIR™ is an investigational once-daily combination medicine consisting of a LABA, vilanterol trifenatate (VI), previously referred to as GW642444 or '444, and an inhaled corticosteroid (ICS), fluticasone furoate (FF). The LAMA/LABA '719/VI is an investigational once-daily combination medicine consisting of the long-acting muscarinic antagonist (LAMA), '719, and the LABA, VI.

        In connection with the LABA collaboration, in 2002 we received from GSK an upfront payment of $10.0 million and sold to an affiliate of GSK shares of our Series E preferred stock for an aggregate purchase price of $40.0 million. Through December 31, 2011, we have received a total of $60.0 million in upfront and development milestone payments, and we do not currently expect to be eligible for any additional milestones under this collaboration. The current lead product candidates in the LABA collaboration, VI and FF, were discovered by GSK. In the event that VI is successfully developed and commercialized, we will be obligated to make milestone payments to GSK which could total as much as $220.0 million if both a single-agent and a combination product or two different combination products are launched in multiple regions of the world. If global regulatory agencies accept the applications for RELOVAIR™, which we anticipate will be filed by GSK starting mid-2012, a portion of these potential milestone payments could be payable to GSK within the next two years. We are entitled to annual royalties from GSK of 15% on the first $3.0 billion of annual global net sales and 5% for all annual global net sales above $3.0 billion. Sales of single-agent LABA medicines and combination medicines would be combined for the purposes of this royalty calculation. For other products combined with a LABA from the LABA collaboration, such as '719/VI, royalties are upward tiering and range from the mid-single digits to 10%. However, if GSK is not selling a LABA/ICS combination product at the time that the first other LABA combination is launched, then the royalties described above for the LABA/ICS combination medicine would be applicable.

  2004 Strategic Alliance

        In March 2004, we entered into our strategic alliance with GSK. Under this alliance, GSK received an option to license exclusive development and commercialization rights to product candidates from certain of our discovery programs on pre-determined terms and on an exclusive, worldwide basis. Upon GSK's decision to license a program, GSK is responsible for funding all future development, manufacturing and commercialization activities for product candidates in that program. In addition, GSK is obligated to use diligent efforts to develop and commercialize product candidates from any program that it licenses. If the program is successfully advanced through development by GSK, we are entitled to receive clinical, regulatory and commercial milestone payments and royalties on any sales of medicines developed from the program. If GSK chooses not to license a program, we retain all rights to the program and may continue the program alone or with a third party.

        In 2005, GSK licensed our bifunctional muscarinic antagonist-beta2 agonist (MABA) program for the treatment of COPD, and in October 2011, we and GSK expanded the MABA program by adding six additional Theravance-discovered preclinical MABA compounds (the "Additional MABAs"). GSK's development, commercialization, milestone and royalty obligations under the strategic alliance remain the same with respect to '081, the lead compound in the MABA program. GSK is obligated to use diligent efforts to develop and commercialize at least one MABA within the MABA program, but may terminate progression of any or all Additional MABAs at any time and return them to us, at which point we may develop and commercialize such Additional MABAs alone or with a third party. Both GSK and we have agreed not to conduct any MABA clinical studies outside of the strategic alliance so long as GSK is in possession of the Additional MABAs. If a single-agent MABA medicine containing '081 is successfully developed and commercialized, we are entitled to receive royalties from GSK of between 10% and 20% of annual global net sales up to $3.5 billion, and 7.5% for all annual global net sales above $3.5 billion. If a MABA medicine containing '081 is commercialized only as a combination product, such as a MABA/ICS, the royalty rate is 70% of the rate applicable to sales of the single-agent MABA medicine. For single-agent MABA medicines containing an Additional MABA, we are entitled to receive royalties from GSK of between 10% and 15% of annual global net sales up to $3.5 billion, and 10% for all annual global net sales above $3.5 billion. For combination products containing an Additional MABA, such as a MABA/ICS, the royalty rate is 50% of the rate applicable to sales of the single-agent MABA medicine. If a MABA medicine containing '081 is successfully developed and commercialized in multiple regions of the world, we could earn total milestone payments up to $125.0 million for a single-agent medicine and up to $250.0 million for both a single-agent and a combination medicine. If a MABA medicine containing an Additional MABA is successfully developed and commercialized in multiple regions of the world, we could earn total milestone payments up to $129.0 million.

        In connection with the expansion of the MABA program, GSK relinquished its option right on our MonoAmine Reuptake Inhibitor (MARIN) program and Angiotensin Receptor-NEP Inhibitor (ARNI) program. GSK has no further option rights on any of our research or development programs under the strategic alliance.

        In May 2004, GlaxoSmithKline LLC, an affiliate of GSK, purchased 6,387,096 shares of our Class A common stock for an aggregate purchase price of $108.9 million and, upon the closing of our initial public offering on October 8, 2004, GlaxoSmithKline LLC purchased an additional 433,757 shares of Class A common stock for an aggregate purchase price of $6.9 million.

  GSK Conversion of our Class A Common Stock and
  Purchases of Common Stock under our Governance Agreement with GSK

        In November 2010 GGL, an affiliate of GSK, purchased 5,750,000 shares of our Common Stock for an aggregate purchase price of $129.4 million. On July 21, 2011, GSK converted all of the shares of our Class A common stock held by its affiliates into 9,401,499 shares of our common stock on a one-share-for-one share basis in accordance with the terms of our restated certificate of incorporation. In addition, GGL, an affiliate of GSK, purchased shares of our common stock pursuant to its rights under our governance agreement with GSK dated June 4, 2004, as amended, as follows:

	Through March 21, 2012
	Common Stock Shares Purchased	Aggregate Purchase Prices (in thousands)
Purchase dates
February 24, 2011	152,278	$3,609
May 3, 2011	261,299	$6,689
August 2, 2011	102,466	$2,020
November 1, 2011	58,411	$1,298
February 14, 2012	88,468	$1,603

        GSK's ownership position of our outstanding stock was approximately 18.3% as of March 21, 2012.

  Common Stock Purchase Agreement to Purchase 10,000,000 shares of Common Stock in a Private Transaction

        On April 2, 2012, we, GGL and GlaxoSmithKline LLC entered into a stock purchase agreement that provides for the sale and issuance of 10,000,000 shares of our common stock to GGL at a price of $21.2887 per share or an aggregate purchase price of $212,887,000. The closing of the Private Placement is subject to certain conditions, including approval of the Private Placement by our stockholders and is more fully described in the section of this proxy statement titled "Proposal 5."

Delivery of Documents to Stockholders Sharing an Address

        A number of brokers with account holders who are Theravance, Inc. stockholders may be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Theravance, Inc., 901 Gateway Boulevard, South San Francisco, California 94080 Attn: Secretary or contact Bradford J. Shafer, Secretary at (650) 808-6000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Bradford J. Shafer Senior Vice President, General Counsel and Secretary

April     , 2012

 Annex A

THERAVANCE, INC.

2012 EQUITY INCENTIVE PLAN

(AS ADOPTED EFFECTIVE                        , 2012)

THERAVANCE, INC.

2012 EQUITY INCENTIVE PLAN

ARTICLE I.    INTRODUCTION.

        The Plan was adopted by the Board on February 8, 2012 to be effective on the day after the Corporation's 2012 Annual Meeting of Stockholders assuming the Plan is approved by the Corporation's stockholders at such meeting. The purpose of the Plan is to promote the long-term success of the Corporation and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications, and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for the following Awards: (i) Options (which may constitute incentive stock options or nonstatutory stock options), (ii) stock appreciation rights, (iii) Restricted Shares, (iv) Stock Units and (v) Performance Cash Awards.

        The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE II.    ADMINISTRATION.

        2.1    Committee Composition.    The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Corporation, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:

        (a)   Any listing standards prescribed by the principal securities market on which the Corporation's equity securities are traded;

        (b)   Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code;

        (c)   Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

        (d)   Any other requirements imposed by applicable law, regulations or rules.

        2.2    Committee Responsibilities.    The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

        2.3    Committee for Non-Officer Grants.    The Board or the Committee may also appoint a secondary committee of the Board or the Committee, which shall be composed of one or more directors of the Corporation who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Corporation under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE III.    SHARES AVAILABLE FOR GRANTS.

        3.1    Basic Limitation.    Shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards granted under the Plan shall not exceed (a) 6,500,000 shares and (b) the additional shares of Common Stock described in Sections 3.2 and 3.3(1). The number of shares of Common Stock that may be issued pursuant to ISOs granted under the Plan shall not exceed 6,500,000 shares. The number of shares of Common Stock that may be issued under the Plan shall be reduced by (a) one share for every option and stock appreciation right granted under the Plan or granted under the Corporation's 2004 Equity Incentive Plan on or after January 1, 2012 and (b) 1.45 shares for every stock award other than an option or stock appreciation right granted under the Plan or granted under the Corporation's 2004 Equity Incentive Plan on or after January 1, 2012. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 11. The number of shares of Common Stock that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of shares of Common Stock that then remain available for issuance under the Plan. No further awards shall be granted under the Corporation's 2004 Equity Incentive Plan after the date specified in Section 17.1.

        3.2    Additional Shares.    If (i) restricted shares or shares of Common Stock issued upon the exercise of options under this Plan are forfeited or repurchased or (ii) on or after January 1, 2012 restricted shares or shares of Common Stock issued upon the exercise of options under the Predecessor Plans are forfeited or repurchased, then such shares of Common Stock shall again become available for issuance under this Plan. If (i) stock units, options or stock appreciation rights under this Plan are forfeited, settled in cash (in whole or in part) or terminate for any other reason before being exercised or (ii) on or after January 1, 2012 stock units, options or stock appreciation rights granted under the Predecessor Plans are forfeited, settled in cash (in whole or in part) or terminate for any other reason before being exercised, then the corresponding shares of Common Stock shall again become available for issuance under this Plan. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock shall not be added back to the number of shares available for issuance under Section 3.1: (i) shares tendered by a Participant or withheld by the Corporation in payment of the exercise price of an option granted under this Plan or the Predecessor Plans, or to satisfy any tax withholding obligation with respect to a stock award granted under this Plan or the Predecessor Plans, (ii) shares subject to a stock appreciation right issued under this Plan or the Predecessor Plans that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof and (iii) shares reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of an option granted under this Plan or the Predecessor Plans. Any shares that again become available for issuance under this Section 3.2 shall be added back as (i) one share if such shares were subject to options or stock appreciation rights granted under this Plan or the Predecessor Plans and (ii) 1.45 shares if such shares were subject to stock awards other than options or stock appreciation rights that were granted under this Plan or the Predecessor Plans.

        3.3    Shares Subject to Substituted Awards.    The number of shares of Common Stock subject to Substitute Awards granted by the Corporation shall not reduce the number of shares of Common Stock that may be issued under Section 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided under Section 3.2. Additionally, to the extent permitted by Nasdaq Marketplace Rule 5635(c) or any successor thereto, in the event that a company acquired by the Corporation or any Affiliate or with which the Corporation or any Affiliate combines has shares available for awards or grants under one or

(1)
Up to 12,667,411 additional shares (applying the ratios set forth in Section 3.2) subject to stock awards outstanding under the Predecessor Plans on December 31, 2011 could be added to the Plan's share reserve pursuant to Section 3.2.

more pre-existing plans not adopted in contemplation of such acquisition or combination and previously approved by the acquired entity's shareholders, then, to the extent determined by the Board of Directors or Committee, the shares available for award or grant pursuant to the terms of such pre-existing plan(s) (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of the securities of the entities that are parties to such acquisition or combination) may be used for Stock Awards under the Plan and shall not reduce the number of shares of Common Stock that may be issued under Section 3.1; provided however, that Stock Awards using such shares shall not be made after the date awards or grants could have been made under the terms of such pre-existing plan(s), absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing service to the Corporation or its Affiliates immediately prior to such acquisition or combination.

ARTICLE IV.    ELIGIBILITY.

        4.1    Incentive Stock Options.    Only Employees who are common-law employees of the Corporation, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Corporation or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

        4.2    Other Grants.    Awards other than ISOs may only be granted to Employees, Outside Directors and Consultants.

ARTICLE V.    OPTIONS.

        5.1    Stock Option Agreement.    Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation.

        5.2    Number of Shares.    Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. Options granted to any Optionee in a single fiscal year of the Corporation shall not cover more than 1,500,000 shares of Common Stock, except that Options granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences shall not cover more than 2,000,000 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

        5.3    Exercise Price.    Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. This Section 5.3 shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

        5.4    Exercisability and Term.    Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. A Stock Option Agreement may provide for the automatic exercise of the Option. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of a Change in Control, the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

        5.5    Modification or Assumption of Options.    Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Articles 10 and 11, neither the Committee nor any other person may (a) decrease the exercise price for any outstanding Option after the date of grant, (b) cancel or allow an optionee to surrender an outstanding Option to the Corporation in exchange for cash or as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Corporation's Common Stock is traded).

        5.6    Buyout Provisions.    Except to the extent prohibited by Section 5.5, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish. In no event will such payment be greater than the difference between (i) the Fair Market Value of the shares of Common Stock subject to such Option as of the date of such event over (ii) their Exercise Price.

ARTICLE VI.    PAYMENT FOR OPTION SHARES.

        6.1    General Rule.    The entire Exercise Price of shares of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time such shares of Common Stock are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Outside Director or executive officer of the Corporation, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

        6.2    Surrender of Stock.    With the Committee's consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, shares of Common Stock that are already owned by the Optionee. Such shares of Common Stock shall be valued at their Fair Market Value on the date the new shares of Common Stock are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, shares of Common Stock in payment of the Exercise Price if such action would cause the Corporation to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

        6.3    Exercise/Sale.    With the Committee's consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to a securities broker approved by the Corporation to sell all or part of the shares of Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Corporation.

        6.4    Exercise/Pledge.    With the Committee's consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to pledge all or part of the shares of Common Stock being purchased under the Plan to a securities broker or lender approved by the Corporation, as security for a loan, and to deliver all or part of the loan proceeds to the Corporation.

        6.5    Promissory Note.    To the extent permitted by Section 13(k) of the Exchange Act, with the Committee's consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) a full-recourse promissory note.

        6.6    Other Forms of Payment.    With the Committee's consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE VII.    STOCK APPRECIATION RIGHTS.

        7.1    SAR Agreement.    Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Corporation. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

        7.2    Number of Shares.    Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 1,500,000 shares of Common Stock, except that SARs granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences shall not pertain to more than 2,000,000 shares of Common Stock. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

        7.3    Exercise Price.    Each SAR Agreement shall specify the Exercise Price which shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The preceding sentence shall not apply to an SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Section 409A of the Code. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

        7.4    Exercisability and Term.    Each SAR Agreement shall specify the date all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR; provided that the term of a SAR shall in no event exceed 10 years from the date of grant. An SAR Agreement may provide for accelerated exercisability in the event of a Change in Control, the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

        7.5    Exercise of SARs.    Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Corporation (a) shares of Common Stock, (b) cash or (c) a combination of shares of Common Stock and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of shares of Common Stock received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the SARs exceeds the Exercise Price. If, on the date an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

        7.6    Modification or Assumption of SARs.    Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Articles 10 and 11, neither the Committee nor any other person may (a) decrease the exercise price for any outstanding SAR after the date of grant, (b) cancel or allow an Optionee to surrender an outstanding SAR to the Corporation in exchange for cash or as consideration for the grant of a new SAR with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding SAR or (c) take any other action with respect to a SAR that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Corporation's Common Stock is traded).

        7.7    Buyout Provisions.    Except to the extent prohibited by Section 7.6, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an SAR previously granted or (b) authorize an Optionee to elect to cash out an SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish. In no event will such payment be greater than the difference between (i) the Fair Market Value of the shares of Common Stock to which such SAR pertains as of the date of such event over (ii) their Exercise Price.

ARTICLE VIII.    RESTRICTED SHARES.

        8.1    Restricted Stock Agreement.    Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Corporation. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

        8.2    Payment for Awards.    Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services, future services and such other methods of payment as are permitted by applicable laws, regulations and rules. If the Participant is an Outside Director or executive officer of the Corporation, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act. Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

        8.3    Vesting Conditions.    Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Corporation or a business unit of the Corporation for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee. The Committee shall determine such performance. Such target shall be based on one or more of the criteria set forth in Appendix A or, to the extent an Award is not intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, such other criteria selected by the Committee. To the extent an Award is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee shall identify such target not later than the 90th day of such period. Subject to adjustment in accordance with Article 11, in no event shall more than 1,500,000 Restricted Shares that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Corporation, except that 2,000,000 Restricted Shares that are subject to performance-based vesting conditions may be granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences. A Restricted Stock Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant's death, disability or retirement or other events.

        8.4    Voting and Dividend Rights.    The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Corporation's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Cash dividends with respect to any Restricted Shares and any other property (other than cash) distributed as a dividend or otherwise with respect to Restricted Shares that vest based on the achievement of performance goals shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares with respect to which such cash, shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

ARTICLE IX.    STOCK UNITS AND PERFORMANCE CASH AWARDS.

        9.1    Stock Unit Agreement.    Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Corporation. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient's other compensation.

        9.2    Payment for Awards.    To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

        9.3    Vesting Conditions.    Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Committee may include among such conditions the requirement that the performance of the Corporation or a business unit of the Corporation for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee. The Committee shall determine such performance. Such target shall be based on one or more of the criteria set forth in Appendix A or, to the extent an Award is not intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, such other criteria selected by the Committee. To the extent an Award is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee shall identify such target not later than the 90th day of such period. Subject to adjustment in accordance with Article 11, in no event shall more than 1,500,000 Stock Units that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Corporation, except that 2,000,000 Stock Units that are subject to performance-based vesting conditions may be granted to a new Employee in the fiscal year of the Corporation in which his or her service as an Employee first commences. A Stock Unit Agreement may provide for accelerated vesting in the event of a Change in Control, the Participant's death, disability or retirement or other events.

        9.4    Voting and Dividend Rights.    The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach. Notwithstanding the foregoing, dividend equivalents with respect to any Stock Units that vest based on the achievement of performance goals shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

        9.5    Form and Time of Settlement of Stock Units.    Settlement of vested Stock Units may be made in the form of (a) cash, (b) shares of Common Stock or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of shares of Common Stock over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

        9.6    Death of Recipient.    Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation. A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

        9.7    Modification or Assumption of Stock Units.    Within the limitations of the Plan, the Administrator may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new stock units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

        9.8    Creditors' Rights.    A holder of Stock Units shall have no rights other than those of a general creditor of the Corporation. Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Stock Unit Agreement.

        9.9    Performance Cash Awards.    A Performance Cash Award is a cash award that may be granted upon the attainment of certain performance goals for a specified performance period of one or more fiscal years. The Committee shall determine such performance. The goals applicable to a Performance Cash Award shall be based on one or more of the criteria set forth in Appendix A or, to the extent a Performance Cash Award is not intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, such other criteria selected by the Committee. To the extent a Performance Cash Award is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee shall determine such goals no later than the 90th day of such period. Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Committee which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of various Performance Cash Awards need not be identical. The maximum amount that may be paid to any Participant for each fiscal year of the Corporation in a performance period attributable to Performance Cash Awards shall not exceed $2,000,000. The Committee may determine, at the time of granting a Performance Cash Award or thereafter, that all or part of such Performance Cash Award shall become earned and payable in the event that the Corporation is subject to a Change in Control before the Participant's service terminates or as otherwise determined by the Committee in special circumstances.

ARTICLE X.    CHANGE IN CONTROL.

        10.1    Effect of Change in Control.    Unless the Committee provides otherwise in a Stock Option Agreement, SAR Agreement, Restricted Stock Agreement or Stock Unit Agreement, in the event of any Change in Control, each outstanding Stock Award shall automatically accelerate so that each such Stock Award shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such Stock Award and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding Stock Award shall not so accelerate if and to the extent such Stock Award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Stock Award for shares of the capital stock of the successor corporation (or parent thereof). The determination of award comparability shall be made by the Committee, and its determination shall be final, binding and conclusive.

        10.2    Acceleration.    The Committee shall have the discretion, exercisable either at the time the Stock Award is granted or at any time while the Stock Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Stock Award is to be assumed or replaced in the Change in Control.

ARTICLE XI.    PROTECTION AGAINST DILUTION.

        11.1    Adjustments.    In the event of a subdivision of the outstanding shares of Common Stock, a declaration of a dividend payable in shares of Common Stock, a declaration of a dividend payable in a form other than shares of Common Stock in an amount that has a material effect on the price of shares of Common Stock, a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, a recapitalization, a spin-off or a similar occurrence, corresponding adjustments shall automatically be made in each of the following:

        (a)   The number of shares of Common Stock available for issuance under Article 3, including the limitation on the number of ISOs in Section 3.1;

        (b)   The limitations set forth in Sections 5.2, 7.2, 8.3 and 9.3;

        (c)   The number of shares of Common Stock covered by each outstanding Option and SAR;

        (d)   The Exercise Price under each outstanding Option and SAR; or

        (e)   The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Article 11, a Participant shall have no rights by reason of any issue by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

        11.2    Dissolution or Liquidation.    To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Corporation.

        11.3    Reorganizations.    In the event that the Corporation is a party to a merger or consolidation, all outstanding Stock Awards shall be subject to the agreement of merger or consolidation. Such agreement shall provide for one or more of the following:

        (a)   The continuation of such outstanding Stock Awards by the Corporation (if the Corporation is the surviving corporation).

        (b)   The assumption of such outstanding Stock Awards by the surviving corporation or its parent (with respect to Options and SARs, in a manner that complies with applicable tax requirements).

        (c)   The substitution by the surviving corporation or its parent of new awards for such outstanding Stock Awards (with respect to Options and SARs, in a manner that complies with applicable tax requirements).

        (d)   Full exercisability of such outstanding Stock Awards and full vesting of the shares of Common Stock subject to such Stock Awards, followed by the cancellation of such Stock Awards. The full exercisability of such Stock Awards and full vesting of the shares of Common Stock subject to such Stock Awards may be contingent on the closing of such merger or consolidation. The Participants shall be able to exercise such Stock Awards during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Participants a reasonable opportunity to exercise such Stock Awards. Any exercise of such Stock Awards during such period may be contingent on the closing of such merger or consolidation.

        (e)   The cancellation of such outstanding Stock Awards and a payment to the Participants equal to the excess of (i) the Fair Market Value of the shares of Common Stock subject to such Stock Awards (whether or not such Stock Awards are then exercisable or such shares of Common Stock are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Stock Awards would have become exercisable or such shares of Common Stock would have vested. Such payment may be subject to vesting based on the Optionee's continuing service, provided that the vesting schedule shall not be less favorable to the Participants than the schedule under which such Stock Awards would have become exercisable or such shares of Common Stock would have vested. If the Exercise Price of the shares of Common Stock subject to such Stock Awards exceeds the Fair Market Value of such shares of Common Stock, then such Stock Awards may be cancelled without making a payment to the Participants. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE XII.    DEFERRAL OF AWARDS.

        The Committee (in its sole discretion) may permit or require a Participant to:

        (a)   Have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation's books;

        (b)   Have shares of Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

        (c)   Have shares of Common Stock that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Corporation's books. Such amounts shall be determined by reference to the Fair Market Value of such shares of Common Stock as of the date they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Corporation. Such an account shall represent an unfunded and unsecured obligation of the Corporation and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Corporation. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 12.

ARTICLE XIII.    AWARDS UNDER OTHER PLANS.

        The Corporation may grant awards under other plans or programs. Such awards may be settled in the form of shares of Common Stock issued under this Plan. Such shares of Common Stock shall be treated for all purposes under the Plan like shares of Common Stock issued in settlement of Stock Units and shall, when issued, reduce the number of shares of Common Stock available under Article 3.

ARTICLE XIV.    PAYMENT OF FEES IN SECURITIES.

        14.1    Effective Date.    No provision of this Article 14 shall be effective unless and until the Board has determined to implement such provision.

        14.2    Elections to Receive NSOs, Restricted Shares or Stock Units.    An Outside Director may elect to receive his or her annual retainer payments or meeting fees from the Corporation in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 14 shall be filed with the Corporation on the prescribed form.

        14.3    Number and Terms of NSOs, Restricted Shares or Stock Units.    The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers or meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such NSOs, Restricted Shares or Stock Units.

ARTICLE XV.    LIMITATION ON RIGHTS.

        15.1    No Retention Rights.    Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Corporation and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Corporation's certificate of incorporation and by-laws and a written employment agreement (if any).

        15.2    Stockholders' Rights.    A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Common Stock covered by his or her Award prior to the time a stock certificate for such shares of Common Stock is issued or, if applicable, the time he or she becomes entitled to receive such shares of Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

        15.3    Regulatory Requirements.    Any other provision of the Plan notwithstanding, the obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Corporation reserves the right to restrict, in whole or in part, the delivery of shares of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such shares of Common Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

        15.4    Transferability of Awards.    Except as provided below, no Award and no shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by a beneficiary designation, will or the laws of descent and distribution, and such Award may be exercised during the life of a Participant only by the Participant or the Participant's guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee there, a "Permitted Assignee") other than an ISO to a "family member" as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Corporation evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

        15.5    Recoupment of Awards.    All Awards granted under the Plan, all amounts paid under the Plan and all shares of Common Stock issued under the Plan shall be subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations and/or listing standards thereunder, any compensation recovery policy adopted by the Corporation or as otherwise required by applicable law.

ARTICLE XVI.    WITHHOLDING TAXES.

        16.1    General.    To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Corporation shall not be required to issue any shares of Common Stock or make any cash payment under the Plan until such obligations are satisfied.

        16.2    Share Withholding.    To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Corporation withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value on the date they are withheld or surrendered.

ARTICLE XVII.    FUTURE OF THE PLAN.

        17.1    Term of the Plan.    The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date the Board adopted the Plan or (b) the date the Board adopted the most recent increase in the number of shares of Common Stock available under Article 3 which was approved by the Corporation's stockholders. No further awards shall be made under the Corporation's 2004 Equity Incentive Plan after the date of the Corporation's 2012 Annual Meeting of Stockholders, assuming this Plan is approved by the stockholders at such meeting. All awards outstanding under the 2004 Equity Incentive Plan as of such date shall, immediately upon effectiveness of the Plan, remain outstanding in accordance with their terms. Each outstanding award under the 2004 Equity Incentive Plan shall continue to be governed solely by the terms of the documents evidencing such award, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of shares of Common Stock.

        17.2    Amendment or Termination.    The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan without such holder's consent.

        17.3    Stockholder Approval.    An amendment of the Plan shall be subject to the approval of the Corporation's stockholders only to the extent required by applicable laws, regulations or rules. However, an amendment of the last sentence of Section 5.5 or 7.6 is subject to the approval of the Corporation's stockholders and section 162(m) of the Code may require that the Corporation's stockholders approve the performance criteria set forth on Appendix A not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Corporation's stockholders previously approved such criteria.

ARTICLE XVIII.    DEFINITIONS.

        18.1   "Affiliate" means any entity other than a Subsidiary, if the Corporation and/or one or more Subsidiaries own not less than 50% of such entity.

        18.2   "Award" means any award of a Stock Award or a Performance Cash Award under the Plan.

        18.3   "Board" means the Corporation's Board of Directors, as constituted from time to time.

        18.4   "Change in Control" shall mean:

        (a)   The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

        (b)   The sale, transfer or other disposition of all or substantially all of the Corporation's assets;

        (c)   A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

            (i)  Had been directors of the Corporation on the date 24 months prior to the date of such change in the composition of the Board (the "Original Directors") or

           (ii)  Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

        (d)   Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

Except with respect to a GSK Change In Control (defined below), (i) any stock purchase by SmithKline Beecham Corporation, a Pennsylvania corporation ("GSK"), pursuant to the Class A Common Stock Purchase Agreement dated as of March 30, 2004 or (ii) the exercise by GSK of any of its rights under the Amended and Restated Governance Agreement dated as of June 4, 2004 among the Corporation, GSK, GlaxoSmithKline plc and Glaxo Group Limited, as amended (the "Governance Agreement") to representation on the Board (and its committees) or (iii) any acquisition by GSK of securities of the Corporation (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the Governance Agreement shall not constitute a Change in Control. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately before such transaction. A "GSK Change In Control" shall mean the acquisition by GSK of the Corporation's Voting Stock (as defined in the Governance Agreement) that would bring GSK's Percentage Interest (as defined in the Governance Agreement) to 100% in compliance with the provisions of the Governance Agreement.

        18.5   "Code" means the Internal Revenue Code of 1986, as amended.

        18.6   "Committee" means a committee of the Board, as described in Article 2.

        18.7   "Common Stock" means the common stock of the Corporation.

        18.8   "Corporation" means Theravance, Inc., a Delaware corporation.

        18.9   "Consultant" means a consultant or adviser who provides bona fide services to the Corporation, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

        18.10    "Employee" means a common-law employee of the Corporation, a Parent, a Subsidiary or an Affiliate.

        18.11    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        18.12    "Exercise Price," in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.

        18.13    "Fair Market Value" means the closing selling price of one share of Common Stock as reported on Nasdaq, and if not available, then it shall be determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

        18.14    "ISO" means an incentive stock option described in section 422(b) of the Code.

        18.15    "NSO" means a stock option not described in sections 422 or 423 of the Code.

        18.16    "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase shares of Common Stock.

        18.17    "Optionee" means an individual who or estate that holds an Option or SAR.

        18.18    "Outside Director" shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

        18.19    "Parent" means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        18.20    "Participant" means an individual who or estate that holds an Award.

        18.21    "Performance Cash Award" means an award of cash granted under Section 9.8 of the Plan.

        18.22    "Plan" means this Theravance, Inc. 2012 Equity Incentive Plan, as amended from time to time.

        18.23    "Predecessor Plans" means the Corporation's 1997 Stock Plan, Long-Term Stock Option Plan, 2004 Equity Incentive Plan and 2008 New Employee Equity Incentive Plan.

        18.24    "Restricted Share" means a share of Common Stock awarded under Article 8 of the Plan.

        18.25    "Restricted Stock Agreement" means the agreement between the Corporation and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

        18.26    "SAR" means a stock appreciation right granted under the Plan.

        18.27    "SAR Agreement" means the agreement between the Corporation and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

        18.28    "Stock Award" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

        18.29    "Stock Option Agreement" means the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

        18.30    "Stock Unit" means a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.

        18.31    "Stock Unit Agreement" means the agreement between the Corporation and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

        18.32    "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        18.33    "Substitute Awards" means Awards or shares of Common Stock issued by the Corporation in assumption of, or substitution or exchange for, Awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Corporation or any Affiliate or with which the Corporation or any Affiliates combines to the extent permitted by NASDAQ Marketplace Rule 5635 or any successor thereto.

 Appendix A

PERFORMANCE CRITERIA
FOR RESTRICTED SHARES, STOCK UNITS AND PERFORMANCE CASH AWARDS

The performance goals that may be used by the Committee for such awards shall consist of: stock price; net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Corporation; market share; gross profits; net profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; drug development milestones; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities, successfully executing an advisory committee meeting, or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Corporation or the Corporation's third-party manufacturer) and validation of manufacturing processes (whether the Corporation's or the Corporation's third-party manufacturer's); initiation or completion of pre-clinical studies; clinical achievements (including initiating clinical studies; initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies; completing phases of a clinical study (including the treatment phase); or announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Corporation's products or development candidates (including with group purchasing organizations, distributors and other vendors)); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Corporation's products or development candidates); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Corporation's equity or debt securities; factoring transactions; sales or licenses of the Corporation's assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research (including nominating a development candidate or initiating a new full discovery program), development, manufacturing (including initiating formulation or device development work or finalizing API or drug product processes), commercialization, development candidates, products or projects, safety, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. In the areas of development, regulatory progress and commercialization, the achievements described above performed by a third party with which the Corporation has a licensing or collaborative agreement (a "Partner") shall apply to the Corporation. For example, if a Partner accomplishes development milestones, regulatory achievements, commercialization or sales targets with an asset within a program that is a subject of the licensing or collaboration agreement between the Corporation and the Partner, then such Partner's accomplishments shall constitute achievements of the Corporation. Such performance goals also may be based solely by reference to the Corporation's performance or the performance of a Subsidiary, division, business segment or business unit of the Corporation, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may adjust the results under any performance criterion to exclude any of the following events that occurs during a performance measurement period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) any extraordinary, unusual or non-recurring items, provided, however that if an Award is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, such adjustment(s) shall only be made to the extent consistent with Section 162(m) of the Code.

 Annex B

THERAVANCE, INC.

COMMON STOCK PURCHASE AGREEMENT

April 2, 2012

THERAVANCE, INC.

COMMON STOCK PURCHASE AGREEMENT

        THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 2nd day of April, 2012, by and among Theravance, Inc., a Delaware corporation (the "Company"), Glaxo Group Limited, a limited liability company organized under the laws of England and Wales (the "Investor"), and solely for the purposes of Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.17, 7.18 and 7.20 hereof, GlaxoSmithKline LLC, a Delaware limited liability company, the successor entity to SmithKline Beecham Corporation, a Pennsylvania corporation ("GSK").

        THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.    Purchase and Sale of Stock.

          1.1    Sale and Issuance of Common Stock.

            (a)   On or prior to the Closing (as defined below), the Company shall have authorized the sale and issuance to the Investor of shares of its Common Stock (the "Shares"). The Shares shall have the rights, preferences, privileges and restrictions set forth in the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate").

            (b)   Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing, Ten Million (10,000,000) Shares for Twenty-One Dollars Twenty-Eight and Eighty-Seven Hundredths Cents ($21.2887) per Share, resulting in an aggregate purchase price of Two Hundred Twelve Million Eight Hundred Eighty-Seven Thousand Dollars ($212,887,000.00) (the "Aggregate Purchase Price"). The purchase and sale of the Shares is referred to in this Agreement as the "Purchase."

          1.2    Closing.    The Purchase shall take place at the offices of the Company, 901 Gateway Boulevard, South San Francisco, CA 94080. Within one (1) Business Day after satisfaction of the closing conditions set forth in Sections 5 and 6 hereof, the Investor will initiate an irrevocable wire transfer in the amount of the Aggregate Purchase Price to an account designated in writing by the Company. Immediately upon the Company's receipt of the Aggregate Purchase Price the Purchase shall be consummated (which time is designated as the "Closing"). As promptly as practicable following the Closing, the Company shall use all commercially reasonable efforts to arrange for the Company's transfer agent to deliver to the Investor a certificate representing the Shares that the Investor has purchased pursuant to this Agreement. As used herein, "Business Day" shall mean any weekday that is not a day on which banking institutions in San Francisco, California or London, United Kingdom are authorized or obligated to close.

          2.    Representations and Warranties of the Company.    The Company hereby represents and warrants to the Investor that, as of the date hereof, except as set forth in the SEC Reports (as defined below, but excluding for the purposes of Section 2, other than Section 2.11, any risk factor disclosures contained in such documents under the heading "Risk Factors" and any disclosure of risks included in any "forward-looking statements" disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature), which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1    Organization, Good Standing and Qualification.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement, (ii) to issue and sell the Common Stock hereunder, (iii) to perform its obligations under the Restated Certificate, and (iv) to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

          2.2    Capitalization and Voting Rights.    The authorized capital stock of the Company consists of 230,230,000 shares, with a par value of $0.01 per share, of which:

    •
    200,000,000 shares are designated as Common Stock;

    •
    30,000,000 shares are designated as Class A Common Stock; and

    •
    230,000 shares are designated as Preferred Stock.

          At February 17, 2012, the Company had outstanding 86,149,162 shares of Common Stock, no shares of Class A Common Stock and no shares of Preferred Stock. In addition, as of February 17, 2012, an aggregate of 8,946,346 shares of the Company's Common Stock were subject to outstanding options and restricted stock unit awards. Except for stock option grants and restricted stock unit awards made since February 17, 2012 in the aggregate amount not exceeding 2,000 shares, outstanding convertible subordinated notes with an aggregate principal amount of $172.5 million that mature on January 15, 2015, and other than as set forth above in this Section 2.2 or pursuant to this Agreement or the Governance Agreement (as defined below), there are no other securities convertible into or exchangeable for, or options, warrants, calls, subscriptions, rights, contracts, commitments, arrangements or understandings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company.

          2.3    Subsidiaries.    The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity, other than Advanced Medicine East, Inc., a Delaware corporation, and Theravance UK Limited, each a direct wholly-owned subsidiary of the Company (together, the "Company Subsidiaries"). The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4    Authorization.

            (a)   All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Common Stock being sold hereunder has been taken, subject, in the case of the issuance of the Shares, to receipt of the Stockholder Approval (as defined below). This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

            (b)   To the Company's knowledge, all shares of Common Stock outstanding on the record date for the meeting of the stockholders to approve the Voting Proposal (as defined below) (the "Stockholders' Meeting") shall be eligible to vote on the Voting Proposal. The only vote of the stockholders of the Company required to approve the issuance of the Shares in connection with the Purchase is the affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock present at the Stockholders' Meeting and eligible to vote.

            (c)   The Board of Directors of the Company (the "Board of Directors") has (i) approved the entry by the Company into this Agreement, the performance of the Company's obligations hereunder and consummation of the transactions contemplated hereby for purposes of paragraph (a)(1) of Section 203 of the Delaware General Corporation Law ("DGCL Section 203"), and, to the Company's knowledge, no other "moratorium", "control share acquisition", "business combination", "fair price" or other form of anti-takeover or similar law of any jurisdiction is applicable to the Company and the transactions contemplated by this Agreement and (ii) directed that the Voting Proposal be submitted to the stockholders of the Company for their approval and resolved to recommend that the stockholders of the Company vote in favor of the Voting Proposal.

          2.5    Valid Issuance of Common Stock.    The Common Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Amended and Restated Governance Agreement dated June 4, 2004, as amended April 25, 2007 and November 29, 2010, by and among the Company, GSK, and solely with respect to Articles III, IV and VI thereof, GlaxoSmithKline plc, an English public limited company, and the Investor (the "Governance Agreement") and under applicable state and federal securities laws. The Common Stock that is being purchased by the Investor hereunder will not be subject to preemptive rights or rights of first refusal that have not been waived or complied with.

          2.6    Governmental Consents.    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) a filing under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (ii) certain post-closing filings as may be required pursuant to federal securities laws and under the "Blue Sky" laws of the various states.

          2.7    Offering.    Subject in part to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement under the Securities Act and the rules and regulations of the Commission thereunder) hereafter that would cause the loss of such exemption.

          2.8    Litigation.    There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or if determined adversely, might result, either individually or in the aggregate, in (i) any material adverse changes in the assets, business or prospects of the Company, financially or otherwise or (ii) any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no material action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

          2.9    Patents and Trademarks.    The Company owns, or has rights to use pursuant to a valid license, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted. The use, modification, licensing, sublicensing, sale, or any other exercise of rights involving such intellectual property does not infringe any copyright, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other intellectual property right, right of privacy or right in personal data, or to the knowledge of the Company, any patent, of any person. No claims (i) challenging the validity, effectiveness, or ownership by the Company of any of the Company's intellectual property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology, service or process as used, provided or offered at any time, or as proposed for use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights, by the Company infringes or will infringe on any intellectual property or other proprietary or personal right of any person have been asserted or, to the knowledge of the Company, (A) are threatened by any person nor (B) are there any valid grounds for any bona fide claim of any such kind. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company's intellectual property by any third party, employee or former employee. The Company's employees are not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to their employment by the Company unless such inventions are properly assigned to the Company.

          2.10    Compliance with Other Instruments.    The Company is not in violation or default in any material respect of any provision of its Restated Certificate or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties. Without limiting the foregoing, the purchase of the Shares contemplated by this Agreement has been approved by a majority of the "Independent Directors" as defined in the Governance Agreement.

          2.11    SEC Reports; Financial Statements.

            (a)   The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Company, except as disclosed to counsel to the Investor, there are no outstanding comments from the Commission with respect to any SEC Report.

            (b)   No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

          2.12    Internal Controls.    The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to reasonably assure that material information relating to the Company is made known to the chief executive officer and the chief financial officer of the Company by others within the Company; and (ii) has disclosed, based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, to the Company's outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and (B) to the knowledge of the Company, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. For the three (3) years preceding the date hereof, (i) neither the Company nor, to the knowledge of the Company, any director, officer, employee, auditor or accountant of the Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any material complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices; and (ii) no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

          2.13    Absence of Certain Events and Changes.    Since December 31, 2011, (i) the Company has conducted its businesses in all material respects in the ordinary course consistent with past practice; (ii) there has not been any event, change or development which, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the Company; (iii) the Company has not incurred any material liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders; and (v) other than the surrender to the Company of shares of Common Stock by employees of the Company in connection with the Company's payment of withholding taxes due upon the vesting or settlement of employees' equity awards, the Company has not purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

          2.14    No Undisclosed Liabilities.    The Company does not have any liabilities (contingent or otherwise), except for (i) liabilities reflected or reserved against in financial statements of the Company included in the SEC Reports filed prior to the date of this Agreement; and (ii) liabilities that have not had and are not reasonably likely to have a material adverse effect on the Company.

          2.15    Related-Party Transactions.    No executive officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that executive officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any executive officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          2.16    Permits.    The Company has all material franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of its franchises, permits, licenses, or other similar authority.

          2.17    Disclosure.    The Company has provided the Investor with all information requested by the Investor in connection with its decision to purchase the Common Stock, including all information the Company believes is reasonably necessary to make such investment decision. To the Company's knowledge, neither this Agreement, nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

          2.18    Corporate Documents.    The Restated Certificate and Bylaws of the Company are in the form as set forth as exhibits in the SEC Reports.

          2.19    Title to Property and Assets.    The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets, and has good and marketable title to such property. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.20    Tax Returns, Payments and Elections.    The Company has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and assessments due, except those contested by it in good faith, if any. The Company has not been advised (a) that any of its federal, state or local returns are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any tax liabilities due with respect to the Company or its properties or assets as of the date of this Agreement that are not adequately provided for.

          2.21    Environmental Law.    To the Company's knowledge, the Company is not in violation of and has no liability or potential liability under any applicable statute, law, or regulation relating to the environment, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

          2.22    Proprietary Information and Employment Agreements.    Each current and former employee and officer of the Company has executed a standard Proprietary Information and

  Inventions Agreement. Each consultant of the Company has executed a standard Consulting Agreement containing invention assignment provisions. The Company is not aware that any of its employees, officers or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation. The Company has not entered into any employment agreements with any executive officers of the Company.

          2.23    Registration Rights.    Except as required pursuant to the Amended and Restated Investors' Rights Agreement dated May 11, 2004, by and among the Company and the investors who are parties thereto (the "Investors' Rights Agreement"), the Company is not presently under any obligation, and has not granted, any rights to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

          2.24    Real Property Holding Corporation.    The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986 (the "Code"), as amended, and any regulations promulgated thereunder.

          2.25    Labor Agreements.    The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that could have a material adverse effect on its business or properties, nor is the Company aware of any labor organization activity involving its employees.

          2.26    Insurance.    The Company maintains in full force and effect such types and amounts of insurance issued by insurers of recognized responsibility insuring the Company with respect to its business and properties, in such amounts and against such losses and risks which are usual and customary in the Company's business as to amount and scope.

          3.    Representations and Warranties of the Investor.    The Investor hereby represents and warrants that:

          3.1    Authorization.    The Investor has full power and authority to enter into this Agreement, and this Agreement constitutes a valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          3.2    Purchase Entirely for Own Account.    This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Common Stock to be received by the Investor (the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3    Disclosure of Information.    The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects and financial condition of the Company. The Investor acknowledges that it has read the "Risk Factors" Section contained in the Company's Annual Report on Form 10-K filed on February 27, 2012 and understands the

  Company's business and recognizes that a purchase of the Company's Common Stock involves risks and uncertainties. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4    Investment Experience.    The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock. The Investor also represents that it has not been organized for the purpose of acquiring the Common Stock.

          3.5    Accredited Investor.    The Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D adopted pursuant to the Act, as presently in effect.

          3.6    Restricted Securities.    The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 adopted pursuant to the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7    Governance Agreement.    The Investor acknowledges and agrees that (a) the Shares it is purchasing hereunder are "Voting Stock" (as defined in the Governance Agreement), (b) the Shares are subject to the terms and conditions of the Governance Agreement, including, but not limited to, the resale restrictions and voting obligations contained therein, and (c) it is a GSK Affiliate under the Governance Agreement.

          4.    Covenants.

          4.1    Conduct of the Business.    From the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement pursuant to Section 7.21 (the "Pre-Closing Period"), the Company shall, and shall cause each of the Company Subsidiaries to, use commercially reasonable efforts to carry on its business in the ordinary course of business, maintain and preserve its and the Company Subsidiaries' business (including its organization, assets, properties, goodwill and insurance coverage) and preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it. In addition, during the Pre-Closing Period, the Company shall not, without the prior written consent of the Investor, (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its Common Stock, (ii) split, combine, reclassify, subdivide, redeem or purchase or otherwise acquire any shares of its Common Stock or (iii) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions.

          4.2    No Solicitation.    Prior to approval of the Voting Proposal, without the prior written approval of the Investor, the Company shall not, directly or indirectly:

            (a)   solicit, initiate or knowingly encourage any inquiries or the making of any proposal or offer that could reasonably be expected to lead to Alternative Financing;

            (b)   enter into, continue or otherwise participate in any discussions or negotiations with persons other than the Company's employees, officers, directors and counsel regarding or furnish to any person any non-public information with respect to any (i) Alternative Financing or (ii) inquiry, proposal or offer that could reasonably be expected to lead to Alternative Financing;

            (c)   enter into any agreement, agreement in principle, letter of intent, option agreement or similar agreement or understanding with respect to any Alternative Financing; or

            (d)   resolve, agree or publicly propose to do any of the foregoing.

  "Alternative Financing" means (i) the incurrence, assumption, issuance, modification, renewal, syndication, or refinancing of any indebtedness (other than (A) in connection with the financing of trade receivables in the ordinary course of business, (B) letters of credit or similar arrangements issued in the ordinary course of business, and (C) borrowings under existing revolving credit facilities in the ordinary course of business), (ii) the issuance, sale or amendment of any debt securities or warrants or other rights to acquire debt securities of the Company or any of the Company Subsidiaries (other than an exchange of debt securities that does not increase the aggregate amount of principal and accrued interest owed by the Company prior to the exchange), or (iii) the sale of any of the Company's other securities, including Common Stock (other than Common Stock issued through the exercise of outstanding Company options or the settlement of outstanding Company restricted stock units).

          4.3    Antitrust Approval.    The Investor and the Company agree, and shall cause each of their respective subsidiaries, to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances (including by expiration or termination of the relevant waiting period) or approvals required for the Closing and the continued exercise of GSK's right to purchase shares of Common Stock pursuant to Section 2.1(d)(ii) of the Governance Agreement under the HSR Act or other applicable competition, antitrust or merger control laws of any other jurisdictions (collectively, "Antitrust Laws"). Without limiting the foregoing, the Company and the Investor shall prepare and file a Notification and Report Form pursuant to the HSR Act no more than seven Business Days after the date of this Agreement. The Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other with respect to, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any governmental authority or regulatory body in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Investor and the Company hereby agrees to act reasonably and as promptly as practicable and to keep the other party apprised of the status of the matters referred to in this Section 4.3. Each of the Investor and the Company shall promptly furnish the other with copies of written communications received by it or its subsidiaries from, or delivered by any of the foregoing to, any governmental authority or regulatory body in respect of this Section 4.3. The parties agree that, to the extent that the condition set forth in Sections 5.8 and 6.4 is not satisfied prior to the date upon which GSK has the right to purchase shares of Common Stock pursuant to Section 2.1(d)(ii) of the Governance Agreement as a result of exercises, vestings and settlements occurring during the first quarter of 2012, GSK and the Company will defer such purchase and sale of shares of Common Stock until the satisfaction of such conditions.

          4.4    Stockholder Approval.

            (a)   The Company, acting through the Board of Directors, shall call for, give notice of, convene and hold the Stockholders' Meeting as promptly as practicable following the date of this Agreement, for the purpose of considering and voting on the proposal to approve the issuance of the Shares in connection with the Purchase pursuant to Nasdaq Listing Rule 5635(b) (the "Voting Proposal", and the approval of the Voting Proposal by the majority of the holders of the outstanding shares of Common Stock present at the Stockholders' Meeting and eligible to vote, the "Stockholder Approval"). In connection with the Stockholders' Meeting, the Company shall promptly prepare (and the Investor will reasonably cooperate with the Company to prepare) and file (but in no event more than seven Business

    Days after the date of this Agreement) with the Commission a preliminary proxy statement (as amended or supplemented from time to time, the "Proxy Statement") to be sent to the stockholders of the Company in connection with the approval of the Voting Proposal, shall use its commercially reasonable efforts to respond to any comments of the Commission or its staff and to cause a definitive Proxy Statement related to such Stockholders' Meeting to be mailed to the Company's stockholders not more than seven Business Days after clearance thereof by the Commission, and shall use its commercially reasonable efforts to solicit proxies in favor of approving the Voting Proposal. The Company agrees that the Proxy Statement (A) will not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Stockholders' Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (provided that the Company shall not be responsible for any statements made in the Proxy Statement with respect to the Investor, based on information supplied in writing by or on behalf of the Investor specifically for inclusion in the Proxy Statement) and (B) will comply as to form, in all material respects, with the requirements under the Exchange Act and the rules of the Commission thereunder. The Board of Directors has unanimously recommended that the Company's stockholders vote in favor of the Voting Proposal (the "Board Recommendation") and, subject to the following sentence, the Proxy Statement will include such Board Recommendation. The Board of Directors shall not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to the Investor, the Board Recommendation, unless the Board of Directors has first determined in good faith, after consultation with its outside legal counsel, that failure to change the Board Recommendation is reasonably likely to result in a breach of its fiduciary duties. The Company shall provide the Investor with no less than twenty-four hours prior written notice of any meeting of the Board of Directors at which any such action with respect to the Board Recommendation is to be voted on.

            (b)   The Company shall notify the Investor promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to the Proxy Statement or for additional information (in each case limited to comments or requests specifically related to the Voting Proposal) and will supply the Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to any portion of the Proxy Statement specifically related to the Voting Proposal. If at any time prior to the Stockholders' Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. The Investor and the Company agree to promptly correct any information provided by it or on its behalf for use in the Proxy Statement if, and to the extent that, such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Investor prior to filing the Proxy Statement on matters specifically related to the Voting Proposal, or any amendment or supplement thereto, and provide the Investor with a reasonable opportunity to comment thereon.

            (c)   The Investor and the Company agree, upon request, to furnish the other party with all information concerning itself, its affiliates, directors, officers, partners and stockholders and such other matters as may be reasonably necessary or advisable in connection with (i) the Proxy Statement, (ii) the Stockholders' Meeting and (iii) any other statement, filing, notice or application made by or on behalf of such other party to any governmental authority in connection with the Purchase and the other transactions contemplated by this Agreement.

          5.    Conditions of Investor's Obligations at Closing.    The obligations of the Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor if it does not consent thereto:

          5.1    Performance.    The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.2    Representations and Warranties.    The representations and warranties of the Company contained in Sections 2.1, 2.4, 2.5, 2.6 and 2.11 shall have been true in all material respects on and as of the Closing and each of the representations and warranties made by the Company in this Agreement (except those representations and warranties in Sections 2.1, 2.4, 2.5, 2.6 and 2.11) shall have been true in all material respects as of the date of this Agreement.

          5.3    Compliance Certificate.    The Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Section 5.1 and 5.2 have been fulfilled.

          5.4    Qualifications.    All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          5.5    Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          5.6    Section 203 of DGCL.    The Board of Directors shall have approved the entry by the Company into this Agreement and the performance by of the Company's obligations hereunder and consummation of the transactions contemplated hereby for purposes of paragraph (a)(1) of DGCL Section 203 and the Company shall deliver to the Investor true and correct copies of resolutions adopted by the Board of Directors to the foregoing effect.

          5.7    Stockholder Approval.    The Stockholder Approval shall have been obtained.

          5.8    HSR Act.    The waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no action by the Department of Justice or Federal Trade Commission or any governmental authority challenging or seeking to enjoin the consummation of such transactions shall have been instituted and be pending.

          5.9    No Injunction.    No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict the Investor from acquiring the Shares being sold hereunder and no pending lawsuit shall have been commenced by any court, administrative agency or commission or other governmental authority seeking to effect any of the foregoing.

          6.    Conditions of the Company's Obligations at Closing.    The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

          6.1    Representations and Warranties.    The representations and warranties of the Investor contained in Section 3 shall have been true on and as of the Closing.

          6.2    Qualifications.    All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          6.3    Stockholder Approval.    The Stockholder Approval shall have been obtained.

          6.4    HSR Act.    The waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated and no action by the Department of Justice or Federal Trade Commission or any governmental authority challenging or seeking to enjoin the consummation of such transactions shall have been instituted and be pending.

          6.5    No Injunction.    No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict the Company from issuing to the Investor the Shares being sold hereunder and no pending lawsuit shall have been commenced by any court, administrative agency or commission or other governmental authority seeking to effect any of the foregoing.

          7.    Miscellaneous.

          7.1    Survival of Warranties.    The warranties, representations and covenants of the Company, the Investor and GSK contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor, GSK or the Company.

          7.2    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3    Governing Law.    This Agreement shall be governed by and construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of laws principles thereof. Any action brought, arising out of, or relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts. The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 7.7, or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

          7.4    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          7.5    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.6    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.7    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Notwithstanding the foregoing or any provision to the contrary in the Investors' Rights Agreement or the Restated Certificate, the Company agrees that when any notice is given to the Investor or GSK, whether under this Agreement, the Investors' Rights Agreement or the Restated Certificate, such notice shall not be deemed to be effectively given until a copy of such notice is transmitted to the Investor and GSK via facsimile. All notices and certificates will be addressed to the Investor and GSK at their respective addresses set forth on the signature page hereto or at such other address as the Company or the Investor or GSK may designate by ten (10) days advance written notice to the other parties hereto.

          7.8    Finder's Fee.    The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible.

          The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.9    Expenses.    Irrespective of whether the Closing is effected, each party shall bear their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.10    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Investor and GSK. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

          7.11    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.12    Confidentiality.    Any confidential information obtained by the Investor or GSK pursuant to this Agreement which is labeled or otherwise identified as confidential or proprietary shall be treated as confidential and shall not be disclosed to a third party without the prior written consent of the Company and shall not be used by the Investor or GSK for any purpose other than monitoring the Investor's or GSK's investment in the Company, except that the Investor or GSK may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to its affiliates, officers, directors, stockholders, members and/or partners in the ordinary course of business or pursuant to disclosure obligation to affiliates, stockholders, members and/or partners; provided that such information is provided to such persons and entities with notice that such information is confidential and should be treated as such, (iii) to any prospective purchaser of the Investor's or GSK's shares of the Company, provided (in the case of disclosure in clause (iii)) the recipient agrees to keep such information confidential and to use such information solely for evaluation of such proposed purchase, or (iv) as may otherwise be required by law. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcement of this Agreement and said information shall not be deemed confidential after it becomes publicly known through no fault of the recipient. The provisions of this Section 7.12 shall be in addition to, and not in substitution for, the provisions of any separate confidentiality agreements executed by the parties hereto; provided that if there is any conflict between the provisions of this Section 7.12 and the more restrictive provisions of such separate confidentiality agreements, the provisions of such separate confidentiality agreements shall prevail.

          7.13    Publicity.    No party or any affiliate of a party shall make, or cause to be made, any publicity, news release or other such general public announcement or make any other disclosure to any third party in respect of this Agreement, the transactions contemplated hereby (including, without limitation, disclosure of Investor's or GSK's ownership interest in the Company) or the voting agreements without the prior written consent of the other party; provided however, that the foregoing provision is not intended to limit communications deemed reasonably necessary or appropriate by a party or its affiliates to its employees, stockholders, partners, directors, officers, potential investors, accountants and legal counsel who are under an obligation to preserve the confidentiality of the foregoing. Notwithstanding the foregoing provision, the parties and their respective affiliates shall not be prohibited from making any disclosure or release that is required by law, court order, or applicable regulation, or is considered necessary by legal counsel to fulfill an obligation under securities laws or the rules of a national stock exchange.

          7.14    Entire Agreement.    This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein.

          7.15    Legends.    It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

            (a)   "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares may not be sold, transferred or assigned in the absence of an effective registration for these shares under the Act or an opinion of the corporation's counsel that registration is not required under the Act."

            (b)   "The sale, pledge, hypothecation, assignment or transfer of the securities represented by this certificate is subject to the terms and conditions of a Governance Agreement by and between the stockholder and the corporation. Copies of such agreement may be obtained upon written request to the Secretary of the Corporation."

            (c)   Any legend required by the laws of any state.

          7.16    Nasdaq Listing.    The Company shall use all commercially reasonable efforts to have the Shares acquired by the Investor at the Closing authorized for listing on the Nasdaq Global Market.

          7.17    Existing Agreements Between GSK and the Company.    GSK, the Investor, and the Company agree and acknowledge that (a) none of GSK, the Investor nor any of their affiliates currently have any right to nominate or designate any individual to serve as a member or observer of the Board of Directors pursuant to section 1.1(a) of the Governance Agreement, and (b) notwithstanding the purchase of the Shares by the Investor hereunder or any other acquisition of shares of Voting Stock (as defined in the Governance Agreement) by GSK, the Investor or any of their affiliates, none of GSK, the Investor nor any of their affiliates will following the Closing have any right to nominate or designate any individual to serve as a member or observer of the Board of Directors pursuant to section 1.1(a) of the Governance Agreement. Notwithstanding the approval of the purchase of the Shares hereunder by the Independent Directors and the Company and except as otherwise set forth herein, GSK and the Investor agree and acknowledge that and each of them and their affiliates continue to be subject to the limitations set forth in the Governance Agreement with respect to acquisitions of any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any Equity Securities (as defined in the Governance Agreement). GSK, the Investor and the Company agree that neither the execution of this Agreement nor the consummation by it of the transactions contemplated hereby does or will, violate, conflict with or result in the breach or termination of, or constitute a default under the terms of, any existing agreement between GSK or any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other hand.

          7.18    Authorization.    GSK has full power and authority to enter into this Agreement, and this Agreement constitutes a valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          7.19    Registrable Securities.    The Shares purchased by the Investor pursuant to this Agreement shall constitute Registrable Securities as defined in, and in accordance with the limitations set forth in, the Investors' Rights Agreement.

          7.20    Agreement to Vote for Private Placement.

            (a)   The Investor and GSK shall ensure that all Voting Stock beneficially owned by the Investor, GSK and/or any GSK Affiliate (as defined in the Governance Agreement) is voted in favor of the Voting Proposal. The Investor and GSK each hereby grant to the Board of Directors, and appoint the Board of Directors as, its irrevocable proxy to vote all Voting Stock now owned or hereafter acquired by the Investor or GSK, respectively, prior to the record date of the Stockholders' Meeting in the manner required by the preceding sentence. Such proxy shall be irrevocable until the earlier of (i) the Closing, (ii) this Agreement terminates pursuant Section 7.21, or (iii) this Section 7.20 is amended to remove such grant of proxy in accordance with Section 7.10 hereof, and is coupled with an interest in all Voting Stock owned by the Investor and GSK, respectively. This Agreement shall constitute the proxy granted pursuant hereto.

            (b)   In connection with the entry into this Agreement, certain of the directors and executive officers of the Company have executed and delivered voting agreements, dated as of the date hereof, in the form attached hereto as Exhibit A.

          7.21    Termination.    This Agreement may be terminated:

            (a)   by the Investor or by the Company, by written notice to the other party, if the Closing has not been consummated on or before July 15, 2012, provided that the Company shall not have the right to terminate pursuant to this Section 7.21(a) if it is in breach of its covenants under Section 4.4 hereof;

            (b)   by the Investor if the closing S&P 500 index on any day during the Pre-Closing Period is more than thirty percent (30%) less than the closing S&P 500 index on March 30, 2012;

            (c)   by the Investor if the Board of Directors withholds, withdraws or modifies, or publicly proposes or resolves to withhold, withdraw or modify in a manner adverse to the Investor, the Board Recommendation; and

            (d)   by the Investor or by the Company, by written notice to the other party, if the Stockholder Approval is not obtained at the Stockholders' Meeting (or any postponement or adjournment thereof) at which a vote is taken on the Voting Proposal.

          7.22    Effect of Termination.    In the event of termination of this Agreement as provided in Section 7.21, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Investor or the Company, or their respective officers, directors, stockholders or affiliates; provided that (a) no such termination shall relieve any party from liability for fraud or any knowing and intentional breach of this Agreement prior to such termination and (b) the provisions of Sections 7.1 - 7.14 and this Section 7.22 shall remain in full force and effect and survive any termination of this Agreement.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THERAVANCE, INC.
By:	/s/ RICK E WINNINGHAM Rick E Winningham Chief Executive Officer

SIGNATURE PAGE TO APRIL 2012 COMMON STOCK PURCHASE AGREEMENT

INVESTOR:
Glaxo Group Limited Name of Investor
By:	/s/ VAUGHN WALTON
Signature of Authorized Person
Name:	Vaughn Walton
Title:	Authorized Signatory for and on behalf of The Welcome Foundation Limited Corporate Director
Address:	980 Great West Road Brentford, Middlesex, TW89GS
Fax No:	+44 208 047 6904
GlaxoSmithKline LLC (Solely with respect to Sections 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.17, 7.18 and 7.20)
By:	/s/ WILLIAM J. MOSHER
Signature of Authorized Person
Name:	William J. Mosher
Title:	Vice President & Secretary
Address:	One Franklin Plaza 200 North 16th Street Philadelphia, PA 19102
Fax No:	215-751-5349

SIGNATURE PAGE TO APRIL 2012 COMMON STOCK PURCHASE AGREEMENT

Exhibit A
Form of Voting Agreement

April 2, 2012

Glaxo Group Limited
980 Great West Road
Brentford, Middlesex, TW8 9GS
United Kingdom

Ladies and Gentlemen:

        Reference is made to the Common Stock Purchase Agreement, dated as of the date hereof, by and among yourself, GlaxoSmithKline LLC, a Delaware limited liability company, the successor entity to SmithKline Beecham Corporation, a Pennsylvania corporation ("GSK") and Theravance, Inc., a Delaware corporation (the "Company") (as such agreement may be amended from time to time, the "Purchase Agreement"; capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement), pursuant to which, among other things, you will purchase Shares from the Company at the Closing (the "Purchase"), upon the terms and subject to the conditions set forth in the Purchase Agreement.

        At any meeting of the stockholders of the Company to vote on the proposal to approve the issuance of the Shares to you in connection with the Purchase pursuant to Nasdaq Listing Rule 5635(b) (the "Voting Proposal"), I commit that I shall vote (or cause to be voted) all shares of the Company's voting stock over which I then have voting power in favor of the Voting Proposal. Until such meeting occurs, I shall not take any action with the purpose and intent of transferring voting power over any such shares that are beneficially owned by me; it being understood that this shall not restrict my ability to sell any such shares (and the associated voting power) in my sole discretion prior to such meeting. My commitment to vote these shares will terminate automatically (without any further action of the parties) upon the earlier to occur of (a) the termination of the Purchase Agreement in accordance with its terms, and (b) the Closing.

        I acknowledge and agree your willingness to enter into and perform your obligations under the Purchase Agreement was made in reliance of my commitments in this letter. This letter shall be governed by and construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of laws principles thereof.

By:

Print Name:

Address:

Fax No:

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time on May 14, 2012. THERAVANCE, INC. INTERNET http://www.proxyvoting.com/thrx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. . FOLD AND DETACH HERE . THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2, 3, 4, AND 5. Please mark your votes as indicated in this example. 1. ELECTION OF DIRECTORS Nominees FOR ALL WITHHOLD FOR ALL EXCEPTIONS FOR AGAINST ABSTAIN 01 Rick E Winningham 02 Henrietta Holsman Fore 03 Robert V. Gunderson, Jr. 04 Arnold J. Levine, Ph.D. 05 Burton Malkiel, Ph.D. 06 Peter S. Ringrose, Ph.D. 07 William H. Waltrip 08 George M. Whitesides, Ph.D. 09 William D. Young 2. Approve the Theravance, Inc. 2012 Equity Incentive Plan. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and rite that nominee’s name in the space provided below.) 3. Vote on a non-binding advisory resolution regarding executive compensation. *Exceptions 4. Ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. 5. Approve the sale and issuance of 10,000,000 shares of the Company’s common stock in a proposed private placement to Glaxo Group Limited. RESTRICTED AREA – SCAN LINE Mark here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date

You can now access your Theravance, Inc. account online. Access your Theravance, Inc. account online via Investor ServiceDirect® (ISD). The transfer agent for Theravance, Inc. now makes it easy and convenient to get current information on your shareholder account. . View account status . View certificate history . View book-entry information . View payment history for dividends . Make address changes . Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report on Form 10-K are available at: . FOLD AND DETACH HERE . PROXY THERAVANCE, INC. Annual Meeting of Stockholders – May 15, 2012 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Rick E Winningham and Michael W. Aguiar, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Theravance, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 15, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 RESTRICTED AREA – SCAN LINE (Continued and to be marked, dated and signed, on the other side) RESTRICTED AREA – SIGNATURE LINES

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PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF 2012 EQUITY INCENTIVE PLAN
PROPOSAL 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 4 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 5 APPROVAL OF THE SALE OF 10,000,000 SHARES OF OUR COMMON STOCK TO GLAXO GROUP LIMITED IN A PRIVATE PLACEMENT
COMPENSATION DISCUSSION AND ANALYSIS
OTHER MATTERS
  Annex A
TABLE OF CONTENTS
Appendix A
PERFORMANCE CRITERIA FOR RESTRICTED SHARES, STOCK UNITS AND PERFORMANCE CASH AWARDS
  Annex B
TABLE OF CONTENTS